UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Harley-Davidson, Inc.

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SEC 1913 (3-99)

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Harley-Davidson, Inc. 3700 West Juneau Avenue Milwaukee, Wisconsin 53208 (414) 342-4680

March 29, 2018

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Harley-Davidson, Inc., we invite you to attend the 2018 Annual Meeting of Shareholders to be held at 3:00 p.m., Central Daylight Time, on Thursday, May 10, 2018, at the Harley-Davidson Museum, 400 West Canal Street, Milwaukee, Wisconsin.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business that the shareholders will transact at the Annual Meeting. During the Annual Meeting, there will also be brief reports on operations. When the business of the Annual Meeting is concluded, shareholders will have an opportunity to ask questions.

We are furnishing proxy materials to our shareholders via the internet. This process expedites the delivery of proxy materials, ensures that proxy materials remain easily accessible to shareholders and provides clear instructions for receiving materials and voting.

On March 29, 2018, we mailed our Notice of Internet Availability of Proxy Materials, which contains instructions for use of this process, including how to access our Proxy Statement and 2017 Annual Report on Form 10-K and how to vote via the internet, mail or telephone, or in person at our 2018 Annual Meeting of Shareholders. The Notice of Internet Availability of Proxy Materials contains instructions on how you may receive a printed copy of the Proxy Statement and 2017 Annual Report on Form 10-K.

We sincerely hope you will be able to attend our Annual Meeting. However, whether or not you are personally present, it is important that you vote your shares.

If you own shares through a broker, bank or other nominee, please vote your shares by providing your broker, bank or nominee with your voting instructions.

Thank you for your ongoing support of Harley-Davidson, Inc.

Sincerely yours,

Michael J. Cave Chairman of the Board	Matthew S. Levatich President and Chief Executive Officer

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	i

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice of Annual Meeting of Shareholders

May 10, 2018

The 2018 Annual Meeting of Shareholders of Harley-Davidson, Inc. will be held at the Harley-Davidson Museum, 400 West Canal Street, Milwaukee, Wisconsin, on Thursday, May 10, 2018, at 3:00 p.m., Central Daylight Time, to vote on the items listed below.

ITEMS TO BE VOTED:

1   To elect ten directors to the Board of Directors;

2   To approve, by advisory vote, the compensation of our named executive officers;

3   To approve the Amended and Restated Harley-Davidson, Inc. Director Stock Plan; and

4   To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

We will also take action upon any other business as may properly come before the 2018 Annual Meeting and any adjournments or postponements of that meeting.

The Board of Directors unanimously recommends a vote “FOR” items 1, 2, 3 and 4. The Board of Directors or proxy holders will use their discretion on other matters that may arise at the 2018 Annual Meeting.

    HOW TO VOTE YOUR SHARES:

    March 8, 2018 is the record date for determining shareholders entitled to notice of and to vote at the 2018 Annual Meeting and any adjournments or postponements of that meeting. If you held your shares as of the close of business on March 8, 2018, you can vote using one of the following methods:

INTERNET You can vote your shares online at www.proxyvote.com.
TELEPHONE In the U.S. or Canada, you can vote your shares toll-free. Check your proxy card or voting instruction form for the toll-free number.
MAIL You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope provided.

IN PERSON

If you plan to vote in person at the meeting, you will need to request a ballot to vote your shares. In addition, if you own your shares through a bank, broker or other nominee, you will need to obtain a legal proxy issued in your name from your bank, broker or other nominee to vote at the meeting.

We urge you to submit your proxy as soon as possible. If the records of our transfer agent show that you own shares in your name or if you own shares through our Dividend Reinvestment Plan at the close of business on March 8, 2018, then you may vote (1) via the internet at http://www.proxyvote.com, (2) in person at the Annual Meeting, (3) by mail after first requesting a printed copy of the Proxy Statement, proxy card and Annual Report on Form 10-K and following the instructions set forth on the proxy card or (4) by telephone after reviewing the Proxy Statement and Annual Report on Form 10-K at http://www.proxyvote.com.

If you own shares in street name, we encourage you to provide voting instructions to your bank, broker or other nominee. Street name holders may also vote via telephone or the internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will enclose the instructions along with this Proxy Statement.

By Order of the Board of Directors,

Harley-Davidson, Inc.

Stephen W. Boettinger

Assistant Secretary

Milwaukee, Wisconsin

March 29, 2018

ii	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

PROXY SUMMARY

PROXY SUMMARY

This overview provides information that you should consider before voting on the items presented at this year’s Annual Meeting of Shareholders. This overview does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Item 1 To elect ten directors to the Board of Directors Our Board unanimously recommends that you vote “FOR” the election of all director nominees.

Director Nominees

	Age	Director Since	Independent	Other Public Directorships	Board Committees
					AFC	HRC	NCGC	SC
Troy Alstead Founder & CEO of Ocean5 and Table 47 Former COO & Former CFO of Starbucks Corp.	54	2017	x	Levi Strauss & Co. (1)			x
R. John Anderson Retired Chief Executive Officer of Levi Strauss & Co.	67	2010	x			x	x	x
Michael J. Cave Chairman of the Board Retired Senior Vice President of The Boeing Company	57	2012	x	Aircastle Limited Ball Corporation Esterline Technologies Corporation			x
Allan Golston President, United States Program for the Bill & Melinda Gates Foundation	51	2017	x	Stryker Corporation	x		x
Matthew S. Levatich President and Chief Executive Officer, Harley-Davidson, Inc.	53	2015		Emerson Electric Co.
Sara L. Levinson Co-founder and Director, Katapult, Inc. Former President of NFL Properties, Inc.	67	1996	x	Macy’s, Inc.		x	x	x
N. Thomas Linebarger Chairman and Chief Executive Officer, Cummins Inc.	55	2008	x	Cummins Inc.	x			x
Brian R. Niccol Chief Executive Officer, Chipotle, Inc.	44	2016	x	Chipotle, Inc.		x	x	x
Maryrose T. Sylvester President and Chief Executive Officer, Current by GE	52	2016	x		x		x
Jochen Zeitz Co-Founder and Executive Chairman of B Team Former CEO & CFO of PUMA	54	2007	x	Wilderness Holdings Limited (2)	x		x

AFC:	Audit and Finance Committee

HRC:	Human Resources Committee

NCGC:	Nominating and Corporate Governance Committee

SC:	Sustainability Committee

 - Member and Committee Chair

X - Member

(1)	Levi Strauss & Co. has publicly-traded debt, but privately-held equity.

(2)	Equity is traded on the Johannesburg Stock Exchange.

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	iii

PROXY SUMMARY

Item 2 To approve, by advisory vote, the compensation of our named executive officers Our Board unanimously recommends that you vote “FOR” this proposal.

Our executive compensation goals and guiding principles emphasize pay-for-performance. We base several elements of our compensation upon delivering high levels of performance relative to performance measures that the Human Resources Committee has approved. For example, (i) the annual Financial Short-Term Incentive Plan (STIP) and the performance shares require that we achieve financial performance before recipients are entitled to this compensation; and (ii) the equity component of our compensation program provides greater financial benefits when our stock price is increasing. Our goals and guiding principles are as follows:

•	Create and reinforce pay-for-performance | Reward exceptional performance with increased compensation, while delivering reduced or no incentive pay when we do not achieve performance expectations.

•	Encourage both the desired results and the right behaviors | Strike a balance to reward the delivery of near-term results that drive long-term performance, while incorporating risk-mitigating features to ensure the compensation program does not encourage excessive or inappropriate risk-taking.

•	Align the interests of management with the interests of shareholders | Deliver a significant portion of executive compensation in equity-based awards, with required minimum stock ownership guidelines designed to appropriately focus our management on long-term, sustainable growth and increasing share price.

•	Ensure our performance goals and measures align with our strategy and operating plan | Set performance goals that are challenging yet achievable during the applicable performance period and align with our long-term strategic objectives.

•	Set target compensation at the 50th percentile plus or minus 20% | Set target compensation with reference to the 50th percentile of our compensation peer group for target performance to help us remain competitive among our peers and in our industry in attracting and retaining top executive talent.

STRENGTHENING THE LINK BETWEEN PAY AND PERFORMANCE

Beginning in 2016 and continuing for 2018, we moved to further strengthen the link between compensation and performance. In 2016, we modified several elements of our executive compensation program by increasing the amount of compensation that is classified as performance-based and reconfigured our long-term incentive plan to better align long-term executive rewards with long-term shareholder value. Examples include eliminating the use of stock options and our cash-based long-term incentives and introducing performance shares, which only create value to the executive when, at a minimum, we attain threshold performance over a three-year performance period. Currently, each named executive officer receives 67% of their long-term incentive award in the form of performance shares. For 2017, we set the maximum payout under the performance share awards at 200% of target rather than the maximum 300% of target that we used in 2016.

Item 3 To approve the Amended and Restated Harley-Davidson, Inc.

Director Stock Plan.

Our Board unanimously recommends a vote “FOR” approval of the Amended and Restated Harley-Davidson, Inc. Director Stock Plan.

We are asking shareholders to approve the Amended and Restated Harley-Davidson, Inc. Director Stock Plan (the “Amended Director Stock Plan”), which is an amended and restated version of the Harley-Davidson, Inc. Director Stock Plan, as amended and restated effective December 1, 2014 (the “Current Director Stock Plan”). The Board approved the Amended Director Stock Plan on February 2, 2018, subject to shareholder approval.

The Amended Director Stock Plan includes the following principal amendments to the Current Director Stock Plan:

•	Increase Authorized Share Amount. When shareholders approved the Current Director Stock Plan, the plan allowed us to issue 300,000 shares of common stock. As of March 8, 2018, only 33,466 shares remained available for issuance under the Current Director Stock Plan because 266,534 shares have been issued since shareholders approved it. If shareholders approve the Amended Director Stock Plan at the Annual Meeting, they would be approving an increase in the number of shares of our common stock available for issuance by 316,534 shares, resulting in 350,000 shares available for issuance after that approval.

iv	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

PROXY SUMMARY

•	Annual Compensation Limit. The Current Director Stock Plan does not limit the amount of annual compensation that we may pay to a nonemployee director for service on the Board. The Amended Director Stock Plan would provide for an annual limit of $1,000,000 for all compensation paid to a nonemployee director, including the value of equity awards, annual retainer fees and other cash compensation.

Item 4 To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Our Board unanimously recommends a vote “FOR” ratifying the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

We will also take action upon any other business as may properly come before the 2018 Annual Meeting and any adjournments or postponements of that meeting.

The Board of Directors or proxy holders will use their discretion on other matters that may arise at the 2018 Annual Meeting.

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	v

vi	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

PROXY STATEMENT

PROXY STATEMENT 3700 West Juneau Avenue Milwaukee, Wisconsin 53208

March 29, 2018

The Board of Directors of Harley-Davidson, Inc. requests the proxy accompanying this Proxy Statement for use at the 2018 Annual Meeting of Shareholders to be held at the Harley-Davidson Museum, 400 West Canal Street, Milwaukee, Wisconsin, on Thursday, May 10, 2018 at 3:00 p.m., Central Daylight Time, and at any adjournment or postponement of that meeting (the “Annual Meeting”).

We first mailed the Notice of Internet Availability of Proxy Materials to shareholders on March 29, 2018. The Notice of Internet Availability of Proxy Materials instructs shareholders and beneficial owners of our Common Stock on how they may access our proxy materials, which include our Proxy Statement and 2017 Annual Report on Form 10-K, via the internet. You will not receive a printed copy of the proxy materials unless you request to receive these materials by following the instructions we provide later in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you on how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs how you may submit your proxy via the internet, mail or telephone, or in person at the Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions we provide later in this Proxy Statement.

As used in this Proxy Statement, “we,” “our,” the “company” or “Harley-Davidson” refers to Harley-Davidson, Inc. We operate in two business segments: the motorcycles and related products segment and the financial services segment. “HDMC” refers to our motorcycles and related products segment subsidiaries, which include the companies that do business as “Harley-Davidson Motor Company.” “HDFS” generally refers to our financial services segment subsidiary, which includes Harley-Davidson Financial Services, Inc. and its subsidiaries.

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	1

PROPOSALS TO BE VOTED ON

PROPOSALS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS

Shareholders will elect ten directors at the 2018 Annual Meeting. We have significantly refreshed our Board of Directors since the 2016 annual meeting of shareholders. Four of the director nominees – Ms. Sylvester and Messrs. Alstead, Golston and Niccol – became directors after the 2016 annual meeting of shareholders and before the 2017 annual meeting of shareholders.

Our Restated Articles of Incorporation provide for a Board of Directors that has between six and fifteen members. The Board determines the size from time to time by the vote of a majority of the current directors. The entire Board is elected annually. The Board currently consists of ten members with terms that expire at the Annual Meeting.

Our By-laws have a majority vote standard for the election of directors. Because this is an uncontested election, the number of votes cast favoring each director nominee’s election must exceed 50% of the total number of votes cast with respect to that nominee’s election, including any votes withheld, for shareholders to elect the nominee. Any shares not voted, whether due to abstentions or broker non-votes, will not have an impact on the election of directors.

Unless you specify otherwise in your proxy, the persons you appointed will vote your shares “FOR” the Board of Directors’ nominees that we name below. If any nominee becomes unable to serve, the persons you appointed may vote your shares for another person that the Board designates.

Identified on the following pages are the ten director candidates that the Board of Directors has nominated. All ten nominees have advised us that they will serve if elected. We provide the following information for each nominee of the Board of Directors:

•	name;

•	age as of March 8, 2018;

•	principal occupations for at least the past five years;

•	the names of any other public companies or relevant private companies where the nominee or director currently serves as a director or has served during the past five years; and

•	the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a director for the company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING TEN NOMINEES OF THE BOARD OF DIRECTORS.

2	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

PROPOSALS TO BE VOTED ON

BIOGRAPHICAL INFORMATION, SKILLS AND QUALIFICATIONS

Summary of 2018 Director Skills, Qualifications, and Experience

The Board believes that all of the directors are highly qualified and have specific employment and leadership experiences, qualifications, and skills that qualify them for service on the Board, including significant experience leading business strategy. Our directors have diverse backgrounds, experience and board tenure, and possess many different and valuable skills and qualifications. This all supports the Board’s responsibility to drive strategy, assess performance, and engage with and challenge management.

Below is a matrix and definition of the experience, skills and qualifications the Board has identified as important for determining whether each nominee should serve on the Board in light of the company’s business and strategic direction. The matrix identifies the skills and qualifications that each director possesses. The section just below the matrix defines each of the skills and qualifications and describes why each skill and qualification is important. The biographies for each director describe in more detail the relevant experience, qualifications, attributes and skills of the director.

Skills / Qualifications*	Alstead	Anderson	Cave	Golston	Levatich	Levinson	Linebarger	Niccol	Sylvester	Zeitz
Branding and Consumer Marketing	•	•			•	•		•		•
Engineered Product Development			•		•		•	•
Finance/Accounting	•		•	•			•			•
International Business	•	•	•	•	•	•	•	•	•	•
Manufacturing/Operations Management	•	•	•		•	•	•	•	•	•
Public Company Leadership and Board Experience	•	•	•	•	•	•	•	•	•	•
Retail	•	•			•	•		•	•	•
Strategic Leadership	•	•	•	•	•	•	•	•	•	•
Technology/Digital	•					•		•	•

*The	following definitions and reasoning were used in the skills/qualifications matrix:

1.	Branding and Consumer Marketing - experience at an executive level with customer creation, brand innovation, and go-to-market strategy and execution. This is relevant to the company as it seeks to develop and strengthen its brand, premium position and entry into new markets.

2.	Engineered Products Development - experience leading a business or company in which value is created from the development of complex products or technology. This is important to the company because it sells a complex, highly engineered product that supports its premium position in the market.

3.	Finance/Accounting - experience at an executive level or expertise with financial reporting, internal controls, finance companies or public accounting. This is relevant to the company because it assists our directors in understanding our financial statements, understanding our capital structure, and overseeing our financial reporting and internal controls.

4.	International Business - experience at an executive level overseeing international operations or working outside the U.S. This is important as the company continues to grow its international business.

5.	Manufacturing/Operations Management - experience at an executive level or expertise in managing a business or company that has significant focus on manufacturing and supply chain. This is relevant to assessing senior management’s role of effectively and efficiently operating the company’s production and logistics operations.

6.	Public Company Leadership and Board Experience - experience as a public company board member, or as CEO or other executive position with significant interaction with a public company’s board of directors. This experience is important to give insight about strategic leadership, and appointing, overseeing, and assessing the leadership of the company.

7.	Retail - experience at an executive level creating and managing channels of distribution, customer experience, product mix, product pricing, and product promotion in both digital and analog environments. This is relevant to providing vision and direction for the company’s sales and distribution channels.

8.	Strategic Leadership - experience at an executive level driving strategic direction and growth of an enterprise. This provides directors with a practical understanding that can be used to evaluate management’s strategies and help develop strategies.

9.	Technology/Digital - experience at an executive level or expertise in the use of information technology, digital media or other technology to facilitate business objectives. This is important for the company as it looks for ways to use technology to acquire customers and enhance its internal operations.

DIRECTOR TENURE:	DIRECTOR AGE:	DIRECTOR GENDER & RACE:

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	3

SUMMARY OF 2018 DIRECTOR DIVERSITY

Nominees of the Board of Directors

TROY ALSTEAD
Age: 54 Director since February 2017 Committees: Audit and Finance Committee (Chair), Nominating and Corporate Governance Committee

Mr. Alstead is the founder, President and Chief Executive Officer of a new social concept Ocean5, and a restaurant Table 47, both of which opened in 2017. In 2016, Mr. Alstead retired from Starbucks Corporation, a global purveyor of coffee and coffeehouse experience, after 24 years with the company, having most recently served as Chief Operating Officer. He served as Chief Operating Officer beginning in 2014. From 2008 to 2014, he served as that company’s Chief Financial Officer and Chief Administrative Officer. Additionally, he served as Group President, Global Business Services from 2013 until his promotion to Chief Operating Officer. Mr. Alstead spent a decade in Starbucks’ international business, including roles as Senior Leader of Starbucks International, President Europe/Middle East/Africa headquartered in Amsterdam, and Chief Operating Officer of Starbucks Greater China, headquartered in Shanghai. Mr. Alstead is also a member of the board of directors of Levi Strauss & Co., a company with publicly-traded debt and privately-held equity, and Topgolf International, Inc., a company that blends technology and entertainment to create unique customer experiences. Mr. Alstead holds a bachelor’s degree in business administration, with a concentration in finance, from the University of Washington.

Qualifications:

•    Spent a decade in Starbucks’ international business, providing him the experience to help identify ways to grow the reach and impact of our brand, market share and profits internationally.

•    Extensive experience in managing a premium brand and maintaining it as a key asset and differentiator.

•    Served in a variety of finance roles during his tenure with Starbucks Corporation, including six years as the Chief Financial Officer, through which he gained valuable knowledge and insight into the accounting, finance and audit functions of a public company.

R. JOHN ANDERSON
Age: 67 Director since 2010 Committees: Human Resources Committee, Nominating and Governance Committee, Sustainability Committee

Mr. Anderson served as the President and Chief Executive Officer of Levi Strauss & Co., a company that designs and markets jeans, casual wear and related accessories, from 2006 to 2011. Mr. Anderson has wide-ranging expertise in international business matters, merchandising, marketing, supply chain management, and operations. Among other leadership positions in his 30-year career with Levi Strauss & Co., he served as President of the Company’s Asia Pacific Division; President of its Global Sourcing Organization; President of Levi Strauss Canada and Latin America; interim President of Levi Strauss Europe; and Vice President of Merchandising and Product Development for the U.S. Mr. Anderson is the former chairman of the board of directors of True Religion Apparel, Inc., which designs, manufactures and distributes True Religion Brand Jeans and other sportswear and licensed accessories. Mr. Anderson holds a degree in commerce/marketing from the University of New South Wales.

Qualifications:

•    Spent 30 years in various leadership positions with Levi Strauss & Co., where he gained expertise in developing and marketing consumer products and apparel that have transcended generations, providing him the experience to help identify ways to extend our reach and relevance to a new generation of Harley-Davidson riders.

•    Led multiple international business divisions at Levi Strauss & Co., through which he gained the experience necessary to help us grow the reach and impact of our brand, market share and profits internationally.

•    Extensive experience in executive and leadership positions, from which he brings a valuable perspective on the organizational management and governance of complex organizations.

4	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

PROPOSALS TO BE VOTED ON

MICHAEL J. CAVE
Age: 57 Director since 2012 Chairman of the Board Committees: Human Resources Committee (Chair), Nominating and Governance Committee

Mr. Cave has been our non-executive Chairman of the Board since April 30, 2016. He has served in a number of senior leadership roles at The Boeing Company and its subsidiaries. The Boeing Company is the world’s leading aerospace company and the largest manufacturer of commercial jetliners and military aircraft. He served as a Senior Vice President of The Boeing Company from 2010 to 2014. He also served as President of Boeing Capital Corp., a wholly owned Boeing subsidiary that is primarily responsible for arranging, structuring and providing financing for Boeing’s commercial airplane and space and defense products, from 2010 to 2014. Mr. Cave had served as Senior Vice President of Business Development and Strategy for Boeing, as Senior Vice President/Chief Financial Officer of Boeing Commercial Airplanes and as Vice President, Finance for Boeing Information, Space & Defense Systems from 1998 through 2010. Prior to 1998, Mr. Cave held a variety of other assignments across Boeing’s defense and commercial businesses. Mr. Cave was named one of the 100 Most Important Hispanics in Technology and Business for 2006 by Hispanic Engineer and Information Technology magazine. He also serves as a director of AirCastle Ltd. (NYSE: AYR), Ball Corporation (NYSE: BLL) and Esterline Technologies (NYSE: ESL), and served as a director of Boeing Capital Corp. from 2010 to 2014. He holds a bachelor’s degree in engineering from Purdue University.

Qualifications:

•    Brings experience in business development and strategy roles at The Boeing Company, which enables him to provide guidance to Harley-Davidson regarding its strategic plan.

•    Served as President of Boeing Capital Corp., providing him with financial services experience and leadership skills that benefit the company as we focus on delivering superior financial returns to shareholders.

•    Has expertise in leveraging human capital through hiring, retaining, and incentivizing senior personnel at The Boeing Company.

•    Extensive background in engineering, through which he developed skills and insights that will help the company evaluate opportunities in existing product segments and enter new and existing product segments with new technologies.

ALLAN GOLSTON
Age: 51 Director since February 2017 Committees: Audit and Finance Committee, Nominating and Corporate Governance Committee

Mr. Golston has been President of the United States Program for the Bill & Melinda Gates Foundation, a private foundation that supports initiatives in education, world health and population, and community giving in the Pacific Northwest, since 2006. Mr. Golston served as Chief Financial and Administrative Officer for that foundation from 2000 to 2006. He is a certified public accountant and has held positions as a finance executive with Swedish Health Services in Seattle, Washington, and with the University of Colorado Hospital. Mr. Golston is also a member of the board of directors of Stryker Corporation (NYSE: SYK) and has served on that company’s audit committee. Mr. Golston holds a master’s degree in business administration from Seattle University and a bachelor’s degree in accounting from the University of Colorado.

Qualifications:

•    Brings extensive experience working for organizations focused on social responsibility that will continue to help guide us as we seek to grow our business without growing our environmental impact.

•    Spent the last 18 years in executive leadership roles at the Bill & Melinda Gates Foundation where he gained expertise in initiating and leading strategic initiatives, including opening and operating offices in India and China, providing experience necessary to help guide our strategic plan.

•    Served in a variety of executive finance roles, including as Chief Financial and Administrative Officer for the Bill & Melinda Gates Foundation, enabling him to make valuable contributions to our Audit and Finance Committee.

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	5

PROPOSALS TO BE VOTED ON

MATTHEW S. LEVATICH
Age: 53 Director since 2015

Mr. Levatich is our President and Chief Executive Officer. He joined Harley-Davidson in 1994 and served as President and Chief Operating Officer of HDMC from 2009 until May 2015, when he became our President and Chief Executive Officer. Mr. Levatich previously served as President and Managing Director of MV Agusta, a former subsidiary of Harley-Davidson, from 2008 to 2009, General Manager of Parts and Accessories and Custom Vehicle Operations from 2007 to 2008, and Vice President of Materials Management from 2003 to 2007. Mr. Levatich also serves on the board of directors of Emerson Electric Co. (NYSE: EMR). He holds an undergraduate degree in mechanical engineering from Rensselaer Polytechnic Institute. He received his graduate degree in engineering management and a master’s in business administration from the Kellogg School of Management at Northwestern University.

Qualifications:

•    Brings 24 years of experience in the motorcycle industry, which provides the Board with a deep familiarity and wealth of knowledge about our products and our business, including how we continue to strengthen and deliver our brand experience through dealer networks and online.

•    Extensive experience with international manufacturing, marketing and management as the Chief Operating Officer of Harley-Davidson, and President and Managing Director of MV Augusta, providing experience necessary to our efforts to capitalize on opportunities in developed and emerging international markets.

•    Significant background in engineering and management, which is invaluable to the company as we launch new motorcycles and related products to inspire a new generation of Harley-Davidson riders.

SARA L. LEVINSON
Age: 67 Director since 1996 Committees: Human Resources Committee, Nominating and Corporate Governance Committee, Sustainability Committee

Ms. Levinson is a co-founder and a director of Katapult, a digital entertainment company making products for today’s creative generation, since 2013. She had served as the Non-Executive Chairman of ClubMom, Inc., an internet-based consumer relationship company, a position she held from 2002 to 2008. She previously served as Chairman and Chief Executive Officer of ClubMom, Inc. from 2000 to 2002. Ms. Levinson previously served as President of the Women’s Group of Rodale, Inc., the world’s leading publisher of information on healthy, active lifestyles, a position she held from 2002 to 2005. Ms. Levinson was President of NFL Properties, Inc., a trademark licensing company for the National Football League, from 1994 to 2000. Prior to that time, Ms. Levinson served as President and Business Director of MTV: Music Television, a cable television network. She is also a member of the board of directors for Macy’s, Inc. (NYSE: M). Ms. Levinson holds a master’s degree of business administration from Columbia University. She received a bachelor of science from College of Human Ecology at Cornell University.

Qualifications:

•    Provides our Board with many years of leadership and corporate governance experience from her service as an executive and board member of several major consumer-focused companies.

•    Has served in executive and leadership roles at digital and media-based companies, including international companies, such as MTV: Music Television, which provides valuable insights to the company as we strengthen our brand experience online and abroad.

•    Brings expertise in marketing and licensing, which will help the company as we seek to maintain and grow our premium brand.

6	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

PROPOSALS TO BE VOTED ON

N. THOMAS LINEBARGER
Age: 55 Director since 2008 Committees: Audit and Finance Committee, Nominating and Corporate Governance Committee (Chair), Sustainability Committee

Mr. Linebarger is Chairman and Chief Executive Officer of Cummins Inc., which designs, manufactures, distributes and services diesel and natural gas engines, electric power generation systems and engine-related component products, a position he has held since 2012. Mr. Linebarger had served as President and Chief Operating Officer of Cummins from 2008 to 2012. Mr. Linebarger served as Executive Vice President of Cummins and President of Cummins Power Generation from 2005 to 2008, as Cummins’ Vice President and President of Cummins Power Generation from 2003 to 2005 and as Cummins’ Chief Financial Officer from 2000 to 2003. He has expertise in finance, engineering, international business matters and operations. Mr. Linebarger is also a director of Cummins Inc. (NYSE: CMI). He was a director of Pactiv Corporation (NYSE: PTV) from 2005 to 2010 (when it was acquired by Reynolds Group Holdings). Mr. Linebarger has a bachelor of science degree in management engineering from Claremont McKenna College and a bachelor of science degree in mechanical engineering from Stanford University. Mr. Linebarger also holds a master’s degree in business administration from the Stanford Graduate School of Business and a master’s degree in manufacturing systems engineering from Stanford University.

Qualifications:

•    Brings extensive experience in manufacturing and engineering that will help guide our initiatives to launch high impact new motorcycles and related products.

•    Provides the skills and expertise necessary to assess the effectiveness of our Board and its practices through his service as the Chairman of Cummins Inc.

•    Brings 18 years of executive leadership experience with a public company to our Board and is deeply familiar with implementing initiatives designed to leverage an organization’s core strengths and deliver superior returns on invested capital.

BRIAN R. NICCOL
Age: 44 Director since July 2016 Committees: Human Resources Committee, Nominating and Corporate Governance Committee, Sustainability Committee

Mr. Niccol was appointed as Chief Executive Officer of Chipotle Mexican Grill, Inc. in March 2018. Chipotle operates restaurants throughout the United States and internationally that serve a focused menu of items, using fresh, high-quality ingredients. Mr. Niccol previously served as Chief Executive Officer of Taco Bell Corp., a division of Yum! Brands, Inc., from 2015 to February 2018. Taco Bell is a distinctive brand and the global leader in the Mexican-style fast food restaurant category. He joined Taco Bell in 2011 as Chief Marketing and Innovation Officer and served as President of Taco Bell from 2013 to 2014. Prior to his service at Taco Bell, from 2005 to 2011, he served in various executive positions at Pizza Hut, another division of Yum! Brands, including General Manager and Chief Marketing Officer. Before joining Yum! Brands, Mr. Niccol spent ten years at Procter & Gamble Co., serving in various brand management positions. Mr. Niccol is also a director of Chipotle Mexican Grill, Inc. (NYSE: CMG). Mr. Niccol holds a bachelor’s degree in engineering management from Miami University in Oxford, Ohio and a master’s degree in business administration, with a concentration in finance, from the University of Chicago graduate school of business.

Qualifications:

•    Brings insight to our Board on strengthening and growing consumer brands through his service in various marketing and leadership positions at Taco Bell and Procter & Gamble.

•    Has served in executive leadership positions at various divisions of Yum! Brands, an international consumer-facing company, for the past 13 years, providing experience necessary for our Board to advise on our initiative to grow our international business.

•    Led various internet and mobile marketing initiatives during his tenure as Chief Executive Officer of Taco Bell, gaining expertise that will guide our efforts to build a new generation of Harley-Davidson riders.

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PROPOSALS TO BE VOTED ON

MARYROSE T. SYLVESTER
Age: 52 Director since July 2016 Committees: Audit and Finance Committee, Nominating and Corporate Governance Committee

Maryrose T. Sylvester has served as President and Chief Executive Officer of Current, powered by GE, since 2015. Current blends advanced LED technology with networked sensors & software, delivering energy efficiency & digital productivity for commercial offices, retail stores, industrial facilities and even entire cities. Prior to her role at Current, Ms. Sylvester served as President and CEO of GE Lighting, a subsidiary of General Electric Company (GE), from 2011 to 2015. GE Lighting manufactures, sources and sells a variety of energy-efficient lighting solutions. She has been employed by GE since 1988. At GE, she held positions of increasing responsibility with divisions of that company, including President and CEO of GE Lighting Systems (2000 to 2002), President of GE Quartz (2002 to 2006) and CEO of GE Intelligent Platforms (2006 to 2011). Ms. Sylvester holds an undergraduate degree in Procurement and Production Management from Bowling Green State University and a masters in business administration from Cleveland State University.

Qualifications:

•    Has held executive and leadership positions at various divisions of GE for the past 18 years, giving her a wide variety of expertise in the management and governance of a public company.

•    Extensive consumer marketing and distribution channel experience as the CEO of GE lighting, which will allow her to assess our plans to improve operations and acquire new customers.

•    Brings extensive knowledge regarding product development and marketing at an international company that is consistent with our goal to expand our business in developing and emerging markets.

•    Provides our Board with valuable insights on reducing the environmental impact of our products as a result of her significant experience leading the development of energy-efficient products at GE.

JOCHEN ZEITZ
Age: 54 Director since 2007 Committees: Audit and Finance Committee, Nominating and Corporate Governance Committee, Sustainability Committee (Chair)

Mr. Zeitz is Co-founder and Executive Chair of the B Team, a not-for-profit initiative that supports sustainable business practices. He also serves as a member of the board of directors of Wilderness Holdings Limited, a company that is listed on the Johannesburg Stock Exchange, and Cranemere Group Limited, a private company. He served as a director of Kering and chairman of the sustainable development committee of the board of directors of Kering from 2012 to 2016. Kering (formerly known as PPR) is a world leader in apparel and accessories that develops an ensemble of powerful brands. He served as PPR’s CEO of the Sport and Lifestyle division and Chief Sustainability Officer from 2010 until 2012 and as a Member of the PPR Executive Committee from 2007 until 2012. Additionally, he served as chairman of the Administrative Board of PUMA SE, which develops and markets a broad range of sport and lifestyle products including footwear, apparel and accessories, from 2011 to 2012. Mr. Zeitz formerly served as Chairman and Chief Executive Officer of PUMA AG, from 1993 to 2011, during which time he launched PUMA’s ambitious sustainability program and became the first to develop and announce an environmental profit and loss account. Having joined PUMA in 1990, he was also its chief financial officer from 1993 to 2005. Mr. Zeitz holds a degree in marketing and finance from the European Business School (EBS Universität).

Qualifications:

•    Has served in a variety of executive and board leadership positions focused on sustainable development and sustainable business practices, providing him the experience to provide us with important insights as we strive to grow our business without growing our environmental impact.

•    Spent 12 years as the Chief Financial Officer of PUMA, giving him valuable financial expertise and familiarity with the financial, accounting and audit functions of a public company.

•    Previously served in executive and board leadership positions at Kering, where his experience developing and marketing apparel brands to international consumers can help guide our initiatives to offer apparel to a new generation of Harley-Davidson riders in both retail and online outlets.

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PROPOSALS TO BE VOTED ON

PROPOSAL 2: APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our shareholders may approve, on a non-binding, advisory basis, our named executive officer (“NEO”) compensation as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of SEC Regulation S-K. Accordingly, we are seeking input from shareholders with this advisory vote on the compensation of our NEOs. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis” section and the accompanying executive compensation tables and narrative discussion contained in this Proxy Statement. The company asks that you support the compensation of our NEOs as so disclosed. Because your vote is advisory, it will not be binding on the Human Resources Committee, the Board or the company. However, the HR Committee will review the voting results and consider them when making future decisions regarding executive compensation.

Our executive compensation goals and guiding principles emphasize pay-for-performance. We base several elements of our compensation upon delivering high levels of performance relative to performance measures that the Human Resources Committee has approved. For example, (i) the annual Financial Short-Term Incentive Plan (STIP) and the performance shares require that we achieve financial performance before recipients are entitled to this compensation; and (ii) the equity component of our compensation program provides greater financial benefits when our stock price is increasing. Our goals and guiding principles are as follows:

•	Create and reinforce pay-for-performance | Reward exceptional performance with increased compensation, while delivering reduced or no incentive pay when we do not achieve performance expectations.

•	Encourage both the desired results and the right behaviors | Strike a balance to reward the delivery of near-term results that drive long-term performance, while incorporating risk-mitigating features to ensure the compensation program does not encourage excessive or inappropriate risk-taking.

•	Align the interests of management with the interests of shareholders | Deliver a significant portion of executive compensation in equity-based awards, with required minimum stock ownership guidelines designed to appropriately focus our management on long-term, sustainable growth and increasing share price.

•	Ensure our performance goals and measures align with our strategy and operating plan | Set performance goals that are challenging yet achievable during the applicable performance period and align with our long-term strategic objectives.

•	Set target compensation at the 50th percentile plus or minus 20% | Set target compensation with reference to the 50th percentile of our compensation peer group for target performance to help us remain competitive among our peers and in our industry in attracting and retaining top executive talent.

We describe the individual elements that make up our total compensation more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement. We believe our executive compensation programs are structured to best support our company and our business objectives.

•	Our compensation programs are substantially tied to our key objectives and delivering shareholder value. If the value we deliver to our shareholders declines, so does the compensation we deliver to our executives. For example, our 2017 full-year results adversely impacted executive compensation for 2017 because our compensation is focused on pay-for-performance. Our failure to meet certain performance targets resulted in executives receiving payouts below target under our STIP program and our cash-based long-term incentive awards.

•	We maintain the highest level of oversight over our executive compensation programs.

•	We closely monitor the compensation programs and pay levels of executives from other companies that we believe to be similar to the company in business characteristics and economics.

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PROPOSALS TO BE VOTED ON

Accordingly, for the reasons we discuss above, the Board recommends that shareholders vote in favor of the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

The votes cast “for” this proposal must exceed the votes cast “against” this proposal for approval of the compensation of our NEOs, assuming that a quorum is present. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.” Proxies solicited by the Board will be voted “FOR” approval of the compensation unless a shareholder specifies otherwise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

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PROPOSALS TO BE VOTED ON

PROPOSAL 3: APPROVAL OF THE AMENDED AND RESTATED HARLEY-DAVIDSON, INC. DIRECTOR STOCK PLAN

We are seeking shareholder approval of the Amended Director Stock Plan, which is an amended and restated version of the Current Director Stock Plan. The Board approved the Amended Director Stock Plan on February 2, 2018, subject to shareholder approval.

Summary of Proposal. The Harley-Davidson, Inc. Director Stock Plan was last approved by shareholders at the 2010 annual meeting of shareholders (the “2010 Plan”). The 2010 Plan was subsequently amended and restated by the Current Director Stock Plan. We are asking shareholders to approve the Amended Director Stock Plan, which includes the following principal amendments to the Current Director Stock Plan:

•	Increase Authorized Share Amount. When shareholders approved the Current Director Stock Plan, the plan allowed us to issue 300,000 shares of common stock. As of March 8, 2018, only 33,466 shares remained available for issuance under the Current Director Stock Plan because 266,534 shares have been issued since shareholders approved it. If shareholders approve the Amended Director Stock Plan at the Annual Meeting, they would be approving an increase in the number of shares of our common stock available for issuance by 316,534 shares, resulting in 350,000 shares available for issuance after that approval.

•	Annual Compensation Limit. The Current Director Stock Plan does not limit the amount of annual compensation that we may pay to a nonemployee director for service on the Board. The Amended Director Stock Plan would provide for an annual limit of $1,000,000 for all compensation paid to a nonemployee director, including the value of equity awards, annual retainer fees and other cash compensation.

Description of the Amended Director Stock Plan

The following is a summary of the principal features of the Amended Director Stock Plan and, where indicated, any material differences from the Current Director Stock Plan. The following summary description is qualified in its entirety by reference to the full text of the Amended Director Stock Plan, which is attached to this Proxy Statement as Appendix A.

Purpose. The Amended Director Stock Plan provides compensation to nonemployee directors in the form of company common stock or in share units. Each share unit represents the right to receive one share of company common stock and therefore has the value of one share of company common stock. Such compensation should provide an increased incentive for nonemployee directors to contribute to the future success and prosperity of the company. The Board believes this will, in turn, enhance the value of the stock for the benefit of the shareholders and increase the ability of the company to attract and retain directors of exceptional skill upon whom, in large measure, its sustained growth and profitability depend. This purpose is consistent with our stock ownership guidelines applicable to directors which stipulate that all directors hold five times their annual retainer in shares of common stock.

Administration. The Nominating and Corporate Governance Committee administers the Amended Director Stock Plan.

Eligibility. Nonemployee members of the Board of Directors (and no other persons) are eligible to participate in the Amended Director Stock Plan. We currently have nine nonemployee directors who are eligible to participate in the Amended Director Stock Plan.

Shares Subject to the Plan. When shareholders approved the Current Stock Plan, the plan allowed us to issue 300,000 shares of common stock (subject to adjustment as provided in the Current Director Stock Plan). As of March 8, 2018, only 33,466 shares remained available for issuance under the Current Director Stock Plan because 266,534 shares have been issued since shareholders approved it. If shareholders approve the Amended Director Stock Plan at the Annual Meeting, they would be approving an increase in the number of shares of our common stock available for issuance by 316,534 shares, resulting in 350,000 shares available for issuance after that approval (subject to adjustment as provided in the Amended Director Stock Plan).

Share Unit Grants. Under the Amended Director Stock Plan, each nonemployee director will, as of the first business day following each annual meeting of shareholders, receive a grant of such number of share units as the Board determines. All grants of share units immediately vest in full on the date of grant. Any person who is first elected as a nonemployee director at a time other than at an annual meeting of shareholders will automatically be granted, as of the first business day following the first meeting of the Board or a committee of the Board that the director attends, a number of share units equal to the number of share units last granted to each of the other nonemployee directors. All payments in respect of share units will be made in shares of company common stock by converting share units into company common stock on a one-for-one basis. However, if shares of company common stock are not available for delivery, all or part of the payment may be made in cash, in which case the cash payment will be determined by multiplying the number of share units to be paid by the fair market value of a share of company common stock on the last business day prior to the date payment is made. Any payment of a fractional share unit will likewise be determined by multiplying the fractional share unit by the fair market value of a share of company common stock on the last business day prior to the date payment is made. In connection with the 2017 annual meeting of shareholders, the Board approved a grant of share units to each nonemployee director valued at $125,000, which resulted in grants of approximately 2,800 share units to each director.

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	11

PROPOSALS TO BE VOTED ON

Annual Compensation Limit. If shareholders approve this proposal, a nonemployee director’s compensation for services performed as a nonemployee director, including the value of equity awards granted under the Amended Director Stock Plan, annual retainer fees, and other cash compensation, may not exceed $1,000,000 in the aggregate in a fiscal year. The Current Director Stock Plan does not currently provide for a limit on compensation to nonemployee directors for services performed as a nonemployee director.

Share Election. A nonemployee director may elect to receive either 50% or 100% of his or her annual retainer fee in the form of company common stock, with the receipt of such shares to be in lieu of any cash payment for that portion of his or her annual retainer fee. However, if, at the time an annual retainer fee is payable, a nonemployee director satisfies the company’s stock ownership guidelines applicable to directors, through the ownership of company common stock and/or share units credited to his or her plan account, then the nonemployee director may make an election to receive 0% of such annual retainer fee in the form of company common stock. If a nonemployee director has not made an election, the director will be deemed to have made an election to receive 50% of his or her annual retainer fee in the form of company common stock. We discuss the amount of the annual retainer for 2017 below under “Narrative to Director Compensation Table” on page 52. The Company’s Director Compensation Policy provides the amounts of compensation that nonemployee directors receive under the Current Director Stock Plan and otherwise including an annual retainer. The amounts that nonemployee directors received under the Current Director Stock Plan during 2017 are set forth under “Executive Compensation—Director Compensation.”

Transfer of Shares. Subject to any deferral election, shares issuable to a nonemployee director are transferred to such director as of the first business day following each annual meeting of shareholders, except that, for a director elected to the Board at a time other than at an annual meeting of shareholders, shares are transferred to such director as of the first business day following the first meeting of the Board or a committee of the Board that the director attends. The total number of shares to be so transferred is determined by dividing the dollar amount of the annual retainer fee payable by the fair market value of a share of company common stock on the day on which the annual retainer fee is payable.

Deferral Election. Each nonemployee director may make an election to defer receiving all, 50% or none of the shares that would otherwise be transferred to such nonemployee director with respect to any annual retainer fees otherwise earned after the effective date of the election.

Transferability Restrictions. Nonemployee directors generally may not subject their right to payment under the Amended Director Stock Plan in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment.

Termination of or Change to the Amended Director Stock Plan. The Nominating and Corporate Governance Committee may from time to time, or at any time, suspend or terminate the Amended Director Stock Plan or amend the Amended Director Stock Plan in any manner without obtaining further shareholder approval.

New Plan Benefits. Only non-executive directors are entitled to receive benefits under the plan. The Board has the discretion to determine the number of share units to grant to each nonemployee director on an annual basis. Accordingly, the company cannot currently determine the number of share units that directors may receive under the Amended Director Stock Plan. In addition to annual grants of share units, the Amended Director Stock Plan entitles (and in some circumstances requires) nonemployee directors to elect to receive a portion of their annual retainer in shares of company common stock. It is possible that a director will not elect to receive any portion of his or her retainer in shares of company common stock. Further, to the extent a director makes such an election, the value that the director receives as a result of the election has the effect of reducing, on a dollar-for-dollar basis, the amount of the retainer that the director would have received in cash. Accordingly, we do not believe the opportunity to make this election under the Amended Director Stock Plan results in a determinable benefit to nonemployee directors.

Vote Requirement. The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required for approval of the Amended Director Stock Plan, provided that shareholders holding a majority of the outstanding shares of our common stock cast votes on the proposal. For purposes of determining the vote regarding this proposal, abstentions and broker nonvotes will have no impact on the vote, provided that shareholders holding a majority of the outstanding shares of common stock cast votes on the proposal. Proxies solicited by the Board will be voted “FOR” approval of the Amended Director Stock Plan unless a shareholder specifies otherwise.

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PROPOSALS TO BE VOTED ON

Equity Compensation Plan Information. In accordance with SEC requirements, the following table provides information about awards outstanding and shares remaining available under the Current Director Stock Plan and all of the company’s other equity compensation plans (including any individual compensation arrangements) as of December 31, 2017:

Plan Category	Number of securities to be issued upon the exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders:
Management employees	1,404,287	$48.13	10,768,578
Equity compensation plans not approved by shareholders:
Union employees:
Kansas City, MO	—	$—	26,718
York, PA	—	$—	96,770
Non employees:
Board of Directors	—	$—	33,466

	—	$—	156,954

Total all plans	1,404,287		10,925,530

Plan documents for each of the company’s equity compensation plans have been filed with the SEC on a timely basis and are included in the list of exhibits to our annual report on Form 10-K. Equity compensation plans not submitted to shareholders for approval were adopted prior to current regulations requiring such approval and have not been materially altered since adoption.

The material features of the union employees’ stock option awards are the same as those applicable to management employees’ outstanding stock option awards. Under the company’s management and union stock option awards, stock options have an exercise price equal to the fair market value of the underlying stock at the date of grant and expire ten years from the date of grant. Stock options vest ratably over a three-year period with the first one-third of the grant becoming exercisable one year after the date of grant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED HARLEY- DAVIDSON, INC. DIRECTOR STOCK PLAN.

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PROPOSALS TO BE VOTED ON

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, an independent registered public accounting firm, performed an audit of our consolidated financial statements for the fiscal year ended December 31, 2017 and the effectiveness of our internal control over financial reporting as of December 31, 2017. The Audit and Finance Committee is responsible for the appointment, compensation, retention and oversight of the independent auditors retained to audit our financial statements. The Audit and Finance Committee selected Ernst & Young LLP to serve as our independent registered public accounting firm for the 2018 fiscal year, and the committee is presenting this selection to shareholders for ratification. Ernst & Young LLP has served as our independent auditor since 1982. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to shareholders’ questions and to make a statement, if they so desire.

If, prior to the Annual Meeting, Ernst & Young LLP declines to act as our independent registered public accounting firm or the Audit and Finance Committee does not want to use Ernst & Young LLP as our independent registered public accounting firm, the Audit and Finance Committee will appoint another independent registered public accounting firm. The Audit and Finance Committee will present any new independent registered public accounting firm for the shareholders to ratify at the Annual Meeting. If the shareholders do not ratify the engagement of Ernst & Young LLP at the Annual Meeting, then the Audit and Finance Committee will reconsider its selection of Ernst & Young LLP.

To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, the votes cast “for” this proposal must exceed the votes cast “against” it. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes (if any) do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.” Unless you specify otherwise in your proxy, the persons you have appointed will vote your shares “FOR” ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

During the fiscal year ended December 31, 2017, we hired Ernst & Young LLP to perform the annual audit and to provide audit-related and tax services. The Audit and Finance Committee Charter requires that the Audit and Finance Committee pre-approve all Ernst & Young LLP services. The Audit and Finance Committee also pre-approved all fees that we incurred for services that Ernst & Young LLP provided. The fees we incurred for services that Ernst & Young LLP provided during the past two years are listed in the following table.

Fees Paid to Ernst & Young LLP	2017	2016
Audit fees	$3,117,000	$2,697,700
Audit-related fees	$169,200	$375,800
Tax fees	$432,700	$494,500
All other fees	—	—
	$3,718,900	$3,568,000

Audit fees included fees for the audit of our consolidated financial statements and our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. This category also includes fees for audits provided in connection with government filings or services that generally only the principal auditor can reasonably provide to a client, such as comfort letters, procedures related to debt financing, consents and reviews of documents that we file with the SEC. Audit-related services included audits of employee benefit plans, procedures related to securitization transactions and consultation on accounting and internal control matters. Tax services included tax advice, planning, compliance and transaction consulting.

To assure continuing external auditor independence, the Audit and Finance Committee and its Chair considers whether there should be a regular rotation of the independent external audit firms, reviews and evaluates the lead audit partner and his or her team, and ensures the rotation of the lead audit partner and other audit personnel as required by applicable laws and regulations. The Audit and Finance Committee has procedures for pre-approving all audit and non-audit services that the independent registered public accounting firm provides. These procedures include reviewing and approving a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and that we anticipate at the time we prepare the budget. In addition, the Audit and Finance Committee has established a policy that the fees we pay for non-audit services must be less than the fees we pay for audit and audit-related services. Audit and Finance Committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in the budget. For both types of pre-approval, the Audit and Finance Committee considers whether the services are consistent with the SEC’s rules on auditor independence. The Audit and Finance Committee also considers whether

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PROPOSALS TO BE VOTED ON

the independent registered public accounting firm is best positioned to provide the most effective and efficient service. The Audit and Finance Committee may delegate pre-approval authority to one or more members of the Audit and Finance Committee. The Audit and Finance Committee monitors the services that our independent registered public accounting firm provides and the actual fees we paid to the independent registered public accounting firm to ensure that the services are within the parameters that the Audit and Finance Committee has approved.

The members of the Audit and Finance Committee and the Board believe the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board of Directors and management do not intend to bring any matters before the Annual Meeting other than those to which we referred in the Notice of Annual Meeting and this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the proxy cards intend to vote the shares that shareholders have authorized those persons to vote in accordance with their judgment on those matters. To bring business before an annual meeting, a shareholder must give written notice to our Secretary before the meeting and comply with the terms and time periods that our Restated Articles of Incorporation specify, as supplemented by our By-laws (see “Shareholder Proposals”). No shareholder has given written notice to our Secretary of his or her desire to bring business before the Annual Meeting in compliance with the terms and time periods in our Restated Articles of Incorporation and By-laws.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Independence of Directors

The Board has affirmatively determined that Mses. Levinson and Sylvester and Messrs. Alstead, Anderson, Cave, Golston, Linebarger, Niccol and Zeitz qualify as independent directors under New York Stock Exchange rules. For additional information, please see the “Certain Transactions” section of this Proxy Statement.

Board Committees

The Board has four standing committees: the Audit and Finance Committee, the Human Resources Committee, the Nominating and Corporate Governance Committee and the Sustainability Committee. The Corporate Governance link on our investor relations website located at http://investor.harley-davidson.com contains the charter for each of the committees.

AUDIT AND FINANCE COMMITTEE
Members: Troy Alstead, Chair (effective February 23, 2017) Allan Golston (effective February 23, 2017) N. Thomas Linebarger Maryrose T. Sylvester Jochen Zeitz

Audit and Finance Committee responsibilities identified in its Charter include:

•   oversight of the integrity of our financial statements and the financial reporting process;

•   oversight of the systems of internal control over financial reporting;

•   maintenance of the Financial Code of Ethics;

•   oversight of the internal audit function;

•   retention, compensation and termination of the independent registered public accounting firm;

•   oversight of the annual independent audit of our financial statements;

•   independent registered public accounting firm’s qualifications and independence;

•   oversight of liquidity, hedging and risk management matters;

•   oversight of capital structure matters;

•   review of matters within the responsibility of the company’s Retirement Plans Committee; and

•   oversight of compliance with legal and regulatory requirements.

Number of Meetings in 2017: 8

In November 2017, the Audit Committee reviewed its charter and recommended to the Board that no changes were necessary.

In February 2017, two new directors were appointed to serve as members, temporarily increasing the size of the Audit and Finance Committee to seven. In April 2017, two directors who did not stand for re-election to the Board left the Audit and Finance Committee returning the composition to five members.

The Board has determined that all members of the Audit and Finance Committee are independent and financially literate pursuant to New York Stock Exchange rules. The Board has also determined that Messrs. Alstead, Golston, Linebarger and Zeitz are audit committee financial experts within the meaning of the rules of the Securities and Exchange Commission (“SEC”). The section below under the heading “Audit and Finance Committee Report” discusses the functions of the Audit and Finance Committee and its activities during fiscal year 2017.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

HUMAN RESOURCES COMMITTEE
Members: Michael J. Cave, Chair R. John Anderson Sara L. Levinson Brian R. Niccol

Human Resources Committee responsibilities identified in its Charter include:

•    establish goals and objectives with the CEO and evaluate at least annually the performance of the CEO in light of these goals and objectives;

•    review and approve the total compensation of the CEO on an annual basis, including base pay, with input from all independent directors on the Board (who comprise the Nominating and Corporate Governance Committee) on the performance of the CEO in meeting his or her goals and objectives and concerning the CEO’s total compensation;

•    review overall compensation policies and plans for executive officers and other employees and, if necessary, recommend plans to shareholders;

•    produce a report on compensation for inclusion in our proxy statement in accordance with applicable rules and regulations and review the Compensation Discussion and Analysis that we must include in our proxy statement;

•    exercise the authority of the Board to adopt and amend compensation plans for executive officers and other employees and recommend plans to shareholders;

•    evaluate company management performance overall and provide recommendation regarding management successors;

•    make recommendations regarding stock ownership levels of our executive officers and senior leaders as set forth in our Stock Ownership Guidelines and monitor such levels;

•    review potential conflicts of interest and any other potential Code of Business Conduct violations by any of our executive officers (other than the CEO);

•    review the disclosure of any waivers of such conflicts or other Code of Business Conduct violations for executive officers (other than the CEO);

•    make determinations regarding shareholder advisory votes on the compensation of named executive officers; and

•    review our policies applicable to executive officers regarding trading and hedging involving company securities.

Number of Meetings in 2017: 4

In November 2017, the Human Resources Committee reviewed the Human Resources Committee Charter and recommended to the Board that no changes were necessary.

The Board of Directors has determined that all members of the Human Resources Committee are independent under New York Stock Exchange rules.

The Human Resources Committee has overall responsibility for reviewing total direct compensation (consisting of base salaries, short-term incentive compensation and long-term incentive compensation) for our senior leaders. In addition, the Human Resources Committee reviews other aspects of compensation, such as deferred compensation plans, retirement plans, and health and welfare plans.

The Human Resources Committee has the authority to engage the services of outside advisors, experts and others to assist it in performing its responsibilities. Since 2010, the Human Resources Committee has retained the services of Meridian Compensation Partners, LLC. Representatives of Meridian report to the Chair of the Human Resources Committee. On an annual basis, the Human Resources Committee reviews and approves the scope of Meridian’s services regarding executive compensation, Meridian’s performance and the fees related to work Meridian performed for the Human Resources Committee. The Human Resources Committee retains the right to terminate Meridian’s services at any time. Meridian’s primary responsibilities to the Human Resources Committee include providing:

•	independent competitive market data and advice related to our CEO’s compensation level and incentive design;

•	a review of our compensation levels, performance goals and incentive designs for the named executive officers; and

•	benchmark data on executive compensation.

The Human Resources Committee has considered all factors relevant to Meridian’s independence from management and determined that Meridian is independent and that Meridian’s performance of services raises no conflict of interest. The Human

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Resources Committee’s conclusion was based in part on a report that Meridian provided to the Committee intended to reveal any potential conflicts of interest.

Each November, the Human Resources Committee reviews executive compensation benchmarking data that Meridian prepares. The following February, the CEO proposes total target compensation, consisting of base salary, a target short-term incentive opportunity and a target value of long-term incentive opportunity, for NEOs (except with respect to his or her own compensation) based on benchmark data as well as company and individual performance. The CEO’s recommendations are subject to the review and approval by the Human Resources Committee, which makes the final determination.

The Human Resources Committee establishes goals and objectives with the CEO and evaluates at least annually the performance of the CEO in light of these goals and objectives. The Human Resources Committee reviews and approves the total compensation of the CEO on an annual basis, including base salary, with input from all of the independent directors on the Board (who comprise the Nominating and Corporate Governance Committee) on the performance of the CEO in meeting his or her goals and objectives and concerning the CEO’s total compensation.

The Human Resources Committee annually approves several Short-Term Incentive Plans (“STIPs”) to motivate and reward the performance of employees of Harley-Davidson and its subsidiaries. The Human Resources Committee also reviews and approves target STIP opportunities for our executive leadership team, which is comprised of our CEO and executives who report directly to the CEO, including all NEOs. The Human Resources Committee approves grants of awards to the CEO and executives who report directly to the CEO, including all NEOs, and the CEO approves grants to other employees within parameters that the Committee has approved. The Human Resources Committee has authorized the CEO to make equity grants to employees in certain other instances (except to executives who report directly to the CEO, including all NEOs), including to help recruit a new employee or retain a current employee or to reward an employee for exceptional service or such other instance that the CEO believes is in our best interest.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:

N. Thomas Linebarger, Chair

Troy Alstead

  (effective February 23, 2017)

R. John Anderson

Michael J. Cave

Allan Golston

  (effective February 23, 2017)

Sara L. Levinson

Brian R. Niccol

Maryrose T. Sylvester

Jochen Zeitz

Nominating and Corporate Governance Committee responsibilities identified in its Charter include:

•    identify and make recommendations to the Board on individuals qualified to serve as Board members consistent with the criteria that the Board has approved;

•    review the company’s management overall to develop a CEO succession plan for recommendation to the Board;

•    review and recommend the renomination of current directors;

•    review and recommend committee appointments;

•    lead the Board in its annual review of the Board’s and its committees’ performance;

•    provide input on the performance of the CEO in meeting his or her goals and objectives and concerning the CEO’s total compensation;

•    maintain our Code of Business Conduct;

•    maintain a process for review of potential conflicts of interest;

•    review potential conflicts of interest and other potential Code of Business Conduct violations by our CEO or directors;

•    review the disclosure of any waivers of conflicts of interest or other Code of Business Conduct violations by our CEO or directors;

•    review and reassess annually our Corporate Governance Policy and recommend any proposed changes to the Board for approval;

•    exercise the authority of the Board to review, establish, amend and revise Board compensation levels, plans and policies and, to the full extent permitted by rules of the New York Stock Exchange and applicable laws, regulations and rules, exercise the authority of the Board to adopt, administer and amend compensation plans for directors and recommend such plans to shareholders, as appropriate and required;

•    make recommendations regarding and monitor stock ownership levels of the members of the Board as set forth in our Stock Ownership Guidelines;

•    review our policies applicable to directors regarding trading and hedging involving company securities; and

•    perform other related tasks, such as studying and making recommendations to the Board concerning the size and committee structure of the Board.

Number of Meetings in 2017: 4

In November 2017, the Nominating and Corporate Governance Committee reviewed the Nominating and Corporate Governance Committee Charter and recommended to the Board that no changes were necessary.

In February 2017, two new directors were appointed to serve as members, temporarily increasing the size of the Nominating and Corporate Governance Committee to eleven. In April 2017, two directors who did not stand for re-election to the Board left the Corporate Governance Committee returning the composition to nine members.

The Board has determined that all members of the Nominating and Corporate Governance Committee are independent under New York Stock Exchange rules.

The Nominating and Corporate Governance Committee Charter outlines the criteria for identifying and recommending new candidates to serve on the Board. In considering any potential candidate for the Board, the Nominating and Corporate Governance Committee considers the following qualifications:

•	principal employment;

•	expertise relevant to the company’s business;

•	whether the potential candidate will add diversity to the Board, including whether the potential candidate brings complementary skills and viewpoints;

•	time commitments, particularly the number of other boards on which the potential candidate may serve;

•	independence and absence of conflicts of interest under New York Stock Exchange rules and other laws, regulations and rules;

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

•	financial literacy and expertise; and

•	personal qualities including strength of character, maturity of thought process and judgment, values and ability to work with collegiality.

The Nominating and Corporate Governance Committee’s Charter has long required the committee to consider diversity in its process of selecting director nominees. Specifically, the Nominating and Corporate Governance Committee evaluates each candidate for director on, among other things, the basis of the diversity that he or she would bring to the Board, including with respect to business and professional experiences, skills, ethnicity and gender. We believe this policy has been effective in the creation of a Board comprised of diverse members and that the composition of the current Board reflects the Nominating and Corporate Governance Committee’s consideration of diversity in its evaluation and nomination process.

During 2016, the Nominating and Corporate Governance Committee reviewed its succession planning process in light of certain directors who were approaching the retirement age specified in our Bylaws. A third-party search firm assisted the Nominating and Corporate Governance Committee with its recruitment efforts. The search firm recommended candidates that satisfied the Board’s criteria. The search firm also provided research and pertinent information regarding candidates, as the Committee requested. As a result of the succession planning process, four director candidates became new directors after the 2016 annual meeting and before the 2017 annual meeting. All of such director candidates were recommended by the third-party search firm.

The Nominating and Corporate Governance Committee will consider candidates that shareholders recommend. Shareholders may recommend candidates for the Nominating and Corporate Governance Committee to consider by writing to the Nominating and Corporate Governance Committee in care of our Secretary, 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. The Nominating and Corporate Governance Committee’s policy regarding director candidates that shareholders recommend and the process for evaluating the nominees are as follows:

•	If a shareholder has complied with procedures to recommend director candidates that the Nominating and Corporate Governance Committee has established, then the Nominating and Corporate Governance Committee will consider director candidates that the shareholder has recommended for available seats on the Board.

•	In making recommendations to the Board of one or more candidates to serve as a director, the Nominating and Corporate Governance Committee will examine each director candidate on a case-by-case basis regardless of who recommended the candidate. The Nominating and Corporate Governance Committee evaluates candidates in the same manner whether a shareholder or the Board has recommended the candidate.

•	In general, for each candidate that any person or group brings to the attention of the Nominating and Corporate Governance Committee for consideration for nomination as a director, the Chair of the Nominating and Corporate Governance Committee will first make a determination whether the Nominating and Corporate Governance Committee should consider the candidate at that time based on factors the Chair deems relevant, including our current need for qualified candidates and the Chair’s view as to whether the candidate has sufficient qualifications for further consideration for nomination as a director.

•	If the Chair makes a determination that the Nominating and Corporate Governance Committee should consider the candidate, then the Chair will report that determination to the Nominating and Corporate Governance Committee and communicate all relevant information to the Nominating and Corporate Governance Committee.

•	Each Nominating and Corporate Governance Committee member is responsible for sending feedback on a candidate to the Chair. The Nominating and Corporate Governance Committee may take any additional steps it deems necessary to determine whether to recommend the candidate to the full Board.

To enable the Nominating and Corporate Governance Committee to consider a shareholder recommendation in connection with the 2019 annual meeting of shareholders, we must receive the recommendation on or before November 29, 2018.

Submitting a shareholder recommendation to the Nominating and Corporate Governance Committee does not ensure that shareholders will have an opportunity to vote on the shareholder’s candidate because the Nominating and Corporate Governance Committee may determine not to recommend the candidate to the full Board or the full Board may determine not to recommend the candidate to shareholders. Any shareholder who wants to ensure that shareholders will have an opportunity to vote on the shareholder’s candidate may nominate the director candidate for the shareholders to vote on at the 2019 annual meeting of shareholders, in addition to recommending the candidate to the Nominating and Corporate Governance Committee, by giving written notice to our Secretary in advance of the 2019 annual meeting. To give that notice, a shareholder must comply with the terms and time periods of our Restated Articles of Incorporation as supplemented by our By-laws. Our Restated Articles of Incorporation state that a shareholder must give written notice that complies with the Restated Articles of Incorporation and By-laws to our Secretary not less than 60 days before the date in 2019 corresponding to the date we released this Proxy Statement to our shareholders. Because we anticipate mailing the Notice of Internet Availability of Proxy Materials on March 29, 2018, we must receive notice of a nomination for a director candidate for shareholders to consider at the 2019

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

annual meeting of shareholders no later than January 28, 2019. Even if a shareholder delivers a timely notice and otherwise complies with the terms and time periods of our Restated Articles of Incorporation and By-laws, we will not be obligated to name the shareholder’s candidate in our proxy materials.

The Nominating and Corporate Governance Committee is responsible for establishing, reviewing and revising compensation we pay to our directors. The Nominating and Corporate Governance Committee, working with management and third-party compensation consultants and reviewing benchmarked data from a comparator group of companies, determines director compensation that it believes is competitive with these companies. The Nominating and Corporate Governance Committee periodically reviews and revises, when necessary, the Director Compensation Policy, generally with the aid of a compensation consultant. The Nominating and Corporate Governance Committee last revised this policy in April 2016. At that time, the committee approved the following changes, effective April 30, 2016: (1) an increase to the annual retainer paid for service as the Chair of the Nominating and Corporate Governance Committee to $15,000 and (2) an increase to the annual retainer paid for service as the non-executive Chairman of the Board to $160,000 (inclusive of the annual retainer, if any, for concurrent service as chair of a committee). The non-executive Chairman receives this retainer amount in addition to his or her $110,000 Board member annual retainer.

SUSTAINABILITY COMMITTEE
Members: Jochen Zeitz, Chair R. John Anderson Sara L. Levinson N. Thomas Linebarger Brian R. Niccol

Sustainability Committee responsibilities identified in its Charter include:

•    monitor the social, political, environmental, public policy, legislative and regulatory trends, issues and concerns that could affect the company’s sustainable business model, processes, resources, activities, strategies, and other capabilities, and make recommendations to the Board and management regarding how the company should respond to social and environmental trends, issues and concerns to more effectively achieve its sustainable business goals;

•    assist management in setting strategy, establishing goals and integrating social and environmental shared value creation and inclusion into daily business activities across the company consistent with sustainable growth;

•    review new technologies and other innovations that will permit the company to achieve sustainable growth;

•    consider the impact that the company’s sustainability policies, practices and strategies have on employees, customers, dealers, suppliers, the environment and the communities in which the company operates;

•    consider and make recommendations regarding support provided by the company or its charitable foundation for charitable, civic, educational and business organizations that impact the company’s initiatives and efforts for social and environmental shared value creation and inclusion;

•    review the company’s periodic sustainability strategy reports, corporate social responsibility reports, and other similar reports and provide direction regarding the company’s participation in sustainability-related trade groups and reporting organizations; and

•    review and make recommendations to the Board regarding shareholder proposals submitted for inclusion in the company’s annual proxy materials relating to the company’s sustainability policies, practices or strategies.

Number of Meetings in 2017: 4

In November 2017, the Sustainability Committee reviewed the Sustainability Committee Charter and recommended to the Board that no changes were necessary.

The Sustainability Committee plays an integral role in providing oversight, advice and assistance to the Board and to the company’s management in developing, implementing and monitoring social and environmental policies, practices and strategies that will foster sustainable growth of the company on a global basis. We define sustainable growth as the ability to grow and operate our business by preserving and renewing the company’s heritage through global opportunities for shared value creation and inclusion. Sustainable growth is driven through leadership and continually challenging the company’s business model, strategies, processes, products, services and other capabilities to realize the substantial long-term value of the company, our heritage, our environment and our people.

As part of providing oversight, advice and assistance to the Board in fostering sustainable growth, the Sustainability Committee assists the Board in ensuring that the company grows without growing our environmental impact, which is consistent with the company’s current strategic plan and our long-term sustainability objective.

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	21

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Meetings, Attendance, Executive Sessions and Annual Meeting Attendance

In 2017, there were four regularly scheduled meetings of the Board. All director nominees attended at least 75% of the meetings of the Board and the committees on which they served during 2017.

The Board met in executive sessions during all regularly scheduled in-person meetings, without management present, and plans to continue that practice going forward. The non-executive Chairman of the Board, Mr. Cave presided over these executive sessions.

Unless a director has a conflict in his or her schedule, we expect all directors to attend the Annual Meeting of Shareholders. All of our directors attended our 2017 Annual Meeting of Shareholders and were available to answer any shareholder questions.

Leadership Structure

Currently, our Board leadership structure includes a non-executive Chairman of the Board who is an independent director. Our Corporate Governance Policy gives the Board the flexibility and authority to modify this leadership structure as and when appropriate to best address the company’s current circumstances and to advance the best interests of all shareholders. Mr. Cave serves as our non-executive Chairman of the Board.

The Board currently believes that separating the CEO and Chairman roles will enable our CEO, Mr. Levatich, to focus on the business strategy and operations of the company, while an independent Chairman will provide the continuity of leadership of the Board necessary for the Board to fulfill its responsibilities.

The Board’s Role in the Oversight of Risk

While the Board has the ultimate responsibility for oversight of the risk management process, various committees of the Board have a role in the oversight of risk management. In particular, the Audit and Finance Committee focuses on financial risk, including the oversight of the systems of internal control over financial reporting, and it receives an assessment of the company’s systems to monitor and manage business risk from our independent registered public accounting firm. Internal audit regularly reviews risk management processes and internal controls with the Audit and Finance Committee. The Audit and Finance Committee also receives a report at each regular Audit and Finance Committee meeting on legal and compliance matters. In addition, the Human Resources Committee reviews our compensation programs for compensation risk as we describe further in the “Compensation Discussion and Analysis” section of this Proxy Statement. Risk management is an integral part of our annual strategic planning process. The entire Board reviews the strategic risk management plan at least annually.

Shareholder Communication with the Board

Shareholders and other parties interested in communicating with the Chairman of the Board or with non-management directors, including committee chairs, may do so by writing to such director, in care of our Secretary, 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. The Corporate Governance area on our investor relations website located at http://investor.harley-davidson.com lists the current members of the Board of Directors. We open and forward all mail to the director or directors specified in the communication.

22	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

CERTAIN TRANSACTIONS

CERTAIN TRANSACTIONS

Policies and Procedures Governing Related Person Transactions

In December 2002, our Nominating and Corporate Governance Committee adopted a written policy regarding transactions with related persons. The committee amended this policy, which we refer to as our Conflict of Interest Process for Directors, Executive Officers and other Employees, in December 2003.

Under the policy, conflict of interest issues for the CEO or any director shall be submitted to and reviewed by the Chair of the Nominating and Corporate Governance Committee. If the Chair of the Nominating and Corporate Governance Committee determines that an actual conflict of interest issue exists, then the entire Nominating and Corporate Governance Committee reviews the potential conflict of interest. If our Nominating and Corporate Governance Committee determines that an actual conflict exists, the Committee decides whether to waive the conflict or require the CEO or director to remove the conflict. Any conflicts that are waived by our Nominating and Corporate Governance Committee are promptly disclosed to our shareholders.

Our Vice President and Chief Legal Officer reviews any potential conflict that arises for any executive officer (other than our CEO and the Vice President and Chief Legal Officer). Our CEO reviews any potential conflict that arises for our Vice President and Chief Legal Officer. If the Vice President and Chief Legal Officer or CEO determines that an actual conflict of interest issue exists, the Chair of the Human Resources Committee reviews the potential conflict. If the Chair of the Human Resources Committee determines that an actual conflict of interest issue exists, the entire Human Resources Committee reviews the potential conflict of interest. If our Human Resources Committee determines that an actual conflict exists, the Committee decides whether to waive the conflict or require the officer to remove the conflict. Any conflicts that are waived by our Human Resources Committee are promptly disclosed to our shareholders.

Any conflict of interest issue involving any other employee is reviewed by an attorney in our Legal Department. If the attorney believes that an actual conflict of interest issue exists, then the attorney submits the conflict of interest issue to our Vice President and Chief Legal Officer. If our Vice President and Chief Legal Officer determines that an actual conflict exists, then he decides what steps should be taken to resolve the conflict.

Certain Transactions

Mr. Linebarger, a director, is the Chairman and Chief Executive Officer of Cummins Inc. During 2017, we continued a modest commercial relationship with Cummins, a relationship that existed before Mr. Linebarger joined the Board of Directors, under which we purchased exhaust parts and components from subsidiary companies of Cummins Inc. The transactions were negotiated on an arm’s-length basis and were below $120,000. Accordingly, the relationship does not prevent Mr. Linebarger from qualifying as an independent director and the Board considers Mr. Linebarger to be an independent director. Because Mr. Linebarger is the current Chair of the Nominating and Corporate Governance Committee, the entire Nominating and Corporate Governance Committee (excluding Mr. Linebarger) considered this relationship under our Conflict of Interest Process, and it determined that no actual conflict of interest issue exists as a result of the relationship.

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	23

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation philosophy, program, performance and policies for the fiscal year 2017. Our named executive officers, or NEOs, for 2017 were:

•	Matthew S. Levatich, President and Chief Executive Officer, Harley-Davidson, Inc.

•	John A. Olin, Senior Vice President and Chief Financial Officer, Harley-Davidson, Inc.

•	Michelle A. Kumbier, Chief Operating Officer, Harley-Davidson Motor Company (Previously Senior Vice President Product and Operations Harley-Davidson Motor Company through October 16, 2017)

•	Lawrence G. Hund, President and Chief Operating Officer, Harley-Davidson Financial Services

•	Paul J. Jones, Vice President, and Chief Legal Officer, Harley-Davidson, Inc.

EXECUTIVE SUMMARY

2017 Company Performance

In 2017, Harley-Davidson announced its ten-year strategy focused on building the next generation of Harley-Davidson riders globally. The company’s objectives through 2027 are to:

•	Build two million new Harley-Davidson riders in the U.S.;

•	Grow its international business to 50 percent of annual volume;

•	Launch 100 new, high impact Harley-Davidson motorcycles;

•	Deliver superior return on invested capital for Harley-Davidson Motor Company (top 25% of S&P 500), and

•	Grow the business without growing our environmental impact.

The company made solid progress on its strategy and objectives during its first year of execution. It finished 2017 with a net increase of over 32,000 Harley-Davidson riders in the U.S. compared to 2016. These riders were inspired by a number of pivotal actions we took during the year, including a more inclusive and welcoming brand promise: “All for Freedom, Freedom for All”; improved conversion of graduates from the Harley-Davidson Riding Academy to Harley-Davidson owners; increased riding access through our partnership with EagleRider, and the launch of our all-new, highly acclaimed Softail® motorcycles.

Amid challenging business conditions in the U.S. industry and in international markets, we maintained our No. 1 market share in key worldwide markets, including the U.S., Australia, Canada, India, and Japan. We also successfully launched 17 new high-impact motorcycles that have been well received by riders around the globe and increased reach and impact by opening 57 new dealerships in countries like South Korea, Thailand, El Salvador, Germany and Russia.

Our ongoing environmental sustainability efforts include focusing on improving fuel economy and reducing the amount of material in our vehicles. The new Softail lineup achieved ambitious targets, yielding a 7% improvement in fuel economy and up to 35 pounds per model weight reduction.

With focused attention on disciplined supply management and effective resource allocation and cost structure, our U.S. dealers ended the year with appropriate retail inventory, and we reduced SG&A spending and again returned excess cash to our shareholders.

2017 Key Financial Performance Measures
Net Income decreased 24.6% to $521.8 million	Revenue was down 5.8% to $5.6 billion	Dividends Per share increased 4%	Diluted earnings per share decreased 21.1%	Discretionary company share repurchases $456.1 million versus $459.1 million in 2016

While we expect continued headwinds in the U.S. industry during 2018, we believe we are well-positioned to navigate through these challenges and deliver on our long-term strategy to build the next generation of Harley-Davidson riders globally while continuing to deliver strong ROIC and cash returns to shareholders.

24	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

EXECUTIVE COMPENSATION

2017 NEO Pay for Performance

Despite our progress in many areas of strategic importance in 2017, financial performance generally fell short of our expectations based on the targets that we set. The compensation outcomes under our incentive plans were all below target for the year, which demonstrates alignment of pay and performance for our NEOs. Additionally, our performance through 2017 is below relevant targets for the 2016 and 2017 performance share awards under the Long-Term Incentive Plan.

Award	Outcome(s) – Payout as a % of Target	Performance Measures
2017 Awards - Financial Short-Term Incentive Plan (Financial STIP)	84.5% of target	• Harley-Davidson Inc. Net Income • HDMC Asset Productivity • HDFS Return on Assets
2017 Awards - Leadership Short-Term Incentive Plan (Leadership STIP) These were the final payouts for this type of award; we eliminated this award component in 2018	97.0% of target

•   Specific measures relating to effective and efficient development of project and capital spend management, competencies leading to the successful execution of strategic projects across the enterprise.

2015-2017 Cash-Based Long-Term Incentive Awards These were the final payouts for this type of award; we replaced this award component with Performance Share Awards beginning in 2016	77.9% of target	• HDMC Return on Invested Capital

Full details regarding the measures, performance targets and outcomes can be found on pages 33-36.

The pay outcomes described above resulted in our NEOs realizing actual compensation for 2017 that was well below each NEO’s total target pay. The table below presents a calculation of that shortfall, which illustrates that each NEO’s realized pay was between 22% and 36% below the NEO’s total target pay.

2017 NEO Realized Pay
Compensation Element	Matthew S. Levatich	John Olin	Michelle A. Kumbier	Lawrence Hund	Paul J. Jones
Base Salary	$1,076,250	$671,375	$660,000	$615,000	$563,750
Financial STIP[1] 84.5% of target.	$1,182,261	$453,850	$374,153	$415,740	$333,459
Leadership STIP[2] 97% of target	$417,585	$195,371	$178,284	$178,965	$164,052
2015-2017 Cash-Based Long-Term Incentive[3] 77.9% of target	$1,168,501	$393,395	$162,032	$323,805	$214,225
Vested Restricted Stock Units[4]	$1,378,305	$528,629	$269,973	$439,987	$300,091
Total Realized Pay[5]	$5,222,902	$2,242,620	$1,644,442	$1,973,497	$1,575,577
Total Target Pay[6]	$8,106,453	$3,379,335	$2,151,056	$2,928,562	$2,230,113
Unrealized Pay[7]	$2,883,552	$1,136,715	$506,614	$955,065	$654,536

(1)	Financial STIP is calculated as follows: Base Salary X Financial STIP target percentage X payout percentage (84.5%). Individual target percentages can be found for each NEO in the Short-Term Incentive Plan Table (p. 32).

(2)	Leadership STIP is calculated as follows: Base Salary X Leadership STIP target percentage X payout percentage (97%). Individual target percentages can be found for each NEO in the Short-Term Incentive Plan Table (p. 32).

(3)	Cash-Based Long-Term Incentive is calculated as follows: Target X payout percentage (77.9%). Mr. Levatich’s target was $1,500,000; Mr. Olin’s target was $505,000; Ms. Kumbier’s target was $208,000; Mr. Hund’s target was $415,667; and Mr. Jones’ target was $275,000.

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	25

EXECUTIVE COMPENSATION

(4)	Vested Restricted Stock Units equals the sums of the values upon vesting in 2017 of restricted stock units from 2014 awards, 2015 awards and 2016 awards, which amounts also appear in the table “Option Exercises and Stock Vested in 2017”.

(5)	Total Realized Pay is the sum of Base Salary + Financial STIP payout + Leadership STIP payout + Cash-Based Long-Term Incentive payout + Vested Restricted Stock Units.

(6)	Total Target Pay is the sum of 2017 Base Salary + 2017 Financial STIP target + 2017 Leadership STIP target + target for 2015 cash-based long-term incentive + one-third of the target value of long-term award opportunity that was allocated to grants of restricted stock units for each NEO in 2015, 2016 and 2017.

(7)	Unrealized Pay is calculated as follows: Total Target Pay – Total Realized Pay.

The Human Resources Committee believes we have structured our executive compensation program to support our company strategy, to attain our business objectives, and to deliver shareholder value while meaningfully aligning pay with performance. Compensation for 2017 demonstrated this, with NEOs’ realized compensation falling below their target compensation based on our performance and stock price, consistent with our pay-for-performance philosophy.

2017 Committee Activity

The results of the shareholder advisory vote on executive compensation at our 2017 Annual Meeting of Shareholders were favorable, with 96.2% of the votes cast supporting our executive compensation program.

Based on the high level of shareholder support for our 2016 executive compensation program, the Committee has retained many of the same executive compensation elements for 2018. However, we believe it is prudent to continue to review our program, and as a result, we have approved the following changes for 2018:

•	We eliminated the Leadership STIP to provide greater alignment between pay and performance for our executives, as well as to simplify our incentive plan structure. As a result, the Committee adjusted Financial STIP and Long-Term Incentives Plan targets to maintain market competitiveness, but still falling within the range we target.

•	To simplify our program administration and reduce cost, we eliminated the Harley-Davidson Executive Clothing Allowance of up to $3,000 per executive. In addition, we closed our Retiree Health Care Account program to new participants effective January 1, 2017. Under this benefit, a salaried employee who retires after age 55 with at least 10 years of service receives, at the time of retirement, $4,000 per year of service in a notional account to be used after retirement to pay for healthcare cost.

•	To further protect the company’s assets, equity awards in 2018 and after will include a non-compete provision.

•	Based on company performance in 2017, the executive leadership team will not receive a performance based adjustment in base salary in 2018.

EXECUTIVE COMPENSATION APPROACH

An Overview of our Executive Compensation Program

We Do	We Don’t Do

✓ Tie the majority of total target compensation to performance

✓ Use objective performance measures for our incentive plans, which we clearly disclose

✓ Align our performance goals and measures with our strategy and operating plan

✓ Conduct an annual assessment of compensation risk

✓ Use risk mitigation efforts including;

o   Using multiple performance measures

o   Applying caps to potential incentive payments

o   Maintaining a clawback policy

o   Maintaining both executive and director stock ownership guidelines

✓ Review tally sheets annually

✓ Vest equity awards over time to promote retention with a minimum of one-year vesting

✓ Conduct annual “say-on-pay” advisory votes

✓ Use an outside, independent third-party advisor to provide objective compensation advice

×   Reprice options without shareholder approval

×   Permit hedging or pledging transactions, or short sales, by executive officers or directors

×   Provide significant perquisites

×   Provide tax gross-ups for perquisites

×   Provide tax gross-ups on any change-in-control benefits

×   Enter into employment contracts

26	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

EXECUTIVE COMPENSATION

Executive Compensation Philosophy

The Human Resources Committee has overall responsibility for approving the compensation of our executive leadership team, which is comprised of our CEO and executives who report directly to the CEO, including all NEOs.

Our executive compensation goals and guiding principles emphasize pay-for-performance. We base several elements of our compensation upon delivering high levels of performance relative to performance measures that the Human Resources Committee has approved. For example, (i) the annual Financial Short-Term Incentive Plan (STIP) and the performance shares require that we achieve financial performance before recipients are entitled to this compensation; and (ii) the equity component of our compensation program provides greater financial benefits when our stock price is increasing. Our goals and guiding principles are as follows:

•	Create and reinforce pay-for-performance | Reward exceptional performance with increased compensation, while delivering reduced or no incentive pay when we do not achieve performance expectations.

•	Encourage both the desired results and the right behaviors | Strike a balance to reward the delivery of near-term results that drive long-term performance, while incorporating risk-mitigating features to ensure the compensation program does not encourage excessive or inappropriate risk-taking.

•	Align the interests of management with the interests of shareholders | Deliver a significant portion of executive compensation in equity-based awards, with required minimum stock ownership guidelines designed to appropriately focus our management on long-term, sustainable growth and increasing share price.

•	Ensure our performance goals and measures align with our strategy and operating plan | Set performance goals that are challenging yet achievable during the applicable performance period and align with our long-term strategic objectives.

•	Set target compensation at the 50th percentile plus or minus 20% | Set target compensation with reference to the 50th percentile of our compensation peer group for target performance to help us remain competitive among our peers and in our industry in attracting and retaining top executive talent.

Human Resources Committee

The Committee currently has four independent Directors. We summarize details of the Committee’s duties in the Corporate Governance Principles and Board Matters-Human Resources Committee section of this proxy statement and they appear in the Compensation Committee’s charter which can be found on our website.

Use of a Human Resources Committee Executive Compensation Advisor

The Committee has the sole authority to engage the services of outside advisors, experts, and others to assist in performing its responsibilities. Since 2010, the Committee has retained Meridian Compensation Partners LLC as its outside executive compensation advisor. We describe the independent advisor’s primary responsibilities and reporting obligations more fully in the “Corporate Governance Principles and Board Matters-Human Resources Committee” section.

In accordance with the Committee’s charter, if the Committee chooses to use an advisor, the advisor must be independent. We consider an advisor to be independent if the advisory firm does not provide services or products of any kind to the company or any of its subsidiaries, the advisory firm does not derive more than 1% of its gross revenues from the company and the advisory firm is precluded from providing any other services to the company. During 2017, Meridian performed no services for the company beyond its engagement with the Committee.

The Committee assessed Meridian’s independence, based in part on assurances and confirmation from Meridian as to its independent status. The Committee has concluded that Meridian had no conflicts and believed that Meridian has remained independent throughout its engagement by the Committee.

Target Setting and Performance Review Process

In general, we have based our executive compensation program upon delivering high levels of performance relative to performance goals and measures that the Committee approves on an annual basis. The Committee, with the support of management and Meridian, considers many aspects of the company’s financial and operational performance when making executive compensation decisions.

Prior to the start of each performance year, typically in November, the Committee establishes meaningful goals for performance-based compensation including performance measures, measure weighting, thresholds, targets, and maximums for incentive plan compensation. We set targets based on our operating plan and intend that they will drive our strategy. Payment of incentive plan compensation is contingent on the achievement of these goals, and failure to meet the performance goals will reduce or eliminate payments.

The Committee established these measures, weighting and performance levels (thresholds, target and maximum), which it believes were appropriate and balanced, to provide an adequate incentive for participants to strive to achieve our financial and other business objectives for 2017.

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EXECUTIVE COMPENSATION

The Committee reviews performance to plan and projected payouts of our executive compensation program at each meeting over the course of the year.

We generally pay Financial STIP and Leadership STIP awards in February after the prior year’s financial statement audit is complete and the Committee reviews and approves earned amounts. The Committee has the right to reduce awards that executives would otherwise earn under the STIPs.

Executive Compensation Pay Review Process

Each November, the Committee reviews executive compensation benchmarking data that Meridian prepares.

The following February, the CEO proposes total target compensation, consisting of base salary, target short-term incentive opportunity and target long-term incentive opportunity, for NEOs (except with respect to his own compensation) based on benchmark data as well as company and individual performance. The CEO’s recommendations are subject to the review and approval by the Committee, which makes the final determination.

The Committee establishes goals and objectives with the CEO and evaluates at least annually the performance of the CEO in light of these goals and objectives. The Committee reviews and approves the total compensation of the CEO on an annual basis, including base salary, with input from all of the independent directors on the Board (who comprise the Nominating and Corporate Governance Committee) on the performance of the CEO in meeting his or her goals and objectives and concerning the CEO’s total compensation.

Use of Executive Compensation Peer Group

Consistent with historical practices, the Committee used two peer groups in benchmarking our executive compensation practices and levels for 2017:

(i)	one peer group consisting of companies for whom manufacturing and engineering are key attributes (Manufacturing/ Engineering Peer Group); and

(ii)	a second consisting of companies for whom the maintenance of a strong product brand is a key attribute (Brand Name/ Consumer Goods Peer Group).

The Committee uses weighted compensation data from these two peer groups to reflect the company’s unique emphasis both on the maintenance of the Harley-Davidson brand, and on manufacturing and engineering excellence.

The Committee reviews compensation levels and reward practices of the companies within these two peer groups. We weight compensation data from the Manufacturing/Engineering Peer Group 60% and compensation data from the Brand Name/Consumer Goods Peer Group 40%. If data from the peer groups are unavailable or inadequate for a particular executive position, then we determine the competitive market by using data that we obtain through the Aon Hewitt 2017 U.S. Total Compensation Measurement (TCM) survey; you can find a list of all of the companies in this survey by clicking on the “Compensation Survey Participants” link at http://investor.harley-davidson.com/ phoenix.zhtml?c=87981&p=irol-govhighlights&locale=en_ US&bmLocale=en_US.

In conjunction with the company’s internal compensation team, the Committee’s compensation advisor size-adjusts the data using regression analysis to normalize to revenue and/or asset size of the appropriate corporate or business unit. We benchmark NEO compensation relative to the 50th percentile. The Committee believes the regressed, weighted data that we derive from the two peer groups accurately reflect the competitive market for executive compensation for our NEOs. In addition, the Committee believes the use of blended compensation data is necessary to appropriately reflect the significantly different compensation philosophies and practices of Brand Name/Consumer Goods companies and Manufacturing/Engineering companies.

In selecting peer companies, on an annual basis, the Committee takes account of both revenues and where Harley-Davidson competes for executive talent. We also recognize that mergers and acquisitions or other business transactions may impact a number of peer group companies, which we take into consideration as we determine our peer groups for future years. The peer groups for 2017 were as follows:

Manufacturing Peer Group

◾ Cooper-Standard Holdings, Inc.	◾ BorgWarner Inc.
◾ Dana Holding Corp.	◾ Cummins Inc.
◾ Eaton Corp. plc	◾ Dover Corp (new)
◾ Genuine Parts Co.	◾ Flowserve Corp.

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EXECUTIVE COMPENSATION

◾ Johnson Controls, Inc.	◾ Illinois Tool Works Inc.
Navistar International Corp.	◾ Meritor, Inc.
◾ PACCAR Inc.	◾ Oshkosh Corp.
◾ Rockwell Automation, Inc.	◾ Pentair Ltd.
◾ Stanley Black & Decker, Inc.	◾ Rockwell Collins, Inc.
◾ Terex Corp.	◾ Tenneco Inc.
◾ Textron Inc.	◾ Tesla Inc. (new)
◾ Visteon Corp.	◾ Thor Industries Inc. (new)

Branded Peer Group

◾ Avon Products, Inc.	◾ Brown-Forman Corp.
◾ Brunswick Corp (new)	◾ Campbell Soup Co.
◾ Tapestry Inc. (Coach, Inc.)	◾ Colgate-Palmolive Co.
◾ Constellation Brands (new)	◾ Edgewell Personal Care Co.
◾ Fortune Brands Home & Security	◾ Hasbro, Inc.
◾ Kimberly-Clark Corp.	◾ MasterCard Inc.
◾ Mattel, Inc.	◾ McDonald’s Corp.
◾ Molson Coors Brewing Co.	◾ Nordstrom, Inc.
◾ Polaris Industries Inc.	◾ Starbucks Corp.
◾ The Clorox Co. (new)	◾ The Hershey Co. (new)
◾ The Scotts Miracle-Gro Co.	◾ The Sherwin-Williams Co.
◾ 3M Co.

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

We believe our employees and our culture of leadership are the basis for a strong company. We are in competition to attract and retain talent, primarily with companies for whom engineering, manufacturing and the development of a strong global product brand and marketing focus are critical to their businesses. We have designed our executive compensation program to help us succeed in attracting, retaining and motivating talent in a competitive talent marketplace.

The compensation program for our executives, and more specifically our NEOs, consists of four primary elements: base salary, short-term incentives, long-term incentives and employee benefits. In certain circumstances, such as for new hires, special recognition or retention, we may provide compensation outside of these four primary elements in accordance with our executive compensation goals.

In the balance of this section, we provide details regarding our 2017 executive compensation program, along with the associated decisions and outcomes.

Base Salary

The first element of our executive compensation program is base salary. In setting and reviewing base salaries for NEOs, the Committee considers data for our compensation peer group. We set base salaries by starting with salary midpoints that are generally at the competitive market 50th percentile. We then adjust base salaries as appropriate and on a subjective basis by individual, generally within a range of plus or minus 20%, based upon individual performance, experience, job scope, impact, accomplishments against key initiatives, general business performance and economic conditions.

We base executives’ annual increases in base salary on the same guidelines that apply to all other eligible salaried employees, and such increases are not guaranteed. In 2017, we approved the following base salary increases:

NEO(s)	Increase	Rationale
Levatich, Olin, Kumbier, Hund and Jones	2.5%	Merit increase effective March 2017 based on individual performance
Kumbier	3.6%	Market adjustment effective March 2017
Kumbier	10.0%	Effective October 2017, Ms. Kumbier received an additional salary adjustment applicable to the remainder of 2017 related to her expanded job scope and promotion to the position of Chief Operating Officer of HDMC.

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EXECUTIVE COMPENSATION

Short-Term Incentive Plan

The second element of our executive compensation program is our Short-Term Incentive Plan. In 2017, our short-term incentive plan had two components:

•	Our Financial Short-Term Incentive Plan, or Financial STIP, which provided an opportunity to most of our approximately 6,000 employees (including our NEOs) to earn annual cash awards based upon company performance relative to specified financial performance measures; and

•	Our Leadership Short-Term Incentive Plan, or Leadership STIP, which provided an opportunity to all executives (including our NEOs) to earn an annual cash award based upon measurable improvement in key capabilities that we believe were necessary for improved performance and competitive advantage over time.

In November 2016, as part of the annual target setting process, the Committee reviewed and approved the 2017 performance measures and goals for each plan. The Committee also determined the amount of compensation that we would pay to each NEO, expressed as a percentage of his or her base salary if the actual company performance resulted in a payout at target for 2017. We based that amount on the competitive market 50th percentile plus or minus 20%. The NEOs’ target short-term incentive opportunities under the Financial STIP and the Leadership STIP for 2017 were as follows:

Target Short-Term Incentive Opportunities
			Maximum Short-Term
	(% Base Salary)		Incentive Opportunity
Named Executive Officer	Financial STIP	Leadership STIP	(% Base Salary)
Matthew S. Levatich	130%	40%	260%
John A. Olin	80%	30%	160%
Michelle A. Kumbier[1]	80%	30%	160%
Lawrence G. Hund	80%	30%	160%
Paul J. Jones	70%	30%	140%

[1]	Ms. Kumbier’s Financial STIP target opportunity was 70% from January 1 through October 15, 2017; because of her promotion to Chief Operating Officer of HDMC, we increased her Financial STIP target opportunity to 80% effective October 16, 2017.

Actual payments under the Financial STIP can range from 0% to 200% of an individual’s Financial STIP target opportunity based on performance, while actual payments under the Leadership STIP cannot exceed an individual’s Leadership STIP target opportunity. Combined payouts under the Financial and Leadership STIPs cannot exceed 200% of a participant’s Financial STIP target opportunity.

The Committee determined the target opportunities for the CEO based upon a review of market compensation data with input from Meridian. Accordingly, the Committee approved an increase in the CEO’s Financial STIP target opportunity from 125% of base salary to 130% of base salary for 2017; there was not an increase in his Leadership STIP target opportunity. Based on recommendations from Mr. Levatich and informed by Committee review of competitive market data, there were no changes to Financial STIP or Leadership STIP target opportunities for the other NEOs for 2017.

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2017 Financial STIP

In November 2016, the Human Resources Committee reviewed and approved the 2017 Financial STIP including performance measures and goals under that plan.

The financial measures for the 2017 Financial STIP were as follows:

Measure[1] and Weight	Definition	Why It Matters
Consolidated Net Income (75%)	Consolidated net income from continuing operations, excluding the impacts of the 2017 tax act and NHTSA matter.	A significant driver of shareholder value; measures financial performance for the year
HDMC Asset Productivity (12.5%)

Revenue from HDMC divided by the sum of HDMC average property, plant and equipment, net and average HDMC Net Working Capital

(i)  HDMC Net Working Capital: consolidated accounts receivables plus the sum of HDMC current assets consisting of inventories and other current assets (excluding tax assets) less the sum of current liabilities consisting of accounts payable (excluding negative book cash balances) and accrued liabilities (excluding dividends payable, tax liabilities and the 2017 NHTSA matter accrual)

HDMC Asset Productivity measures how effectively and efficiently HDMC manages its investment in net assets to produce revenue
HDFS Return on Assets (12.5%)	HDFS operating income divided by HDFS average finance receivables, net	HDFS ROA focuses specifically on how effectively and efficiently HDFS manages its finance receivables to generate operating income

(1)	These measures are derived from our financial results as presented in our consolidated financial statements and notes, except that we use the monthly information to calculate averages and our financial statements and notes may not disclose detailed amounts for the excluded items because the details are not required for financial statement reporting purposes.

Upon completion of the fiscal year, the Committee reviews the extent to which actual performance compares to the defined performance goals for the Financial STIP. For 2017, outcomes under the Financial STIP relative to targets under performance goals were as follows:

					Payout
	Performance Goals				(% of Target
Measure and Weight	Threshold	Target	Maximum	Actual	Opportunity)
Consolidated Net Income (75%)	$480.0M	$685.7M	$754.2M	$594.4M	77.8%
HDMC Asset Productivity (12.5%)[1]	3.25	4.64	5.01	4.24	85.5%
HDFS Return on Assets (12.5%)[1]	2.63%	3.76%	4.25%	3.88%	123.6%
Final Result					84.5%

(1)	The original goals provided that we had to achieve threshold consolidated net income for there to be any payout with respect to either the HDMC Asset Productivity or the HDFS Return on Assets measures.

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EXECUTIVE COMPENSATION

2017 Leadership STIP

In November 2016, the Human Resources Committee approved the Leadership STIP for 2017 that covered our executives, including our NEOs.

NEOs were able to earn the 2017 Leadership STIP based upon four measures that included improvements in project management, organizational effectiveness, the advancement of certain strategic initiatives and other financial metrics. All four measures were weighted equally. Combined payouts under the Financial STIP and Leadership STIP could not exceed 200% of a participant’s Financial STIP target opportunity.

The Committee reviewed the aggregate performance of the organization relating to the four Leadership STIP measures for 2017 and determined that the delivered performance equated to 97.0% of the target.

2018 Short-Term Incentive Plan Design

In November 2017, the Committee approved the 2018 Financial STIP consisting of a single annual plan for all eligible employees.

The key measures for the 2018 Financial STIP are the following, in each case subject to certain adjustments that the Committee may approve, with the relative weightings that the Committee assigned to each:

•	Consolidated Net Income (weighted at 55%): consolidated net income from continuing operations

•	HDMC Asset Productivity (weighted at 15%): revenue from HDMC divided by the sum of HDMC average property, plant and equipment, net and average HDMC Net Working Capital

(1)	HDMC Net Working Capital: consolidated accounts receivables plus the sum of HDMC current assets consisting of inventories and other current assets (excluding tax assets) less the sum of current liabilities consisting of accounts payable (excluding negative book cash balances) and accrued liabilities (excluding dividends payable and tax liabilities)

•	HDFS Return on Assets (weighted at 15%): HDFS operating income divided by HDFS average finance receivables, net

•	U.S. New Rider Growth (weighted at 15%): the annual percentage increase in new riders on new and used Harley-Davidson® Motorcycles in the U.S. over the prior three-year average

Under the 2018 Financial STIP, if we do not achieve net income of at least $409 million in 2018, then we would not make any payouts, regardless of performance under other financial measures. As a result, the minimum payout could be 0%, the payout at the threshold level of performance is 50% of a participant’s Financial STIP target opportunity, and the maximum payout would not exceed 200% of a participant’s Financial STIP target opportunity. The Committee determined that there was a reasonable likelihood that employees could achieve the goals and earn incentive compensation at the target performance level.

Long-Term Incentive Plan

The third element of our executive compensation program is the long-term incentive plan. We make long-term incentive awards in the form of performance shares (67%) and restricted stock units (33%). We use this mix to create a substantial focus on achievement of the long-term success of the company by having a significant portion of the executive’s compensation “at risk” such that executives will not receive value without performance and to directly tie the value they receive to financial performance.

The Committee believes that our long-term incentives are a key component of total compensation as they:

•	enhance the growth and profitability of our company by focusing the executives and other key employees on our long-term financial success and growth in value;

•	provide balance and perspective to short-term goals and incentives;

•	further align the interests of shareholders and executives; and

•	provide a valuable tool to retain and attract key executives.

The Committee determined each NEO’s target value of long-term incentive opportunity, which we express as a percentage of base salary, based on the competitive market 50th percentile plus or minus 20%. Accordingly, with input from Meridian, the Committee approved an increase in the CEO’s target value from 450% of base salary to 455% of base salary for 2017. Based on recommendations from Mr. Levatich informed by competitive market data, we changed Ms. Kumbier’s target value for 2017 from 170% of base salary to 180% of base salary; target values for the other NEOs for 2017 remained the same.

We converted the target value of long-term incentive opportunity for each NEO into an award of performance shares and an award of restricted stock units. For this conversion, we valued each performance share and each restricted stock unit at an amount equal to the closing price of a share of our stock on the date of grant. We grant restricted stock units to an executive in

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EXECUTIVE COMPENSATION

a year only if he or she met or exceeded objective and subjective performance standards that applied to him or her in the preceding year. For purposes of 2017 grants, the Committee determined that all NEOs met or exceeded applicable performance standards in 2016. We make awards under our 2014 Incentive Stock Plan.

Named Executive Officer	Total Target Value of Long-Term Incentive Opportunity (as a % of Base Salary)	Long-Term Incentive Mix (% of Total Target Value)
		Performance Shares 67%	Restricted Stock Units 33%
Matthew S. Levatich	455%	$3,280,990	$1,616,010
John A. Olin	239%	$1,075,350	$529,650
Michelle A. Kumbier	220%	$723,600	$356,400
Lawrence G. Hund	215%	$886,410	$436,590
Paul J. Jones	165%	$623,770	$307,230

Performance Shares

Performance shares allow the executive to earn a specified number of shares of our common stock at the end of the three-year performance period (2017 through 2019) that will range between 0% and 200% of the initial award amount. As a result, the number of performance shares an NEO earns is based on company performance, and the value that the NEO realizes is tied to the stock price at that time. To the extent awards vest, the participant will also receive the accumulated dividends that have accrued over the performance period, in direct proportion to the number of performance shares that actually vest.

The performance measures applicable to the performance shares granted in 2017 are:

Measure and Weight	Definition	Why It Matters
Cumulative Net Income (50%)	Cumulative consolidated net income from continuing operations over the performance period, excluding impacts of the manufacturing optimization plan and the 2017 tax act.	A significant driver of shareholder value over time by measuring financial performance for the 3-year performance period
HDMC Average Return on Invested Capital (ROIC) (50%)

The sum of the quotient obtained by dividing (i) HDMC Net Operating Income After Tax by (ii) HDMC Invested Capital for each year in the performance period, divided by the number of years in the performance period.

(i)  HDMC Net Operating Income After Tax: the amount of HDMC operating income reduced for taxes, excluding the impacts of the manufacturing optimization plan and the 2017 tax act, for the relevant year in the performance period.

(ii)  HDMC Invested Capital: the average amount of HDMC debt plus the average amount of HDMC shareholder’s equity, excluding accumulated other comprehensive income or loss for pension and postretirement benefit plans and the impacts of the manufacturing optimization plan and the 2017 tax act, for the relevant year in the performance period.

Focuses on how well HDMC uses its capital to generate income and shareholder value over time

These measures are derived from our segment financial results as presented in the notes to our consolidated financial statements except that we use the monthly information to calculate averages and our financial statements and notes may not disclose detailed amounts for the excluded items because the details are not required for financial statement reporting purposes.

The Committee will assess performance at the conclusion of the three-year performance period to determine what, if any, portion of the award will vest.

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EXECUTIVE COMPENSATION

For each measure, we set the threshold performance requirement at 70% of target and the maximum performance at 105% of target. We set targets based on our approved three-year operating plan. The Committee believes this structure is in the best interests of our shareholders, as it focuses behaviors on the realization of long-term strategic goals of the organization and the use of shareholder capital to drive value creation and strong returns. The Committee determined that there was a reasonable likelihood that we would perform at the target performance level.

Restricted Stock Units

Restricted stock unit awards allow executives, including our NEOs, to receive shares of our common stock in the future after the awards vest, which will occur only if the individual remains an employee or certain other circumstances apply. Restricted stock unit awards vest in three equal annual installments beginning one year after the grant date. During the vesting period, the recipient is eligible to receive dividend equivalents on a current basis on each restricted stock unit in the same amount as dividends that are declared and paid quarterly on each share of stock.

Under the vesting rules of our restricted stock unit awards, a recipient who has attained the age of 55 and eligibility for retirement and who retires from the company will have all awards that were granted 12 or more months prior to the date of retirement vested upon retirement.

The Committee believes that restricted stock unit awards complement our use of performance shares by providing an effective and valuable tool to attract and retain executives.

2018 Long-Term Incentive Plan Design

•	In November 2017, the Committee approved the design for long-term incentive awards to our NEOs for 2018 that was similar to the design for 2017 awards. The Committee decided to modify slightly the mix of performance shares and restricted stock units in light of the elimination of the Leadership STIP in 2018 and a related increase in compensation under long-term incentive awards. The 2018 plan design is as follows:

•	Grant long-term performance share awards (60% of total award) with the potential to earn 0% to 200% of target; and

•	Grant restricted stock unit awards (40% of total award).

We used this mix to create a substantial focus on achievement of the long-term success of the company by having a significant portion of the compensation “at risk” such that executives will not receive value without performance and to directly tie the value they receive to financial performance.

The performance measures applicable to the 2018 awards of performance shares are as follows, in each case defined in a manner substantially similar to 2017:

•	Cumulative Net Income (weighted at 50%)

•	HDMC Average Return on Invested Capital (ROIC) (weighted at 50%)

Payout under the 2015 Cash-Based Long-Term Incentive Awards

Prior to 2016, we granted cash-based long-term incentive awards to our NEOs. We made awards in 2015 relating to performance over the three-year period ending December 31, 2017. The payout was based on performance relative to goals for the average return on invested capital (ROIC) for HDMC and could range from 0% to 200% of an NEO’s target award value.

The performance measure applicable to the 2015 awards was as follows:

HDMC Return on Invested Capital (ROIC): the average of (i) HDMC Net Operating Income After Tax by (ii) HDMC Invested Capital, for 2015, 2016 and 2017

(i)	HDMC Net Operating Income After Tax: the amount of HDMC operating income reduced for taxes, excluding the impact of the 2017 tax act, for 2015, 2016 and 2017.

(ii)	HDMC Invested Capital: the average amount of HDMC debt plus the average amount of HDMC shareholder’s equity, excluding accumulated other comprehensive income or loss for pension and postretirement benefit plans, excluding the impact of the 2017 tax act, for 2015, 2016 and 2017.

These measures are derived from our segment financial results as presented in the notes to our consolidated financial statements except that, as part of those filings, we do not disclose the impact of the 2017 tax act from a segment perspective.

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EXECUTIVE COMPENSATION

The performance period for the cash-based long-term incentive awards that we granted in 2015 ended on December 31, 2017. The following table describes actual performance against the performance goal and the related payout relative to target:

	Performance Goal				Payout
Measure	Threshold	Target	Maximum	Actual	(% of Target)
HDMC Average ROIC	12.0%	30.3%	32.7%	22.4%	77.9%

We paid out the awards in February 2018 following the assessment of performance and approval by the Committee.

Employee Benefits

The fourth element of our executive compensation program is the benefits that we generally offer in similar form and manner to our other salaried employees with the addition of limited executive perquisites. The goal is to provide benefits that are competitive in the marketplace where we compete for executives at the senior leadership level.

Retirement and Savings Plans

Plan	Plan Overview

HDI Retirement Savings Plans	A qualified section 401(k) savings plans for eligible employees, which we believe are competitive with other similar companies. All NEOs participate in this plan.

HDFS Defined Contribution Retirement Plan	A qualified defined contribution plan that covers eligible HDFS U.S. employees. Mr. Hund participates in this plan.

HDMC Defined Contribution Retirement Plan	A qualified defined contribution plan that covers eligible HDMC U.S. salaried employees who were hired on or after August 1, 2006. Mr. Jones participates in this plan.

HDI Deferred Compensation Plan

A non-qualified Deferred Compensation Plan for salaried employees in which a group of highly-compensated employees (as defined by the Internal Revenue Code) is eligible to participate, including the NEOs.

Under our non-qualified Deferred Compensation Plan, we pay participants amounts that would have been accrued or payable under the Retirement Savings Plan if statutory limits that apply to that plan as a qualified plan under the Internal Revenue Code had not been applicable.

Under the terms of this plan, participants can defer a portion of their base salary and a portion of their annual STIP payment. If a participant in this plan makes an election to defer eligible compensation, and there are statutory limits on such participant’s ability to defer at least 6% of eligible compensation into the qualified employee Retirement Savings Plan, then the participant will also receive company matching contributions in this plan that would have been made in the qualified plan if no statutory limit had been applicable.

We believe earnings on amounts deferred reflect the returns available in the market as investment options in the Deferred Compensation Plan that are participant-directed are similar to those that exist in our 401(k) plan. This plan is structured to comply with Section 409A of the Internal Revenue Code. Each of our NEOs is eligible to participate in the Deferred Compensation Plan.

All NEOs participate in this plan.

HDMC Retirement Annuity Plan

A qualified non-contributory, defined benefit pension plan which covers HDMC U.S. salaried employees who were hired prior to August 1, 2006. The plan has been closed to new participants since August 1, 2006.

Messrs. Levatich and Olin and Ms. Kumbier participate in this plan.

HDMC Restoration Plan

A non-qualified Pension Benefit Restoration Plan under which we pay participants amounts that would have been accrued under or payable from the HDMC Retirement Annuity Plan if statutory limits that apply as a plan qualified under the Internal Revenue Code had not been applicable. The plan has been closed to new participants since August 1, 2006.

Messrs. Levatich and Olin and Ms. Kumbier participate in this plan.

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EXECUTIVE COMPENSATION

Limited Executive Perquisites

Plan	Plan Overview

Life Insurance

We provide life insurance benefits to the executives that are available only in the event of their death during active employment with the company. The amount of life insurance benefits ranges from one and one-half to three times an executive’s annual base salary, depending on salary band. We also reimburse executives for taxes on income that tax law imputes to executives related to the provision of life insurance in excess of $50,000.

All NEOs participate in this plan.

Post Retirement Life

Historically, we provided certain executives, including the NEOs, who retire after reaching age 55 and after attaining five or more years of service a benefit in lieu of providing post-retirement life insurance. This consists of a payment equal to two years’ base salary at retirement. The executive is responsible for all taxes associated with this payment. The plan has been closed to new participants since December 31, 2015.

Currently, Messrs. Olin and Hund are eligible to receive this benefit upon their retirement. The remaining NEOs, Mr. Levatich, Ms. Kumbier and Mr. Jones, become eligible for this benefit after reaching age 55.

Financial Planning	Executives, including all NEOs, are eligible for a limited financial planning and tax preparation benefit. Each NEO is responsible for all taxes associated with this benefit.

Executive Physical and Health Savings Account	Certain executives, including all NEOs, are eligible to receive an annual executive physical. In addition, executives are eligible to participate in the company’s Healthy Behavior Rewards program under which they can earn credits to their health savings account which is available to substantially all of the company’s employees.

Use of Corporate Aircraft	Certain executives, including all NEOs, are permitted limited use of our corporate aircraft. We have entered into time-share agreements with executive officers, including the NEOs, to provide terms governing the personal use of corporate aircraft and to require the executive officers to pay for each personal flight. The amount that an executive officer pays for each personal flight is equal to the greater of the aggregate incremental cost to the company for such flight and the Standard Industry Fare Level valuation used to impute income for tax purposes. In all cases, the CEO must approve all personal use, and any business use for our corporate aircraft takes priority over an NEO’s request for personal use.

Executive MotorClothes® Allowance	For 2017, executives (including NEOs) received an annual allowance for the purchase of MotorClothes® apparel up to $3,000. Each executive is responsible for all taxes associated with this clothing allowance. We eliminated this clothing allowance beginning in 2018.

Executive Spousal or Partner Travel	We provide for spousal/partner travel for certain customer and dealer facing events that executives (including NEOs) are required to attend. We deem this long-standing practice appropriate because many of our dealers are family-owned and operated and we derive substantial value from personal relationships with our dealer partners.

EXECUTIVE COMPENSATION POLICIES AND GUIDELINES

The following policies and agreements have been adopted to further the goals of the executive compensation program and underpin our program with robust governance practices. The Committee believes these are appropriate and reflect the expectations of our shareholders while providing for clear alignment between the interests of executives and those of shareholders.

Annual Compensation Risk Assessment

In establishing and reviewing our executive compensation program, the Committee considers, among other things whether the program pays the executives for performance and whether the program encourages unnecessary or excessive risk-taking. The Committee reviews the primary elements of executive compensation annually.

The Committee believes that our compensation program, in particular, our cash incentive plans and long-term incentives, appropriately balance risk, pay for performance and the desire to focus executives on specific financial and operational measures. Furthermore, the Committee believes our program does not encourage unnecessary or excessive risk-taking, nor does it create risks that are reasonably likely to have a material adverse effect on the company.

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EXECUTIVE COMPENSATION

To help mitigate compensation risk, and align executives’ interests with those of our shareholders, we have adopted a number of policies as follows.

Policy	Policy Overview

Anti-Hedging and Pledging	Directors and employees may not engage in hedging or pledging transactions with respect to company securities. Certain forms of hedging transactions, such as zero-cost collars and forward sale contracts, allow a shareholder to lock in the value of his or her shareholdings, often in exchange for all or a portion of any future appreciation in the stock. The shareholder is then no longer exposed to the full risks of stock ownership and may no longer have the same alignment as the company’s other shareholders. Therefore, we prohibit such hedging transactions. Likewise, we prohibit pledging of the company’s securities.

Clawback

In the event that our Board of Directors or an appropriate Board committee determines that any fraud or intentional misconduct by an executive officer was a contributing factor to Harley-Davidson having to restate any financial statements that we have filed with the SEC due to the company’s material noncompliance with any financial reporting requirement under the securities laws, then the Board or the committee may, in its discretion and to the extent permitted by governing law, require the company to seek reimbursement or forfeiture of any eligible compensation paid or credited to or earned by such executive officer.

The amount of eligible compensation subject to forfeiture will be any eligible compensation in excess of the amounts that would have been paid or credited to or earned by such executive officer during the three-year period preceding the date on which the company is required to prepare the restatement based directly on the restated financial results. For these purposes, the term “executive officer” means any officer (i) designated as a Section 16 officer under the federal securities laws or (ii) who has been designated an executive officer by the Board, and the term “eligible compensation” means any bonuses paid or credited to or any other incentive compensation earned by an executive officer.

Stock Ownership Guidelines	To reinforce the link between the long-term interests of NEOs, executives and shareholders, we require directors, NEOs and executives to own a minimum amount of our common stock. Management has recommended, and the Board has approved, the following formal minimum stock ownership requirements.
	Executives Title	Percent of Base Salary
	Chief Executive Officer	600%
	Chief Operating Officer HDMC/HDFS	400%
	Senior Vice President	300%
	Vice President or General Manager	200%

The Committee monitored each executive’s progress toward and continued compliance with the Stock Ownership guidelines. Restricted stock, restricted stock units, performance shares, shares held in 401(k) accounts, vested unexercised stock options and stock appreciation rights, and shares of common stock that executives hold directly count toward satisfying the guidelines.

Failure to meet or, in unique circumstances, to show sustained progress toward meeting these Guidelines may result in a reduction in or restriction of future incentive stock awards until such time as the Guidelines are met.

As of December 31, 2017, each NEO has met, exceeded or is tracking to his or her stock ownership guideline requirement.

Option Repricing	Our stock plan does not permit repricing or exchange of underwater stock options.
Payout Maximum and Award Reductions	Our annual cash incentive plans provide that the Committee may reduce awards that executives would otherwise earn by up to 50%, and there is a cap on all maximum cash payouts.

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Other Compensation Policies and Guidelines

The Committee has also adopted the following policies in line with typical market practices.

Employment Contracts	We do not enter into employment contracts with executives that provide for ongoing terms of employment.
Change of Control Agreements

On December 31, 2017, we had transition agreements with Messrs. Levatich, Hund and Olin that become effective upon a change of control of Harley-Davidson, Inc. as defined in their transition agreements.

In the agreements with these NEOs, to the extent that payments to these executives under these agreements would be considered “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to a point at which they are no longer considered excess parachute payments or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to the executive.

The transition agreements do not provide for the payment of an excise tax gross-up or any benefits in the event the executive voluntarily terminates his employment for any reason after a change of control. There is no immediate vesting of equity awards upon a change of control for NEOs who are parties to transition agreements.

We believe the circumstances that entitle an individual to payments upon termination of employment following a change of control strike the appropriate balance between protecting the interests of our shareholders and our executives. The table in the “Payments Made Upon Termination—Change of Control” section provides estimates of the amounts of compensation payable to each eligible NEO, if any, upon a change of control and termination of the executive. The assumptions we used to calculate those amounts accompany the Change of Control table. In February 2018, we entered into a Transition Agreement with Ms. Kumbier. This agreement is substantially the same as the Transition Agreements we have with Messrs. Levatich, Hund and Olin.

Executive Severance	All NEOs are covered under our Executive Severance Policy that provides for a cash severance of 24 months of base salary and 18 months continuation of certain employee benefits, such as life insurance, medical, dental, vision, as well as outplacement and financial planning benefits, if we terminate employment for reasons other than for cause. To receive a severance payment under this policy, the executive must agree to certain restrictive covenants and execute a general release of claims against the company.
Tally Sheets	The Committee reviews tally sheets every year that are comprehensive and show the full range of compensation under a variety of employment scenarios. The Committee believes the annual review of tally sheets is helpful and considers them as part of its deliberations regarding executive pay every year.
Equity Award and Grants

We make equity awards, such as restricted stock units and performance shares to certain employees and directors, pursuant to a process that the Committee has approved and under a stock plan that our shareholders have approved. Annual equity awards to employees historically have taken place in February after the release of fourth-quarter earnings at which time the “window” for effecting transactions in our stock is generally open for those employees who may, through their job responsibilities, have access to material non-public information.

Off-cycle equity award grants may only be effective on dates during an open window period and occur after the CEO determines that an individual is deserving of an award because (i) an eligible employee is a recent hire; (ii) an employee has excelled in his/her role, (iii) an eligible employee is promoted to a new position (which is stock eligible); (iv) an eligible employee is highly valued and management wants to retain the individual; or (v) an eligible employee was inadvertently omitted from the annual award list.

Tax Deductibility	Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation that we pay to NEOs to $1,000,000 in any year. Through 2017, this limitation did not apply to performance-based compensation if certain conditions are met or to compensation to our chief financial officer. The Committee generally intended to maximize the extent of the tax deductibility of executive compensation under the provisions of Section 162(m). The Committee believed, however, that shareholders’ interests are best served by not restricting its discretion and flexibility in structuring compensation, even though doing that may result in certain non-deductible compensation expenses. Starting with 2018, because of the changes that the recently-enacted Tax Cuts and Jobs Acts made to Section 162(m), the covered

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executives will be our NEOs as well as any other executive who, starting January 1, 2018, serves as the CEO or CFO or who is among the three most highly compensated other executive officers for any fiscal year. Also, only qualifying performance-based compensation that we pay pursuant to a binding contract in effect on November 2, 2017, will be exempt from the deduction limit. Accordingly, any compensation that we pay in the future pursuant to new compensation arrangements entered into after November 2, 2017, even if performance-based, will be subject to the $1 million fiscal year deduction limit if paid to a covered executive. Because many different factors influence a well-rounded, comprehensive executive compensation program, and as a result of the recent changes to Code Section 162(m), some of the compensation we provide to our executive officers will likely not be deductible due to Section 162(m).

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EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (1) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3) (h)	All Other Compensation ($) (4) (i)	Total ($) (j)
Matthew S. Levatich President and Chief Executive Officer	2017	$1,071,875	$—	$4,897,072	$—	$2,768,347	$2,276,000	$103,382	$11,116,676
	2016	$1,041,667	$—	$4,725,030	$—	$2,083,161	$1,394,000	$106,445	$9,350,303
	2015	$901,500	$307,495	$1,500,015	$968,462	$1,455,144	$1,285,000	$52,432	$6,470,048
John A. Olin Senior Vice President and Chief Financial Officer	2017	$668,646	$—	$1,605,062	$—	$1,042,616	$838,000	$44,312	$4,198,636
	2016	$651,500	$—	$1,566,057	$—	$1,021,118	$1,612,000	$44,446	$4,895,121
	2015	$626,667	$150,400	$504,999	$326,053	$798,007	$636,000	$49,711	$3,091,837
Michelle A. Kumbier Chief Operating Officer - HDMC	2017	$606,667	$—	$1,680,044	$—	$714,469	$746,000	$53,359	$3,800,539
	2016	$560,000	$—	$961,035	$—	$666,250	$466,000	$48,396	$2,701,681

Lawrence G. Hund President and Chief Operating Officer - HDFS	2017	$612,500	$—	$1,323,018	$—	$918,510	$76,000	$25,008	$2,955,036
	2016	$596,668	$—	$1,290,070	$—	$913,325	$86,000	$25,766	$2,911,829
	2015	$571,673	$137,202	$415,669	$268,370	$731,351	$190,000	$26,119	$2,340,384
Paul J. Jones Vice President and General Counsel	2017	$561,458	$—	$931,075	$—	$711,736	$—	$92,940	$2,297,209
	2016	$546,667	$—	$908,026	$—	$707,339	$—	$95,359	$2,257,391
	2015	$495,833	$104,125	$274,975	$177,547	$490,280	$—	$90,731	$1,633,491

(1)	We calculated the compensation related to stock (restricted stock units and performance shares) based on the grant date fair value of an award. We based the grant date fair value of restricted stock unit and performance share awards on the market price of the underlying stock as of the date of grant (which considers the value of dividend equivalents that the holder is entitled to receive). The performance share award value included in the summary compensation table is based on achieving the performance objectives at target. The maximum performance share award value for 2017 grants, based on the grant date fair value per performance share, is 200% of the target amount, which equates to the following amounts based on our stock price on the date of grant: Mr. Levatich - $6,562,063 Mr. Olin - $2,150,760, Ms. Kumbier - $1,447,233, Mr. Hund - $1,772,852 and Mr. Jones - $1,247,583.

(2)	The amount in this column for 2017 includes the amounts each NEO earned under his or her Financial STIP award for 2017, Leadership STIP award for 2017 and cash-based long-term incentive award for the performance period of 2015 through 2017, each of which we paid during 2018. For each year in this table, this column shows compensation for the year in which it was earned, even if we paid the amount during the following year.

(3)	The amounts in this column represent the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for 2016 to the plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for 2017. Refer to the narrative to the Pension Benefits Table for further information.

(4)	All other compensation in 2017 consists of the following:

	Financial Planning	Harley- Davidson Motor- Clothes	Life Insurance	Life Insurance Tax Gross Up (a)	401(k) Plan Contribution	Deferred Compensation Plan Contribution	Healthcare Account Contribution	Total
Matthew S. Levatich	$12,000	$544	$14,570	$1,173	$8,100	$65,745	$1,250	$103,382
John A. Olin	$—	$2,638	$1,095	$985	$8,100	$29,494	$2,000	$44,312
Michelle A. Kumbier	$12,000	$1,364	$5,475	$344	$8,100	$23,576	$2,500	$53,359
Lawrence G. Hund	$—	$—	$14,187	$1,071	$9,750	$—	$—	$25,008
Paul J. Jones	$2,185	$724	$5,168	$228	$22,750	$61,885	$0	$92,940

(a)	This is reimbursement for income taxes on income that tax law imputes to executives related to the provision of life insurance in excess of $50,000.

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Grants of Plan Based Awards for 2017

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other Stock Awards: Number of Shares of Stock or Units	All other Option Awards: Number of Securities Underlying Option (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)		Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	(#) (3) (i)
Matthew S. Levatich	Financial STIP	11/27/17	$753,375	$1,506,750	$3,013,500
	Performance Shares	2/1/17				28,990	57,979	115,958				$3,281,031
	RSUs	2/1/17							28,557			$1,616,041
John A. Olin	Financial STIP	11/27/17	$302,119	$604,238	$1,208,475
	Performance Shares	2/1/17				9,502	19,003	38,006				$1,075,380
	RSUs	2/1/17							9,360			$529,682
Michelle A. Kumbier	Financial STIP	11/27/17	$297,000	$594,000	$1,188,000
	Performance Shares	2/1/17				6,394	12,787	25,574				$723,616
	RSUs	2/1/17							16,901			$956,428
Lawrence G. Hund	Financial STIP	11/27/17	$276,750	$553,500	$1,107,000
	Performance Shares	2/1/17				7,832	15,664	31,328				$886,426
	RSUs	2/1/17							7,715			$436,592
Paul J. Jones	Financial STIP	11/27/17	$225,500	$451,000	$902,000
	Performance Shares	2/1/17				5,512	11,023	22,046				$623,791
	RSUs	2/1/17							5,430			$307,284

(1)	In November 2017, the Human Resources Committee approved the Financial STIP relating to 2018 performance. Under this plan, each NEO has the potential to earn the estimated future payouts that we disclose above during 2018, which we would pay out in February 2019. We include further details regarding these plans, including information on performance criteria, in the “Short-Term Incentive Plan” section of the “Compensation Discussion and Analysis.”

(2)	The amounts shown represent the threshold, target and maximum payouts under performance shares that we granted to NEOs in 2017. The performance shares allow NEOs to earn a specified number of shares of our common stock at the end of the three-year performance period that will range between 0% and 200% of the initial award amount. The initial award amount for each executive’s 2017 performance share award is a stated number of performance shares, which is the target amount shown in the table. The number of shares of our stock that the NEO will earn will be determined at the end of a three-year performance period. The performance measures applicable to the performance shares that we granted in 2017 are based on Cumulative Net Income (weighted at 50%) and HDMC Average Return on Invested Capital (ROIC) (weighted at 50%). These measures are discussed in more detail under “Long-Term Incentive Plan” in the “Compensation Discussion and Analysis.” The amount of shares the NEO earns is based on performance and the value that the NEO realizes is based on our stock price when earned shares are delivered. To the extent that these awards vest, the participant will receive the accumulated dividends that have accrued over the performance period in direct proportion to the number of performance shares that actually vest.

(3)	Restricted stock unit awards allow NEOs to receive shares of our common stock in the future only after the awards vest, which will occur only if the individual remains an employee through the vesting date or certain other circumstances apply. The restricted stock unit awards vest in three equal annual installments beginning one year after the grant date. During the vesting period, the recipient is eligible to receive dividend equivalents on a current basis on each restricted stock unit of the same value as dividends that are declared and paid quarterly on each share of stock. Under the vesting rules of our restricted stock unit awards, a recipient who is at least 55 years old, eligible for retirement, and retires from the company will have all awards that were granted 12 or more months prior to the date of retirement vest upon retirement.

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NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

For 2017, we maintained the following executive compensation plans and programs for our NEOs:

•	Base salary;

•	Annual cash incentive compensation consisting of a Leadership STIP and a Financial STIP;

•	Long-term incentive stock awards;

•	Retirement and savings plans;

•	Non-qualified deferred compensation plan; and

•	Life insurance-related benefits, including payments in lieu of post-retirement life insurance, and other non-cash compensation.

We include further details regarding these plans and programs, including information on performance criteria and vesting provisions, in the “Compensation Discussion and Analysis–Components of Our Executive Compensation Program” section.

Harley-Davidson CEO Pay Ratio for 2017

To comply with Item 402(u) of Regulation S-K, we are providing the following disclosure regarding the ratio of the median annual total compensation of our employees and the annual total compensation of our chief executive officer for the year ended December 31, 2017. We identified our median employee using the following methodology:

•	We identified each individual that we employed globally on October 12, 2017.

•	We then compared the base salary or base wages that we paid to each individual in our employee population during 2017. We annualized the base salary for any individual who commenced work with us after January 1, 2017.

•	We identified approximately 300 employees to whom we paid approximately the same base compensation during 2017. From that group of 300 employees, we conducted a random sample to identify a sub-group of employees from which to select our median employee. We then used assumptions that we considered reasonable based on our knowledge of our employee population to select an employee from the sub-group as the median employee that we thought was most representative of our employee population.

We calculated such median employee’s annual total compensation for 2017 in the same way that we calculated total compensation for each of our NEOs that appear in the Summary Compensation Table above. Our median employee’s total compensation was $77,958, and our CEO’s total compensation (as reported in the Summary Compensation Table) was $11,116,676, resulting in a ratio of the median employee’s compensation to our CEO’s compensation of approximately 1:143.

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Outstanding Equity Awards at December 31, 2017

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (2) (4) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3) (4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3) (j)
Matthew S. Levatich	50,401	25,201		$63.49	02/03/25	62,750	$3,192,720	100,588	$5,117,917
	32,926	—		$62.33	02/04/24
	34,567	—		$51.78	02/04/23
	32,198	—		$45.32	02/06/22
	26,247	—		$41.33	02/09/21
John A. Olin	16,968	8,485		$63.49	02/03/25	20,735	$1,054,997	33,178	$1,688,097
	22,726	—		$62.33	02/04/24
	22,825	—		$51.78	02/04/23
	20,194	—		$45.32	02/06/22
	13,059	—		$41.33	02/09/21
	44,465	—		$22.63	02/10/20
	30,000	—		$28.54	10/19/19
	12,587	—		$12.30	02/12/19
Michelle A. Kumbier	6,989	3,495		$63.49	02/03/25	33,346	$1,696,644	21,205	$1,078,910
	9,823	—		$62.33	02/04/24
	10,980	—		$51.78	02/04/23
Lawrence G. Hund	13,966	6,984		$63.49	02/03/25	17,084	$869,234	27,339	$1,391,008
	19,509	—		$62.33	02/04/24
	25,073	—		$22.63	02/10/20
	25,040	—		$18.92	07/17/19
Paul J. Jones	9,240	4,620		$63.49	02/03/25	11,932	$607,100	19,241	$978,982
	12,989	—		$62.33	02/04/24
	11,536	—		$51.78	02/04/23
	11,039	—		$45.32	02/06/22

(1)	We granted all options ten years prior to the expiration date. Each grant vests ratably over a three-year period beginning with the first 33% vesting one year after the date of grant, the second 33% vesting two years after the date of grant and the third 33% vesting three years after the date.

(2)	The amounts in this column consist of unvested restricted stock units (RSUs). The value of RSUs is based on the closing price of Harley-Davidson’s common stock on December 29, 2017.

(3)	The amounts in this column consist of unvested performance shares. The number of performance shares disclosed was based on actual performance achieved for each of the underlying performance measures through December 31, 2017. The portion of shares related to measures with actual performance that was less than threshold was disclosed based on threshold performance. The remaining shares related to measures with actual performance that exceeded the threshold, but was less than the target, and were disclosed based on target performance. The value of performance shares is based on the closing price of Harley-Davidson’s common stock on December 29, 2017.

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(4)	RSUs and performance shares vest as follows:

	RSU Vesting Date	Number of RSUs	Performance Shares Vesting Date	Number of Performance Shares
Matthew S. Levatich	2/1/2018	9,519	February 2019	57,104
	2/2/2018	13,158	February 2020	43,484
	2/3/2018	7,876
	2/1/2019	9,519
	2/2/2019	13,159
	2/1/2020	9,519
John A. Olin	2/1/2018	3,120	February 2019	18,926
	2/2/2018	4,361	February 2020	14,252
	2/3/2018	2,652
	2/1/2019	3,120
	2/2/2019	4,362
	2/1/2020	3,120
Michelle A. Kumbier	2/1/2018	2,099	February 2019	11,615
	2/4/2018	10,000	February 2020	9,590
	2/2/2018	2,676
	2/3/2018	1,092
	2/1/2019	2,099
	2/2/2019	2,677
	2/1/2020	12,703
Lawrence G. Hund	2/1/2018	2,571	February 2019	15,591
	2/2/2018	3,593	February 2020	11,748
	2/3/2018	2,183
	2/1/2019	2,572
	2/2/2019	3,593
	2/1/2020	2,572
Paul J. Jones	2/1/2018	1,810	February 2019	10,974
	2/2/2018	2,529	February 2020	8,267
	2/3/2018	1,444
	2/1/2019	1,810
	2/2/2019	2,529
	2/1/2020	1,810

Option Exercises and Stock Vested in 2017

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Matthew S. Levatich	19,447	$181,178	24,463	$1,378,305
John A. Olin	28,760	$258,570	9,380	$528,629
Michelle A. Kumbier	—	$—	4,792	$269,973
Lawrence G. Hund	15,013	$424,263	7,807	$439,987
Paul J. Jones	—	$—	5,325	$300,091

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Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Matthew S. Levatich	Harley-Davidson Retirement Annuity Plan	23.4	$1,018,000	$—
	Restoration Plan	23.4	$8,417,000	$—
John A. Olin	Harley-Davidson Retirement Annuity Plan	14.7	$739,000	$—
	Restoration Plan	14.7	$3,332,000	$—
	Cash in lieu of life insurance		$1,135,000	$—
Michelle A. Kumbier	Harley-Davidson Retirement Annuity Plan	20.2	$822,000	$—
	Restoration Plan	20.2	$2,324,000	$—
Lawrence G. Hund	Cash in lieu of life insurance		$1,220,000	$—
Paul J. Jones	Not applicable		$—	$—

NARRATIVE TO PENSION BENEFITS TABLE

We maintain the Harley-Davidson Retirement Annuity Plan which is a noncontributory defined benefit pension plan. Under this plan, our salaried employees (excluding employees of HDFS and certain other subsidiaries, such as Mr. Hund), including Messrs. Levatich and Olin and Ms. Kumbier, are generally eligible to retire with unreduced benefits at age 62 or later. Mr. Jones is not eligible to participate in the Harley-Davidson Retirement Annuity Plan as we closed the plan to new participants in 2006.

Benefits are based upon monthly “final average earnings” as defined in the Harley-Davidson Retirement Annuity Plan. The monthly benefit is 1.2% of the final average earnings plus 0.4% of the final average earnings in excess of Social Security covered compensation multiplied by years of service.

For each eligible named executive officer, final average monthly earnings equal one-twelfth of the highest average annual total compensation (consisting of base salary, annual bonus and annual non-equity incentive compensation as shown in the Summary Compensation Table) paid over five highest total compensation years within the last ten years of service prior to the participant’s retirement or other date of termination. Compensation under any long-term incentive plan that we maintain, including equity or cash plans, is not eligible compensation for purposes of the pension or pension benefit restoration plans.

Vesting under the Harley-Davidson Retirement Annuity Plan occurs upon the earlier of five years of service or age 65. An employee who retires after age 55 and before age 62 with a minimum of five years of service will receive an actuarially reduced benefit under the Harley-Davidson Retirement Annuity Plan. The surviving spouse of an employee who is eligible for early retirement or which is vested at death is also entitled to certain benefits under the Harley-Davidson Retirement Annuity Plan.

We adopted the Pension Benefit Restoration Plan pursuant to which we will pay participants amounts that exceed certain limitations the Internal Revenue Code imposes on benefits payable under the Harley-Davidson Retirement Annuity Plan as a plan qualified under the Internal Revenue Code and to counteract the adverse effect that participation in the Harley-Davidson deferred compensation plan may have on benefits payable under the Harley-Davidson Retirement Annuity Plan. Approximately 100 employees participate in the Restoration Plan. Executives in the plan as of December 31, 2008, made an irrevocable election to receive their benefit from the Restoration Plan as either a single lump sum payment or a monthly payment.

We computed the present value of each NEO’s accumulated benefit in the Harley-Davidson Retirement Annuity Plan and Pension Benefit Restoration Plan using the same assumptions and measurement date that we used for financial reporting purposes for our 2017 financial statements. For each active named executive officer that was eligible to receive benefits as of the end of the year, we assumed a retirement age of 62, which is the earliest age at which an NEO may retire under the relevant plans without any reduction to benefits.

Certain executives who retired prior to January 1, 2016, were entitled to receive a lump sum payment equal to one year’s salary plus applicable taxes upon retirement at or after age 55 with 5 years of service. For retirements after January 1, 2016, certain executives are entitled to receive a lump sum payment equal to two years’ salary upon retirement at or after age 55 and 5 years of service with no provision for taxes. We adopted this defined benefit in lieu of providing post-retirement life insurance. Mr. Hund and Mr. Olin were the only NEOs who were eligible to receive this benefit as of December 31, 2017. The other NEOs were not entitled to this benefit as of December 31, 2017, because they would not have satisfied the eligibility requirements as of that date.

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EXECUTIVE COMPENSATION

Non-qualified Deferred Compensation

Name (a)	Executive Contribution in Last FY ($) (1) (b)	Registrant Contributions in Last FY ($) (2) (c)	Aggregate Earnings in Last FY ($) (3) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (4) (f)
Matthew S. Levatich	$139,344	$65,745	$147,256	$—	$1,035,168
John A. Olin	$150,000	$29,494	$480,513	$—	$2,923,225
Michelle A. Kumbier	$50,133	$23,576	$49,152	$40,035	$255,879
Lawrence G. Hund	$—	$—	$604,455	$—	$3,380,381
Paul J. Jones	$50,000	$61,885	$138,075	$—	$839,596

(1)	Executive contributions to these plans represent compensation from salary and non-equity incentive plans that NEOs earned but elected to defer. The entire executive contribution is therefore included in the NEO’s compensation reported in the Summary Compensation Table.

(2)	Employees of HDMC hired prior to August 1, 2006, including Messrs. Levatich and Olin and Ms. Kumbier, receive a company matching contribution of up to 50% of their deferred compensation plan contributions (including contributions to the company’s 401(k) plans and its non-qualified deferred compensation plans) on the first 6% of cash compensation (salary and non-equity incentive plan pay) that was deferred. Employees of HDMC hired after August 1, 2006, including Mr. Jones, receive a matching contribution of up to 75% of their deferred compensation plan contributions (including contributions to the company’s 401(k) plans and its non-qualified deferred compensation plans) on the first 6% of cash compensation (salary and short-term incentive plan pay) that was deferred. In addition, employees with a date of hire or rehire on or after August 1, 2006, and who are not covered under the Harley-Davidson Retirement Annuity Plan after August 1, 2006, may receive an additional employer contribution of 4% of their eligible pay. The total amount of employer contributions for each eligible NEO that is included in the non-qualified deferred compensation plan is equal to the total contribution less the amount contributed to each NEO’s 401(k) account. All amounts shown as registrant contributions are included in the NEO’s compensation reported in the Summary Compensation Table. Employees of Harley-Davidson Financial Services, including Mr. Hund, do not receive a matching contribution on deferred compensation plan contributions.

(3)	Executives have the option of allocating their deferred compensation balances across several different independent third-party investment vehicles. No amounts of aggregate earnings for the last fiscal year or for prior years have been included in the Summary Compensation Table.

(4)	Amounts included in the aggregate balance that have been reported in the Summary Compensation Table for previous years for each NEO are as follows: Mr. Levatich - $750,905, Mr. Olin - $1,146,789, Ms. Kumbier - $57,796 Mr. Hund - $2,113,955, and Mr. Jones - $485,800.

We include a description of the HDI Deferred Compensation Plan in the “Compensation Discussion and Analysis.”

Payments Made Upon Termination

Regardless of the manner in which an NEO’s employment terminates, he or she may be entitled to receive amounts earned during his or her term of employment. Such amounts may include:

•	non-equity incentive compensation earned during the fiscal year;

•	amounts contributed under our Deferred Compensation Plan;

•	unused vacation pay; and

•	amounts accrued and vested through our 401(k) savings plan and pension and similar plans.

CHANGE OF CONTROL

We have transition agreements with Messrs. Levatich, Olin and Hund. Each agreement provides that, if we terminate the individual’s employment for any reason (other than for cause) within two years after a change of control, then such individual will receive a cash payment and certain other benefits. In addition, among other events, voluntary termination by the executive of his or her employment for “good reason” within two years after a change of control would entitle the executive to the benefits under the agreement. We describe the transition agreements more fully in the section “Compensation Discussion and Analysis-Employment and Transition Agreements.” That section also outlines the definition of a change of control under the transition agreements.

46	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

EXECUTIVE COMPENSATION

Our incentive stock plans also contain provisions that apply if there is a change of control. Equity awards that we made under our 2009 and 2014 Incentive Stock Plans to an executive who was then a party to a transition agreement do not become fully vested upon a change of control (but may become vested if we terminate the individual’s employment for any reason other than cause within two years after a change of control). All other restricted stock awards, performance share awards, restricted stock units and option grants that we made under our 2009 and 2014 Incentive Stock Plans and predecessor plans that are unvested become fully vested upon a change of control.

Under the transition agreements, a change of control of Harley-Davidson means any one of the following:

•	the total number of directors either serving on the date of the agreement or approved by those serving on the date of the agreement or successors they have approved no longer constitutes at least two-thirds of the Board; or

•	any person becomes the owner, directly or indirectly, of 20% or more of our outstanding common stock or voting power; or

the consummation of a merger or consolidation with another company, a sale of most of our assets, or a liquidation or dissolution, unless, in the case of a merger or consolidation, the total number of directors serving on the date of the agreement or approved by those serving on the date of the agreement or successors they have approved will constitute at least two-thirds of the board of the surviving company after the transaction; or at least two-thirds of the total number of directors either serving on the date of the agreement or approved by those serving as of the date of the agreement or successors they have approved determines immediately before a proposed action is taken that the action will constitute a change of control event (and the action is subsequently taken).

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	47

EXECUTIVE COMPENSATION

The table below presents estimates of the amounts of compensation payable to each NEO upon a change of control and termination of the executive in a manner that entitles the executive to cash severance. The amounts shown assume that such change of control and termination were both effective as of December 31, 2017. The actual amounts to be paid can only be determined at the time of a change of control or the executive’s termination. These amounts are in addition to amounts that an NEO would be entitled to receive under our pension plans as well as vested amounts of deferred compensation that are fully disclosed for each NEO in the “Pension Benefits” and “Non-Qualified Deferred Compensation” tables, respectively.

Benefit	Mathew S. Levatich	John A. Olin	Michelle A. Kumbier	Lawrence G. Hund	Paul J. Jones
UNEARNED COMPENSATION (payment contingent on termination)
Cash Severance (a)	$8,717,625	$4,618,545	$—	$4,182,300	$—
Interrupted Bonus (b)	$1,829,625	$738,513	$—	$676,500	$—
Retirement Benefits: (c)
Pension Plans (d)	$2,561,000	$1,144,000	$—	$—	$—
Savings Plans/Deferred
Compensation Plan (e)	$—	$—	$—	$27,000	$—
Retiree medical	$—	$—	$—	$—	$—
Subtotal for Retirement Benefits	$2,561,000	$1,144,000	$—	$27,000	$—
Other Benefits: (c)
Health & Welfare	$75,024	$79,320	$—	$82,191	$—
Outplacement	$30,000	$30,000	$—	$30,000	$—
Tax Gross-Ups	$—	$—	$—	$—	$—
Subtotal for Other Benefits Equity: (f)(g)	$105,024	$109,320	$—	$112,191	$—
Long-term performance shares	$7,027,800	$2,318,398	$—	$1,910,340	$—
Restricted Stock	$3,192,720	$1,054,997	$—	$869,234
Subtotal	$10,220,520	$3,373,395	$—	$2,779,574	$—
Total	$23,433,794	$9,983,773	$—	$7,777,565	$—
EARNED COMPENSATION (payment not contingent on termination)
Long-term Incentives (g)(h)
Long-term Cash	$0	$0	$—	$0	$—
Restricted Stock	$—	$—	$1,696,644	$—	$607,100
Unexercisable Options	$—	$—	$—	$—	$—
Total	$0	$0	$1,696,644	$0	$607,100
GRAND TOTAL	$23,433,794	$9,983,773	$1,696,644	$7,777,565	$607,100

(a)	For each NEO that is a party to a transition agreement, the cash severance reflects the product of three times the sum of the NEO’s highest annual base pay in the preceding five years plus the higher of the NEO’s bonus opportunity (at target) for the year in which the change of control event occurs or the highest annual bonus in the preceding five years. Under the transition agreements, to the extent that payments to executives would be considered “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to a point at which they are no longer considered excess parachute payments or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to the executive. In these agreements, there are no provisions for an excise tax gross-up. Amounts in the table assume that the executives received the full payments that the transition agreements contemplate without reduction.

(b)	For each NEO that is a party to a transition agreement, the interrupted bonus reflects the higher of the NEO’s target STIP opportunity for 2017 or the actual bonus earned in 2017 on the assumption that the actual bonus for 2017 would not have been determined had the change of control occurred December 31, 2017. Without the benefit of a transition agreement, there is no entitlement to any amount under the STIP upon a change of control.

(c)	Pursuant to our transition agreements, upon a termination following a change of control in a manner that entitles the executive to cash severance, a NEO is entitled to receive three years of pension service credit for those who participate in the pension plan (but not beyond age 65) based on assumed compensation, three years of continued coverage in our health and welfare benefit programs and up to three years of outplacement services. We estimated the amounts in the table relating to continued coverage in our health and welfare benefit programs and outplacement services.

48	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

EXECUTIVE COMPENSATION

(d)	Pursuant to our transition agreements, upon termination following a change of control in a manner that entitles the executive to cash severance, Messrs. Levatich and Olin would be entitled to three years of pension service credit (but not beyond age 65) based on assumed compensation. We calculated the present values of qualified and nonqualified pension plan benefits for Messrs. Levatich and Olin using the same actuarial assumptions that we used for the Pension Benefits Table.

(e)	Pursuant to the transition agreement with Mr. Hund, because he is not eligible to participate in our defined benefit pension plan, he would be entitled to certain other retirement-related benefits upon termination following a change of control in a manner that entitles him to cash severance. Mr. Hund would be entitled to the value of three years of the company contribution to the Harley-Davidson Financial Services 401(k) Plan, which is the maximum of $9,000 per year.

(f)	For each NEO, amounts reflect the value of restricted stock, restricted stock units and unvested options awards that become vested upon termination following a change of control. The definition of change of control under our stock plans is essentially the same as in the transition agreements.

(g)	We calculated the value of the unvested stock options based upon the difference between the aggregate market value of the shares of common stock underlying the unvested stock options and the aggregate exercise price that the named executive officer would be required to pay upon exercise of those stock options. We calculated the value of the unvested shares of restricted stock and unvested restricted stock units held by each NEO based upon the aggregate market value of the related shares. We used a price of $50.88 per share to determine market value in both of these calculations, which was the closing price of our common stock on December 29, 2017, as reported by the New York Stock Exchange.

(h)	For each named executive officer, amounts reflect the target value of cash-based long-term incentive awards, performance share awards and the value of restricted stock, restricted stock units and unvested options awards that become vested upon a change of control regardless of whether the executive’s employment is actually terminated. Without the benefit of a transition agreement, there is no entitlement to any amount under the cash long-term incentive awards upon a change of control. Equity awards that we made to Messrs. Levatich, Olin and Hund under our 2009 and 2014 Incentive Stock Plans do not vest upon a change of control (but may become vested if we terminate the executive’s employment for any reason other than cause within two years after a change of control). Because Ms. Kumbier and Mr. Jones are not parties to a transition agreement, equity awards that we made to them under our 2009 and 2014 Incentive Stock Plans will vest upon a change of control without regard to termination of employment resulting from such change of control.

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	49

EXECUTIVE COMPENSATION

EXECUTIVE SEVERANCE

Our Executive Severance Policy, which applies to a subset of the senior leaders, including the CEO and the other NEOs, provides for a cash severance benefit of between 12 and 24 months of base pay and 18 months continuation of certain employee benefits, such as life insurance, medical benefits, and limited outplacement benefits if we terminate employment for reasons other than for cause. To receive a severance payment under this policy, the executive must agree to a number of restrictive covenants and execute a general release of claims against the company.

The table below presents estimates of the amounts of compensation payable to each NEO under the Executive Severance Policy assuming a termination absent a change of control for any reason other than cause, death or disability. The amounts shown assume that such termination was effective as of December 31, 2017. The actual amounts to be paid can only be determined at the time of the executive’s termination.

Executive Benefits Upon Termination Absent a Change in Control	Matthew S. Levatich	John A. Olin	Michelle A. Kumbier	Lawrence G. Hund	Paul J. Jones
Cash Severance	$2,152,500	$1,342,750	$1,320,000	$1,230,000	$1,127,500
Other Benefits
Health and Welfare	$26,172	$28,530	$26,172	$18,490	$34,650
Continuation of Life Insurance	$6,643	$6,453	$3,607	$14,270	$2,577
Financial Planning Assistance	$20,000	$20,000	$20,000	$20,000	$20,000
Payment in lieu of outplacement	$10,000	$10,000	$10,000	$10,000	$10,000
Total	$2,215,315	$1,407,733	$1,379,779	$1,292,760	$1,194,727

VESTING OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

We awarded restricted stock and restricted stock units to NEOs, and NEOs earn the related shares when the restrictions on the awards lapse, but only if the individual remains an employee or certain other circumstances apply. In some circumstances, a pro-rata portion of the shares will vest based on a ratio of actual service to the requisite service period. This is the case for all awards if the NEO dies or becomes disabled. For certain awards, if the NEO is 55 years of age or older and elects to retire more than one year after the date of the grant of the award, all unvested shares or units under that award will automatically vest upon retirement. In addition, other awards vest fully if we terminate the NEO other than for cause. In general, “cause” means conviction of or plea of no contest to a felony, willful misconduct that is materially and demonstrably detrimental to the company, willful refusal to perform duties consistent with the NEO’s office, position or status with the company or other conduct or inaction that the Human Resources Committee determines constitutes cause. Finally, as we disclose in the table above that presents the amounts payable to each NEO upon a change of control, certain restricted stock and restricted stock unit awards also vest fully on a change of control.

The following table reflects, for each NEO, the value of restricted stock and restricted stock unit awards that become vested upon termination of the NEO’s employment for each of the reasons indicated in the table assuming that such termination occurred on December 31, 2017. The value is based upon the aggregate market value of the shares that would vest in each instance. We used a price of $50.88 per share to determine market value, which was the closing price of our common stock on December 29, 2017, as reported by the New York Stock Exchange. Amounts that we reflect in this table are in addition to any amounts the NEO may be entitled to receive under the Executive Severance Policy.

Named Executive Officer	Retirement	Death or Disability	Termination by Company (1)
Matthew S. Levatich	$—	$2,272,911	$—
John A. Olin	$578,760	$752,363	$—
Michelle A. Kumbier	$—	$822,068	$—
Lawrence G. Hund	$476,695	$619,871	$—
Paul J. Jones	$—	$431,768	$—

(1)	While terms for certain awards provide that the individual will forfeit any shares that are not vested if we terminate the individual, upon such a termination the individual could elect to treat the termination as a qualified retirement if he or she were eligible. There is no pro-rata vesting based on performance or, in the first year after grant, due to retirement. As a result, the awards give the NEO a strong incentive to remain with the company.

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EXECUTIVE COMPENSATION

PAYMENTS MADE UPON DEATH OR DISABILITY

If an NEO dies while employed, in addition to the benefits to which we refer immediately following the heading “Payments Made Upon Termination” above and the amounts we disclose above relating to restricted stock and restricted stock unit awards, the NEO will receive payments under our death benefits. Our death benefits provide that each NEO is entitled to three times annual base salary in the event of his or her death while actively employed, which we would generally satisfy out of proceeds of life insurance that we maintain. For each NEO, we report premiums that we paid for this life insurance as part of “All Other Compensation” in the “Summary Compensation Table.” In addition, we maintain long-term disability plans in which NEOs may participate on a voluntary basis on the same terms as other salaried employees. There is no company contribution toward the cost of this benefit.

Under the form of our transition agreement, if the NEO’s death occurs during employment, then no benefits are payable under the agreement. In addition, under all forms of our transition agreement, if an NEO dies after a termination that entitles the NEO to a cash payment, or if an NEO’s death during active employment after a change of control entitles the NEO’s estate to a cash payment, the health benefit coverage for the NEO’s eligible dependents will continue until the earlier to occur of one year following the executive’s death or three years following the executive’s termination. All other welfare benefit coverage will cease at the date of the NEO’s death.

TREATMENT OF CERTAIN BENEFITS UPON RETIREMENT

For compensation purposes, we generally define “retirement” as separation from service on or after attainment of age 55. When an individual who satisfies these criteria leaves service, we consider him or her a retiree for purposes of certain compensation and benefits programs. An executive who has received a cash-based long-term incentive award or a performance share award will receive a payout on a pro-rata basis for each award that we granted to the executive before his or her retirement date. The payment amount under each of these awards is based upon the actual months of employment since the date of the award divided by the 36-month life of the award. Actual payments will only be made upon the completion of the performance period. An executive will receive a payout in respect of a STIP award relating to the year in which he or she retires on a pro-rata basis based upon their actual pay during the year in which they retire and the actual STIP performance of the company. Equity awards granted at least 12 months prior to the date of retirement vest on the date of retirement. These benefits are in addition to those that we disclose above under “Pension Benefits.”

As of December 31, 2017, two of our NEOs, Messrs. Olin and Hund, were eligible to retire and would receive certain benefits (as described above) upon retirement. Assuming that they had retired effective that date, they would have been entitled to receive (1) payment in lieu of retiree life insurance as reflected in the table that appears above under “Pension Benefits,” (2) value in respect of the vesting of restricted stock and restricted stock units as reflected in the table that appears above under “Vesting of Restricted Stock and Restricted Stock Units” and (3) pro-rata payout under the cash-based long-term incentive awards relating to 2016 through 2018 and 2016 performance share awards (assuming target performance for the 2016 through 2018 and the 2017 through 2019 performance cycles). For Mr. Olin, these amounts would be $901,017 paid in February 2018 and $322,291 paid in February 2019. For Mr. Hund, these amounts would be $531,323 paid in February 2018 and $371,119 paid in February 2019.

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	51

EXECUTIVE COMPENSATION

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (1) (b)	Stock Awards ($) (2) (3) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)
Troy Alstead	$187,500	$270,876	$—	$—	$—	$—	$458,376
R. John Anderson	$110,000	$125,000	$—	$—	$—	$—	$235,000
Michael J. Cave	$270,000	$125,000	$—	$—	$—	$—	$395,000
Allan Golston	$172,500	$270,876	$—	$—	$—	$—	$443,376
Sara L. Levinson	$110,000	$125,000	$—	$—	$—	$—	$235,000
N. Thomas Linebarger	$130,000	$125,000	$—	$—	$—	$—	$255,000
Brian R. Niccol	$110,000	$125,000	$—	$—	$—	$—	$235,000
Maryrose T. Sylvester	$115,000	$125,000	$—	$—	$—	$—	$240,000
Jochen Zeitz	$125,000	$125,000	$—	$—	$—	$—	$250,000

(1)	Non-employee directors have the option of receiving all or a portion of their fees in the form of stock. The portion of fees received at the election of the non-employee director in the form of stock in 2017 was $93,750 for Troy Alstead; $86,250 for Allan Golston; $130,000 for N. Thomas Linebarger; $110,000 for Brian R. Niccol; and $115,000 for Maryrose T. Sylvester.

(2)	In August 2002, the Board of Directors approved stock ownership guidelines which the Board revised most recently in February 2016. In February 2016, the Board approved a change in the director stock ownership guidelines to require a non-employee director to hold 500% of the value of his or her annual cash retainer in the form of stock or stock equivalents. This change was effective May 1, 2016. Each non-employee director has until May 2021 to accumulate the appropriate number of shares.

(3)	Non-employee directors receive an annual grant of share units, each representing the value of one share of our stock. The payment of share units is deferred, at the election of each non-employee director, until the first anniversary of each respective grant date or the time a non-employee director ceases to serve as a director, and share units are payable at that time in actual shares of our stock. The compensation related to share unit awards has been calculated based on the grant date fair value of the award. The fair value of a share unit is based on the market price of a share of stock on the date of grant.

NARRATIVE TO DIRECTOR COMPENSATION TABLE

Directors who are our employees (currently Mr. Levatich) do not receive compensation for their services as directors. Directors who are not employees received an annual retainer fee of $110,000 in fiscal 2017. Mr. Cave received an additional $160,000 for his service as the non-executive Chairman of the Board. For serving as the Chair of the Nominating and Corporate Governance Committee, a non-employee director is entitled to receive an additional retainer fee of $15,000. For serving as the Chair of the Sustainability Committee, a non-employee director is entitled to receive an additional annual retainer fee of $10,000. The Chair of the Audit and Finance Committee and the Chair of the Human Resources Committee are each entitled to receive an additional $20,000 annual retainer fee. Other members of the Audit and Finance Committee are entitled to receive an additional $5,000 annual retainer fee.

Pursuant to our Director Stock Plan, a non-employee director may elect to receive 0%, 50%, or 100% of the annual retainer fee to be paid in each calendar year in the form of shares of our common stock based upon the fair market value of common stock at the time of our annual meeting of shareholders. In addition, non-employee directors receive an annual grant of share units, each representing the right to receive one share of our common stock and therefore having the value of one share of our common stock.

Also pursuant to our Director Stock Plan, directors may choose to defer the receipt of their annual retainer fees payable in cash or shares of common stock. Deferrals of fees payable in shares of common stock are credited to a share account, are treated as if invested in common stock, and ultimately will be paid in common stock. Deferrals of fees payable in cash are credited to a cash account and will earn a return based on investment options that we make available to the director and that the director selects. A director will receive his or her deferred compensation following cessation of his or her service on the Board in compliance with applicable rules regarding deferred compensation plans.

The purpose of our Director Stock Plan is to further align the interests of outside directors with shareholders by providing for a portion of annual compensation for the directors’ services in shares of common stock or share units.

In addition, we provide to non-employee directors a clothing allowance up to $1,500 to purchase Harley-Davidson MotorClothes® apparel and accessories, along with a discount on our products that is the same discount available to all U.S. employees of HDMC. We may also provide a director with the temporary use of a motorcycle where doing so may further our business objectives.

52	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. Based on our review of the copies of Forms 3 and 4 (and any amendments) filed with the SEC and the written representations of our directors and executive officers, we believe that during fiscal year 2017 our directors and executive officers complied with all Section 16(a) filing requirements.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 8, 2018, with respect to the ownership of our common stock by each director, our named executive officers, all directors and executive officers as a group, and each person or group of persons that we know to own beneficially more than 5% of our stock.

Beneficial Ownership Table

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Number of Shares (2)		Percent of Class	Shares Issuable Upon Exercise of Stock Options (3)	Restricted Stock Units (4)
Troy Alstead	6,612		—	—	—
R. John Anderson	32,755		*	—	—
Michael J. Cave	25,165		*	—	—
Allan Golston	6,525		—	—	—
Lawrence G. Hund	96,866	(5)	*	90,572	30,914
Paul J. Jones	51,371		*	49,424	14,933
Michelle A. Kumbier	40,759		*	31,287	30,818
Matthew S. Levatich	287,838		*	201,540	76,154
Sara L. Levinson	37,815		*	—	—
N. Thomas Linebarger	47,939		*	—	—
Brian R. Niccol	9,214		*	—	—
John A. Olin	243,379		*	191,309	25,306
Maryrose T. Sylvester	9,187		*	—	—
Jochen Zeitz	25,164		*	—	—
All Directors and Officers as a Group	965,701		*	606,793	204,992
Capital Research Global Investors	20,390,867	(6)	12.1
The Vanguard Group, Inc.	17,315,554	(7)	10.3	—	—
BlackRock, Inc.	10,521,152	(8)	6.3	—	—
Dodge & Cox	8,693,301	(9)	5.2	—	—
Massachusetts Financial Services Company	8,421,602	(10)	5.0	—	—

*	The amount shown is less than 1% of the outstanding shares of our common stock.

(1)	Except as otherwise noted, all persons have sole voting and investment power over the shares listed. In all cases, information regarding such power is based on information that the individual beneficial owners provide to us.

(2)	Includes, but is not limited to, shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 8, 2018 and shares of common stock held in our 401(k) Plan and our Dividend Reinvestment Plan as of March 8, 2018.

(3)	Includes only stock options exercisable within 60 days of March 8, 2018.

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	53

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(4)	Amounts shown in this column are not included in the columns titled “Number of Shares” or “Percent of Class.” Amounts shown in this column represent restricted stock units (RSUs) that we awarded under our 2014 Incentive Stock Plan on February 2, 2016, February 1, 2017 and February 2, 2018. Each restricted stock unit represents a contingent right to receive one share of stock. One-third of the total number of units granted on each of February 2, 2016, February 1, 2017 and February 2, 2018 vest on each of the first three anniversaries of the date of grant. The RSUs are subject to forfeiture until vested. Further, the RSUs described in this footnote do not carry the right to vote. In each case, amounts are distributable in the form of shares of our common stock on a one-for-one basis; however, any distribution would not be within 60 days of March 8, 2018.

(5)	Mr. Hund’s spouse, Jane L. Hund, holds 1,619 shares in the Jane L. Hund Revocable Trust. Mrs. Hund serves as Trustee of the Trust and has sole voting power over the shares.

(6)	We derived the information from a Schedule 13G that Capital Research Global Investors filed with the company and the SEC on February 14, 2018. As of December 29, 2017, Capital Research Global Investors was deemed to be the beneficial owner of 20,390,867 shares and had sole voting power over 20,390,867 shares, shared voting power over zero shares, sole investment power over 20,390,867 shares and shared investment power over zero shares. Capital Research Global Investors is located at 333 South Hope Street, Los Angeles, CA 90071.

(7)	We derived the information from a Schedule 13G/A that The Vanguard Group, Inc., an investment adviser, filed with the company and the SEC on February 9, 2018. As of December 31, 2017, The Vanguard Group, Inc. was deemed to be the beneficial owner of 17,315,554 shares and had sole voting power over 235,785 shares, shared voting power over 31,513 shares, sole investment power over 17,053,009 shares and shared investment power over 262,545 shares. The Vanguard Group, Inc. is located at 100 Vanguard Blvd., Malvern, PA 19355.

(8)	We derived the information from a Schedule 13G/A that BlackRock, Inc. filed with the company and the SEC on February 8, 2018. As of December 31, 2017, BlackRock, Inc. was deemed to be the beneficial owner of 10,521,152 shares and had sole voting power over 8,986,894 shares, shared voting power over zero shares, sole investment power over 10,521,152 shares and shared investment power over zero shares. BlackRock, Inc. is located at 55 East 52nd Street, New York, NY 10055.

(9)	We derived the information from a Schedule 13G/A that Dodge & Cox filed with the company and the SEC on February 13, 2018. As of December 31, 2017, Dodge & Cox was deemed to be the beneficial owner of 8,693,301 shares and had sole voting power over 8,203,407 shares, shared voting power over zero shares, sole investment power over 8,693,301 shares and shared investment power over zero shares. Dodge & Cox is located at 555 California Street, 40th Floor, San Francisco, CA 94104.

(10)	We derived the information from a Schedule 13G/A that Massachusetts Financial Services Company (MFS) filed with the company and the SEC on February 9, 2018. As of December 31, 2017, MFS was deemed to be the beneficial owner of 8,421,602 shares and had sole voting power over 7,812,658 shares, shared voting power over zero shares, sole investment power over 8,421,602 shares and shared investment power over zero shares. MFS is located at 111 Huntingdon Avenue, Boston, MA 02199.

54	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

COMMITTEE REPORTS

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears in this Proxy Statement. Based on such review and discussions, the Human Resources Committee recommended to the Board that we include the Compensation Discussion and Analysis in this Proxy Statement.

2017 Human Resources Committee of the Board of Directors

Michael J. Cave, Chair R. John Anderson	Sara L. Levinson Brian R. Niccol

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Board has empowered the Nominating and Corporate Governance Committee to continuously review our corporate governance practices and to make recommendations to the Board. The Nominating and Corporate Governance Committee regularly reviews our Corporate Governance Policy, encourages the continuing education of Board members, provides Board members with access to senior management and defines each Board member’s responsibility to attend meetings and review all pre-meeting materials.

As part of our global compliance and ethics program, we have a Code of Business Conduct that applies to all of our employees, officers and Board members. We also have a Supplier Code of Conduct that applies to our suppliers and their agents who do work on behalf of Harley-Davidson Inc. The Code of Business Conduct reporting helpline, website and telephone numbers are designed to provide employees and suppliers with the opportunity to ask Code-related questions or report a potential Code violation throughout the world (where legally allowable). Our Vice President, Strategy & Sustainability and Chief Legal Officer reports to the Nominating and Corporate Governance Committee on matters relating to the company’s global compliance and ethics program. We also have in effect the Conflict of Interest Process that the Nominating and Corporate Governance Committee has approved. The Code of Business Conduct, Supplier Code of Conduct, Conflict of Interest Process, Corporate Governance Policy and each of the four committee Charters appear on the Corporate Governance page of our website at http://investor.harley-davidson.com

In addition, the Corporate Governance page of our website contains information about how our shareholders can contact Board members if they have questions or issues of concern for the Board and other information relating to the company’s corporate governance. We are not including the information available through our website as a part of this Proxy Statement.

As set forth in its Charter, the Nominating and Corporate Governance Committee leads the Board in an annual review of the performance of the Board, the Board’s committees and the Directors. Annually, the Nominating and Corporate Governance Committee reviews the independence of each director and examines all relationships, if any, a director has with the company to determine if that relationship is material. The Nominating and Corporate Governance Committee has determined that one current director (Mr. Levatich) is not independent and has reviewed the very limited business relationships that one other director has with the company. We disclose this relationship in the “Certain Transactions” section. All members of the Nominating and Corporate Governance Committee are independent in accordance with New York Stock Exchange rules.

2017 Nominating and Corporate Governance Committee of the Board of Directors

N. Thomas Linebarger, Chair Troy Alstead R. John Anderson Michael J. Cave Allan Golston	Sara L. Levinson Brian R. Niccol Maryrose T. Sylvester Jochen Zeitz

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	55

COMMITTEE REPORTS

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee is currently comprised of five members. The Board has determined Messrs. Alstead, Golston, Linebarger and Zeitz to be audit committee financial experts within the meaning of SEC rules. All Audit and Finance Committee members are independent and financially literate pursuant to New York Stock Exchange rules.

In February 2017, two new directors were appointed to serve as members, temporarily increasing the size of the Audit and Finance Committee to seven. In April 2017, two directors, who did not stand for re-election to the Board, left the Audit and Finance Committee returning the composition to five members.

The Audit and Finance Committee Charter provides that the independent auditor is accountable to the Audit and Finance Committee and to the Board. The Audit and Finance Committee has the ultimate authority and responsibility to appoint, retain, evaluate and, where appropriate, replace the independent registered public accounting firm serving as the company’s independent auditor. However, the Audit and Finance Committee will seek shareholder ratification of its choice of independent auditor at Harley-Davidson’s annual meeting of shareholders.

The Audit and Finance Committee has reviewed and discussed with management its assessment of the effectiveness of Harley-Davidson’s internal control system over financial reporting as of December 31, 2017. Management has concluded that the internal control system was effective. Additionally, Harley-Davidson’s internal control over financial reporting as of December 31, 2017 was audited by Ernst & Young LLP, Harley-Davidson’s independent auditor for the 2017 fiscal year.

The Audit and Finance Committee has reviewed and discussed Harley-Davidson’s audited financial statements for the 2017 fiscal year with management as well as with representatives of Ernst & Young LLP. The Audit and Finance Committee has also discussed with Ernst & Young LLP matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees. The Audit and Finance Committee has received written disclosures from Ernst & Young LLP regarding their independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with representatives of Ernst & Young LLP the independence of Ernst & Young LLP.

Based on the review and discussions referred to above, the Audit and Finance Committee has recommended to the Board that the audited financial statements for the 2017 fiscal year be included in Harley-Davidson’s Annual Report on Form 10-K for the 2017 fiscal year for filing with the SEC.

2017 Audit and Finance Committee of the Board of Directors
Troy Alstead, Chair Allan Golston N. Thomas Linebarger	Maryrose T. Sylvester Jochen Zeitz

SHAREHOLDER PROPOSALS

If a shareholder intends to present a proposal at the 2019 annual meeting of shareholders and desires to have us include that proposal in our proxy materials for that meeting under Rule 14a-8 under the Securities Exchange Act of 1934, then the shareholder must ensure that we receive the proposal by November 29, 2018. A shareholder who otherwise intends to present business at the 2019 annual meeting of shareholders must comply with the requirements set forth in our Restated Articles of Incorporation as supplemented by our By-laws. Our Restated Articles of Incorporation and By-laws contain specific requirements with which a shareholder must comply. For example, our Restated Articles of Incorporation state that a shareholder must give written notice that complies with the Restated Articles of Incorporation as supplemented by our By-laws to our Secretary not less than 60 days before the date in 2019 corresponding to the date we released this Proxy Statement to our shareholders. Because we anticipate mailing the Notice of Internet Availability of Proxy Materials on March 29, 2018, we must receive notice of a proposal for shareholders to consider at the 2019 annual meeting of shareholders that a shareholder submits other than pursuant to Rule 14a-8 no later than January 28, 2019.

If we receive the notice after January 28, 2019, then we will consider the notice untimely and we will not have an obligation to present the proposal at the 2019 annual meeting of shareholders. If the Board chooses to present a proposal that a shareholder submits other than under Rule 14a-8 at the 2019 annual meeting of shareholders, then the persons named in the proxies that the Board requests for the 2019 annual meeting of shareholders may exercise discretionary voting power with respect to the proposal.

56	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the purpose of the Annual Meeting?

A:	(1) To elect ten directors to the Board of Directors; (2) to approve, by advisory vote, the compensation of our named executive officers; (3) to approve the Amended and Restated Harley-Davidson, Inc. Director Stock Plan; (4) to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and (5) to take action upon any other business as may properly come before the Annual Meeting and any adjournments or postponements of the meeting. The Notice of Annual Meeting of Shareholders and this Proxy Statement describe these matters in more detail. In addition, members of management will report on our 2017 performance and, once the shareholders conclude the business of the Annual Meeting, respond to shareholders’ questions as time permits.

Q:	Who can attend the Annual Meeting?

A:	All shareholders of Harley-Davidson, Inc., or individuals that shareholders have duly appointed as their proxies and guests, may attend the Annual Meeting. Appointing a proxy in response to this request will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. To attend the Annual Meeting, please follow these instructions:

If shares you own are registered in your name or if you own shares through our Dividend Reinvestment Plan, to enter the Annual Meeting, please bring a form of a government-issued photo identification and either (1) proof of your ownership of our common stock or (2) the Notice of Internet Availability of Proxy Materials; or if you hold your shares in “street name” (that is, through a broker, bank or other nominee), to enter the Annual Meeting, please bring a copy of a brokerage statement reflecting your ownership of our common stock or other proof of ownership through such broker, bank or nominee and a form of a government-issued photo identification.

Q:	What constitutes a quorum?

A:	A majority of the 167,863,625 shares of our stock outstanding on March 8, 2018 must be present, in person or by proxy, to provide a quorum at the Annual Meeting. If you vote, your shares will count toward satisfying the quorum requirement. If you return a proxy card or otherwise submit a proxy marked “ABSTAIN” or without voting instructions, your shares of common stock will also count toward satisfying the quorum requirement. Also, in those instances where banks, brokers or other nominees who hold shares on behalf of others have returned a proxy but could not vote the shares on particular matters without receiving voting instructions from the beneficial owners (“broker nonvotes”), those shares will count toward satisfying the quorum requirement. If you own shares in street name, we encourage you to provide voting instructions to your broker, bank or other nominee. Once a share is counted as present at the Annual Meeting, it will count as present for quorum purposes throughout the Annual Meeting (including any adjournment or postponement of that meeting unless a new record date is or must be set for the adjournment or postponement).

Q:	Who is entitled to vote?

A:	Only holders of the 167,863,625 shares of our common stock outstanding as of the close of business on March 8, 2018, can vote at or prior to the Annual Meeting. Each of these shareholders has one vote for each share of our stock held on that date.

Q:	How do I vote?

A:	If the records of our transfer agent show that you own shares in your name or if you own shares through our Dividend Reinvestment Plan at the close of business on March 8, 2018, then you may vote (1) via the internet at http://www.proxyvote.com, (2) in person at the Annual Meeting, (3) by mail after first requesting a printed copy of this Proxy Statement, proxy card and Annual Report on Form 10-K and following the instructions set forth on the proxy card or (4) by telephone after reviewing the Proxy Statement and Annual Report on Form 10-K at http://www.proxyvote.com. Instructions for using these convenient services are set forth on the Notice of Internet Availability of Proxy Materials.

If you plan to vote in person at our meeting, you will need to request a ballot to vote your shares. In addition, if you own your shares through a bank, broker or other nominee, you will need to obtain a legal proxy issued in your name from your bank, broker or other nominee to vote at the meeting.

If you own shares in street name, you may vote via telephone or the internet if your bank, broker or other nominee makes those methods available, in which case your bank, broker or other nominee will provide instructions with your Proxy Statement.

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	57

QUESTIONS AND ANSWERS

The telephone and internet voting procedures will authenticate your identity, allow you to give your voting instructions and confirm that we properly recorded your instructions. If you vote via the internet, you should understand that there might be costs associated with electronic access that you must bear, such as usage charges from internet access providers and telephone companies. You will need a touch tone telephone to vote by telephone.

Q:	What is the effect of not voting at the Annual Meeting?

A:	The consequences of not voting at the Annual Meeting will depend on how you own your shares. If the records of our transfer agent, Computershare Investor Services LLC, show that you own shares in your name or if you own shares through our Dividend Reinvestment Plan and you do not vote, we cannot consider those shares present at the meeting and they will not count toward satisfying the quorum requirement.

If you own shares in street name and do not vote, your broker, bank or other nominee may vote your shares at the meeting. If you do not give voting instructions for your shares, your broker, bank or other nominee may or may not be able to vote your shares in its discretion depending on the proposals before the meeting. Your broker, bank or other nominee may vote your shares in its discretion on routine matters such as Proposal 4, the ratification of the selection of our independent registered public accounting firm, but may not vote your shares in its discretion on the other Proposals. If you own shares in street name, we encourage you to provide voting instructions to your broker, bank or other nominee.

Q:	Can I change my vote after I submit my proxy?

A:	Yes. You can change your vote at any time before the Annual Meeting by submitting a new proxy or by providing written notice to our Secretary and voting in person at the Annual Meeting. Your presence at the Annual Meeting does not in and of itself revoke your proxy. You also are invited to attend the Annual Meeting in person. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Unless you properly revoke your proxy, the persons you have appointed will vote your shares at the Annual Meeting. If you specify a choice by means of the proxy, the persons you have appointed will vote your shares as you specify. If you do not specify a choice, the persons you have appointed will vote your shares in accordance with the recommendations of the Board of Directors.

Q:	Is my vote confidential?

A:	We will handle all proxy instructions, ballots and voting tabulations that identify individual shareholders carefully to protect your voting privacy. No one will disclose your vote either within Harley-Davidson or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation.

Q:	Who will count the vote?

A:	Broadridge Financial Solutions, Inc. will count the vote. Its representative will serve as the inspector of the election.

Q:	Who pays to prepare and solicit the proxies?

A:	We pay the cost of soliciting the proxies relating to the Annual Meeting, except for some costs that may arise through your use of the telephone and internet. We may request proxies in person, by telephone, internet and facsimile machine, as well as through the mail. We also expect to ask banks, brokerage houses and other custodians, nominees or fiduciaries to forward proxy materials to their principals and to obtain proxies. We will reimburse these institutions for their out-of-pocket expenses.

Q:	How can I obtain printed copies of the proxy materials?

A:	If you are a shareholder, you may receive a printed copy of the proxy materials by following the instructions below, which also appear in the Notice of Internet Availability of Proxy Materials.

If you want to receive a printed copy of this Proxy Statement, proxy card and/or Annual Report on Form 10-K, you must request one. There is NO charge by the company for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET:	www.proxyvote.com

2)	BY TELEPHONE:	1-800-579-1639

3)	BY EMAIL	sendmaterial@proxyvote.com

58	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

QUESTIONS AND ANSWERS

If you request printed materials by email, please send a blank email that includes the control number that appears in your Notice of Internet Availability of Proxy Materials in the email subject line. If you access documents electronically, you should understand that there might be costs to access materials electronically that you must bear, such as usage charges from Internet access providers and telephone companies.

Requests, instructions and inquiries sent to the email address above for purposes other than requesting a printed copy of this Proxy Statement, proxy card and Annual Report on Form 10-K will NOT be reviewed or accommodated. Please make the request as instructed above on or before April 21, 2018, to facilitate delivery prior to the Annual Meeting. After April 21, 2018 you may request printed copies of this Proxy Statement and/or Annual Report on Form 10-K, but not a proxy card, by contacting the company’s Investor Relations Department directly by: (a) mail at Harley-Davidson, Inc., Attention: Investor Relations, 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653, (b) telephone at 877-HDSTOCK (toll-free) or (c) email at investor.relations@harley-davidson.com.

QUESTIONS AND ANSWERS ABOUT THE COMPANY

Q:	How is management structured?

A:	Harley-Davidson, Inc. operates in two business segments- the motorcycles and related products segment and the financial services segment. The motorcycles and related products segment includes companies that do business as Harley-Davidson Motor Company (“HDMC”). The financial services segment includes Harley-Davidson Financial Services (“HDFS”).

Our organizational structure consists of the Harley-Davidson Leadership Team (“HDLT”) and a broad group of our leaders representing key functions and key individuals of Harley-Davidson that we refer to as senior leaders.

The HDLT consists of the Chief Executive Officer of Harley-Davidson, Inc., as well as the Chief Operator Officer of HDMC, the President of HDFS and other senior officers who report directly to the Chief Executive Officer. The members of the HDLT are responsible for making decisions on business issues that impact our entire company, developing high-level policies and advising our Chief Executive Officer. For SEC purposes, we consider the HDLT members our executive officers. Among other things, the SEC requires executive officers to disclose publicly their holdings of and transactions involving our stock.

Q:	Who are our executive officers for SEC purposes?

A:	As of March 8, 2018, our executive officers for general SEC purposes were as follows:

Name and Title	Age
Matthew S. Levatich, President and Chief Executive Officer, Harley-Davidson, Inc. We have employed Mr. Levatich for approximately 23 years. Mr. Levatich became our President and Chief Executive Officer effective May 1, 2015.	53
John A. Olin, Senior Vice President and Chief Financial Officer, Harley-Davidson, Inc. We have employed Mr. Olin for approximately 15 years.	57
Lawrence G. Hund, President and Chief Operating Officer, Harley-Davidson Financial Services We have employed Mr. Hund for approximately 7 years and previously employed him for approximately 5 years prior to 2008.	62
Michelle A. Kumbier, Chief Operating Officer, Harley-Davidson Motor Company We have employed Ms. Kumbier for approximately 22 years.	50
Paul J. Jones, Vice President and Chief Legal Officer, Harley-Davidson, Inc. We have employed Mr. Jones for approximately 8 years.	47
Joanne M. Bischmann, Vice President, Chief Communications Officer of Harley-Davidson, Inc. We have employed Ms. Bischmann for approximately 27 years.	56
Tchernavia Rocker, Vice President, Chief Human Resources Officer, Harley-Davidson, Inc. We have employed Ms. Rocker for approximately 18 years.	44

Ms. Bischmann, Mr. Hund and Mr. Olin have served in their respective current capacities for more than five years. We have employed the executive officers identified below in their respective current capacities for less than five years. The following is additional biographical information for at least the last five years relating to these executive officers:

Mr. Levatich became our President and Chief Executive Officer in 2015. Prior to that time, he served as President and Chief Operating Officer of HDMC since 2009.

Ms. Kumbier has been with Harley-Davidson since 1997 and, since October 2017, has been HDMC’s Chief Operating Officer. From 2015 to October 2017, she was HDMC’s Senior Vice President, Motor Company Product and Operations.

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	59

QUESTIONS AND ANSWERS

From 2012 to 2015, she was Senior Vice President of Motorcycle Operations, and from 2010 to 2012, she was our Senior Vice President, Product Development.

Mr. Jones became our Vice President, Strategy and Sustainability and Chief Legal Officer in 2016. He joined the company in 2010 as Vice President, General Counsel and Secretary.

Ms. Rocker has been with Harley-Davidson since 2000 and, since 2016, has been our Vice President, Human Resources. From 2014 to 2016, she served as General Manager Human Resources and from 2012 to 2014 she served as Senior Director, Human Resources.

In addition to the executive officers listed above, Mark R. Kornetzke is our Chief Accounting Officer. We have employed Mr. Kornetzke for approximately 20 years and he has served in his current role since 2009.

Q:	Does Harley-Davidson have a chief compliance officer?

A:	Yes. Our Board first appointed a chief compliance officer in 2004. Paul J. Jones, our Vice President, Strategy & Sustainability and Chief Legal Officer, is our current Chief Compliance Officer. Appointing a chief compliance officer was part of the Board’s commitment to compliance and its desire to promote compliance, education and reporting within our company. This action formalized our continuing efforts to direct and promote an effective compliance program. Among other things, under this compliance program, management is required to report significant compliance issues to the Legal Department when they occur. The compliance program also includes training to employees, including senior management, on corporate governance issues including anti-bribery, ethics, privacy, insider trading restrictions and restrictions on disclosure of nonpublic material information. The company has a global compliance and ethics training program managed by an attorney from our Legal Department and other employees who manage corporate governance, compliance and records management. The Audit and Finance Committee and Nominating and Corporate Governance Committee receive quarterly reports on legal and compliance matters.

Q:	Does Harley-Davidson have a disclosure committee?

A:	Yes. In 2002, we established a Disclosure Committee comprised of members of management responsible for considering the materiality of information and making disclosure decisions on a timely basis. If necessary, a subset of the Disclosure Committee comprised of the Chief Financial Officer and the Chief Legal Officer is authorized to fulfill the functions of the Disclosure Committee. Although the following information and documentation are not provided along with this Proxy Statement, the Disclosure Committee Guidelines provide that the Disclosure Committee: (1) has access to all company books, records, facilities and personnel, as well as our independent registered public accounting firm and outside counsel; (2) designs, establishes and maintains disclosure controls and procedures for the SEC reporting process and modifies them from time to time, as appropriate; (3) creates and reviews all financial press releases; (4) reviews SEC filings on Form 8-K relating to quarterly earnings releases, Form 10-K and Form 10-Q and our annual proxy statement; (5) suggests appropriate disclosures or provides opinions on disclosure issues; (6) evaluates changes in SEC, New York Stock Exchange and Financial Accounting Standards Board disclosure rules and makes recommendations regarding their impact on the company; (7) consults with management, internal auditors, independent accountants and outside legal counsel; (8) discusses material items with employees in the internal audit function, independent registered public accounting firm and management to ensure appropriate disclosure; (9) arranges for necessary training to ensure effective implementation of the disclosure controls and procedures; and (10) annually reviews and reassesses the performance of the Disclosure Committee and these guidelines.

Q:	Does Harley-Davidson have a policy for communicating material non-public information?

A:	Yes. The company’s Policy for Managing Disclosure of Material Information describes the procedures relating to communication with the public, the investment community and third party business contacts. The policy can be found on the Corporate Governance area of our website at http://investor.harley-davidson.com

Q:	Does Harley-Davidson have an internal audit department?

A:	Yes. The head of the internal audit function reports directly to both the Audit and Finance Committee and our Chief Financial Officer. The Audit and Finance Committee Charter specifically provides that the head of the internal audit function is accountable to the Board of Directors and the Audit and Finance Committee and that the Audit and Finance Committee has the ultimate authority and responsibility to appoint, retain, evaluate and replace the head of the internal audit function. For more information on the internal audit function, please see the “Audit and Finance Committee Report.”

Q:	Where can I find corporate governance materials for Harley-Davidson?

A:

The Corporate Governance page of our website at http://investor.harley-davidson.com contains our Corporate Governance Policy, our Conflict of Interest Process for Directors, Executive Officers and Other Employees, our Code of Business

60	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

QUESTIONS AND ANSWERS

Conduct, our Financial Code of Ethics, our Policy for Managing Disclosure of Material Information, the charters for the Audit and Finance Committee, Nominating and Corporate Governance Committee, Human Resources Committee and Sustainability Committee, our By-laws, a list of the Board of Directors, our Statement on Conflict Minerals, California Transparency in Supply Chain Act Disclosure, Political Engagement and Contributions and the Clawback Policy. We are not including the information available through our website as a part of this Proxy Statement. If you access documents electronically, you should understand that there might be costs to access materials electronically that you must bear, such as usage charges from internet access providers and telephone companies.

Q:	Does the company have a code of business conduct?

A:	The Board of Directors first adopted our Code of Business Conduct in 1992 and the Board amended and restated it in each of 2003 and 2012. Our Code of Business Conduct applies to all of our employees, including all executives and directors, and promotes honest and ethical conduct and provides guidance in handling various business situations. It is available worldwide to our employees on our intranet and on the Corporate Governance page of our website at http://investor.harley-davidson.com. Where allowed by law, employees may anonymously report possible violations of the Code of Business Conduct by calling a third-party toll-free telephone number that is available 24 hours a day and seven days a week, via a third-party internet website or by writing to our Chief Legal Officer at the following address in care of our Secretary: Harley-Davidson, Inc., 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. Employees may also report possible violations to their supervisor, their local human resources department, their local legal department, or the Chief Legal Officer and Chief Compliance Officer of Harley-Davidson, Inc. For more information, please see the “Nominating and Corporate Governance Committee Report.”

Q:	Does the company have a financial code of ethics?

A:	Employees in key senior management positions and in areas that provide support to the finance and accounting areas, sign our Financial Code of Ethics. The Financial Code of Ethics was most recently revised in November 2015. Employees may report possible violations of the Financial Code of Ethics via the Code of Business Conduct reporting line or directly to General Counsel or directly to the Chair of the Audit and Finance Committee. If the employee deems that his or her report did not receive an appropriate response, they are required to report the matter directly to the Chair of the Audit and Finance Committee, in care of our Secretary: Harley-Davidson, Inc., 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653.

Q:	How may I contact the members of the Board of Directors?

A:	The Corporate Governance page of our website lists the current members of the Board of Directors. Shareholders or other parties interested in communicating with Michael J. Cave, our non-executive Chairman of the Board (who is the contact for those who wish to communicate with non-management directors), or any other director may do so by writing in care of our Secretary, 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. We open and forward all mail to the director or directors specified in the communication.

Q:	Does the company have a chairman or a presiding director?

A:	We currently have a non-executive Chairman of the Board. Our By-Laws provide for a Presiding Director when the Chairman of the Board is not an independent Director.

Q:	How may I recommend a candidate to serve on the Board of Directors?

A:	Shareholders may recommend candidates for consideration by the Nominating and Corporate Governance Committee at any time by writing to the Chair of the committee in care of our Secretary at the above address. To enable the committee to consider a shareholder recommendation in connection with the 2019 annual meeting of shareholders, we must receive the recommendation on or before November 29, 2018. Under “Nominating and Corporate Governance Committee,” we discuss the criteria that the Nominating and Corporate Governance Committee considers for identifying and recommending new candidates to serve on the Board.

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	61

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a broker, bank or other nominee may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet Availability of Proxy Materials, Annual Report on Form 10-K and/or this Proxy Statement. We will deliver promptly, if you request orally or in writing, a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report on Form 10-K and/or this Proxy Statement to any shareholder at the same address. If you wish to receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report on Form 10-K and/or this Proxy Statement, then you may contact our Investor Relations Department by: (a) mail at Harley-Davidson, Inc., Attention: Investor Relations, 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653, (b) telephone at 877-HDSTOCK (toll-free) or (c) email at investor.relations@harley-davidson.com. You can also contact your broker, bank or other nominee to make a similar request. Shareholders sharing an address who now receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report on Form 10-K and/or this Proxy Statement from their broker, bank or other nominee may request delivery of a single copy by contacting their broker, bank or other nominee, so long as the broker, bank or other nominee has elected to household proxy materials.

By Order of the Board of Directors,

Harley-Davidson, Inc.

Stephen W. Boettinger

Assistant Secretary

Milwaukee, Wisconsin

March 29, 2018

62	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

Appendix A to Proxy Statement for Harley-Davidson, Inc. 2018 Annual Meeting of Shareholders

HARLEY-DAVIDSON, INC.

DIRECTOR STOCK PLAN

(As Amended and Restated Effective May 10, 2018)

ARTICLE 1

PURPOSE

The purpose of the Harley-Davidson, Inc. Director Stock Plan is to facilitate payment of compensation to nonemployee directors in the form of Common Stock of Harley-Davidson, Inc. or in a form the value of which is based upon the value of Common Stock of Harley-Davidson, Inc. Such payment should provide a method for nonemployee directors to meet the requirements of the Director and Senior Executive Stock Ownership Guidelines for Harley-Davidson, Inc. and an increased incentive for nonemployee directors to contribute to the future success and prosperity of Harley-Davidson, Inc. We believe this will, in turn, enhance the value of the stock for the benefit of the shareholders, and increase the ability of Harley-Davidson, Inc. to attract and retain directors of exceptional skill upon whom, in large measure, its sustained growth and profitability depend.

ARTICLE 2

DEFINITIONS

The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

2.1    Affiliate: Each corporation, trade or business that, with the Company, forms part of a controlled group of corporations or group of trades or businesses under common control within the meaning of Code Sections 414(b) or (c); provided that for purpose of determining when an Outside Director has incurred a Separation from Service, the phrase “at least fifty percent (50%)” shall be used in place of “at least eighty percent (80%)” each place it appears in Code Section 414(b) and (c) and the regulations thereunder.

2.2    Annual Retainer Fee: The annual retainer fee then in effect for service by an Outside Director as a director, board committee chair and/or committee member, excluding grants of “Share Units” pursuant to Article 9.

2.3    Board: The Board of Directors of the Company.

2.4    Change of Control Event: A change of control event as defined in regulations promulgated by the Secretary of the Treasury for purposes of Code Section 409A, with respect to Harley-Davidson, Inc.

2.5    Code: The Internal Revenue Code of 1986, as amended.

2.6    Committee: The Nominating and Corporate Governance Committee of the Board; provided that if any member of the Nominating and Corporate Governance Committee is not a Disinterested Person, the Committee shall be comprised of only those members of the Nominating and Corporate Governance Committee who are Disinterested Persons.

2.7    Common Stock: The common stock of the Company.

2.8    Company: Harley-Davidson, Inc.

2.9    Deferral Election: An election by an Outside Director to defer receiving all or any portion of the shares of Common Stock that would otherwise be transferred to such Outside Director pursuant to a Share Election.

2.10    Deferral Share Account: See Section 8.2.

2.11    Disinterested Persons: Nonemployee directors within the meaning of Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended.

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2.12    Fair Market Value: (From and after February 14, 2007) On the date as of which Fair Market Value is being determined, if the Common Stock is listed for trading on the New York Stock Exchange, the closing sales price on the date in question as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Common Stock is not listed or admitted to trading on the New York Stock Exchange on the date in question, then “Fair Market Value” means, on the date as of which Fair Market Value is being determined, (i) the closing sales price on the date in question on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, the closing quoted sale price on the date in question, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale; or (iii) if not so quoted, the mean of the closing bid and asked prices on the date in question in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or such other system then in use, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale; or (iv) if on any such date the Common Stock is not quoted by any such organization, the mean of the closing bid and asked prices on the date in question as furnished by a professional market maker making a market in the Common Stock selected by the Board for the date in question, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date no market maker is making a market in the Common Stock, the price as determined in good faith by the Committee.

2.13    Option: A stock option granted under the Plan.

2.14    Option Price: The purchase price of a share of Common Stock under an Option.

2.15    Optionee: A person who has been granted one or more Options.

2.16    Grant Share Account: See Section 9.4.

2.17    Outside Director: Each member of the Board who is not also an employee of the Company or any Subsidiary (including members of the Committee).

2.18    Plan: The Harley-Davidson, Inc. Director Stock Plan.

2.19    Separation from Service: The date on which an Outside Director ceases service as a director of the Company and all Affiliates, provided that such cessation of service constitutes a separation from service for purposes of Code Section 409A.

2.20    Share Accounts. An Outside Director’s Deferral Share Account and/or Grant Share Account.

2.21    Share Election: An election by an Outside Director to receive either 50% or 100% of his or her Annual Retainer Fee in the form of Common Stock (subject to any Deferral Election by an Outside Director), with the receipt of such shares of Common Stock to be in lieu of any cash payment for that portion of his or her Annual Retainer Fee; provided, however, that if, at the time an Annual Retainer Fee is payable, an Outside Director satisfies, through the ownership of Common Stock and/or Share Units credited to his or her Share Accounts, the stock ownership guidelines for directors then in effect that the Board or any committee of the Board has established, then the Outside Director may make a Share Election to receive 0% of such Annual Retainer Fee in the form of Common Stock.

2.22    Share Unit: A hypothetical share of Common Stock.

2.23    Subsidiary: A corporation, limited partnership, general partnership, limited liability company, business trust or other entity of which more than fifty percent (50%) of the voting power or ownership interest is directly and/or indirectly held by the Company.

2.24    Termination Date: The day preceding the tenth anniversary of the date on which the Option is granted.

ARTICLE 3

ADMINISTRATION

3.1    The Committee: In addition to the authority specifically granted to the Committee in the Plan, the Committee has full discretionary authority to administer the Plan, including but not limited to the authority to (i) interpret the provisions of the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations necessary or advisable for the administration of the Plan.

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3.2    Actions Final: Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1    The total number of shares of Common Stock available for delivery under the Plan shall be 350,000 as of May 10, 2018. The foregoing amount shall be subject to adjustment in accordance with Article 10. If an Option or portion thereof shall expire, be canceled or terminate for any reason without having been exercised in full, the unpurchased shares covered by such Options shall be available for future grants of Options. Shares of Common Stock to be delivered under the Plan shall be made available from authorized and unissued shares or from issued shares of Common Stock reacquired and held as treasury shares. In no event shall the Company be required to deliver a fractional share of Common Stock under the Plan. Whenever under the terms of the Plan a fractional share of Common Stock would otherwise be required to be delivered, there shall be delivered in lieu thereof one full share of Common Stock. Payments in respect of an Outside Director’s Share Accounts that are made in cash shall not reduce the number of shares of Common Stock available for delivery under the Plan.

ARTICLE 5

ELIGIBILITY

5.1    Only Outside Directors shall be entitled to participate in the Plan.

ARTICLE 6

OPTIONS

6.1    Option Grants: Prior to December 31, 2002, each Outside Director who served as a member of the Board immediately following an annual meeting of shareholders of the Company was automatically granted on the first business day after such meeting (the “Annual Grant Date”) an Option for the purchase of such number of shares of Common Stock (rounded up to the nearest multiple of 100) whose Fair Market Value on the Annual Grant Date equaled three (3) times the Optionee’s Annual Retainer Fee other than committee chair retainer fees. No such Option shall be granted under the Plan after December 31, 2002.

6.2    Option Agreements: All Options shall be evidenced by written agreements executed by the Company. Such options shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe. All agreements evidencing Options shall specify the total number of shares subject to each grant, the Option Price and the Termination Date.

6.3    Option Price: The Option Price shall be the Fair Market Value of a share of Common Stock on the Annual Grant Date.

6.4    Period of Exercise: Options shall be exercisable from and after the Annual Grant Date and shall terminate one year after the Optionee ceases to serve as a member of the Board for any reason, except that as to any Optionee who is removed from the Board for cause in accordance with the Company’s Restated Articles of Incorporation, the Options held by the Optionee shall terminate immediately on such removal. In any event, no Option or portion thereof shall be exercisable after the Termination Date.

6.5    Manner of Exercise and Payment: An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and provision (in a manner acceptable to the Committee) for payment of the full price of the shares being purchased pursuant to the Option and any withholding taxes due thereon.

6.6    Nontransferability of Options: Except as may be otherwise provided by the Committee, each Option shall, during the Optionee’s lifetime, be exercisable only by the Optionee and neither it nor any right hereunder shall be transferable otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

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ARTICLE 7

SHARE ELECTION

7.1    Share Election:

a.    Initial Share Election. Within 30 days of the date on which an Outside Director first becomes an Outside Director, the Outside Director shall make a Share Election that will specify the portion of the Outside Director’s Annual Retainer Fee that is to be paid in shares of Common Stock (subject to any deferral by the Outside Director under Section 7.2) and the portion that is to be paid in cash (subject to any deferral by the Outside Director under the Company’s Deferred Compensation Plan for Nonemployee Directors (the “Cash Deferral Plan”)). An Outside Director’s Share Election (i) must be in writing and delivered to the Treasurer of the Company, (ii) shall be effective with respect to the portion of the Outside Director’s Annual Retainer Fee that will be earned on and after the date the Treasurer of the Company receives the Share Election, or as soon thereafter as is administratively practicable, and (iii) shall remain in effect from year-to-year thereafter unless modified or revoked by a subsequent Share Election that becomes effective in accordance with the provisions hereof. If an Outside Director elects (or is deemed to have elected) to receive only 50% of his or her Annual Retainer Fee in the form of shares of Common Stock, then the remaining 50% shall be paid in cash (subject to any deferral by the Outside Director under the Cash Deferral Plan). If an Outside Director who is entitled to do so elects to receive 0% of his or her Annual Retainer Fee in the form of shares of Common Stock, then all of his or her Annual Retainer Fee shall be paid in cash (subject to any deferral by the Outside Director under the Cash Deferral Plan). If an Outside Director has not made a Share Election, the Director will be deemed to have made a Share Election to receive 50% of his or her Annual Retainer Fee in the form of Common Stock.

b.    Revised Share Election. Except to the extent that the Company is permitted and elects to give earlier effect to an Outside Director’s modification or revocation to his or her Share Election in accordance with regulations promulgated by the Secretary of the Treasury under Code Section 409A, an Outside Director’s Share Election, once effective with respect to a calendar year, may not be revoked or modified with respect to the Outside Director’s Annual Retainer Fee for that calendar year. An Outside Director may revoke or modify his or her then current Share Election by filing a revised Share Election form, properly completed and signed, with the Treasurer of the Company. However, except to the extent that the Company is permitted and elects to give earlier effect to a Director’s revised election in accordance with regulations promulgated by the Secretary of the Treasury under Code Section 409A, the revised Share Election will become effective on January 1 of the calendar year following the calendar year during which the revised Share Election is received by the Treasurer of the Company, or as soon thereafter as is administratively practicable. An Outside Director’s revised Share Election, once effective, shall remain in effect until again modified by the Outside Director or otherwise revoked in accordance with the provisions hereof.

7.2    Transfer of Shares: Subject to any Deferral Election by an Outside Director, shares of Common Stock issuable to an Outside Director pursuant to a Share Election shall be transferred to such Outside Director as of the first business day following each annual meeting of the shareholders of the Company, except that, for an Outside Director elected to the Board at a time other than at an annual meeting of the shareholders of the Company, shares of Common Stock issuable to the Outside Director pursuant to a Share Election shall be transferred to such Outside Director as of the first business day following the first meeting of the Board or a committee of the Board that the Outside Director attends. The total number of shares of Common Stock to be so transferred shall be determined by dividing (x) the dollar amount of the Annual Retainer Fee payable to which the Share Election applies, by (y) the Fair Market Value of a share of Common Stock on the day on which the Annual Retainer Fee is payable to the Outside Director.

ARTICLE 8

DEFERRAL ELECTIONS

8.1    Deferral Election: Each Outside Director may make a Deferral Election to defer receiving all, 50% or none of the shares of Common Stock that would otherwise be transferred to such Outside Director pursuant to a Share Election with respect to any Annual Retainer Fees otherwise earned after the effective date of the Deferral Election.

a.    Initial Deferral Election. An Outside Director may make a Deferral Election within 30 days of the date on which an Outside Director first becomes an Outside Director. If an Outside Director has not made a Deferral Election during this period, the Director will be deemed to have made a Deferral Election to defer none of the shares covered by the Director’s Share Election. An Outside Director’s Deferral Election (i) must be in writing and delivered to the Treasurer of the Company, and (ii) shall remain in effect from year-to-year thereafter unless modified or revoked by a subsequent Deferral Election that becomes effective in accordance with the provisions hereof.

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b.    Revised Deferral Election. Except to the extent that the Company is permitted and elects to give earlier effect to an Outside Director’s modification or revocation to his or her Deferral Election in accordance with regulations promulgated by the Secretary of the Treasury under Code Section 409A, an Outside Director’s Deferral Election, once effective with respect to a calendar year, may not be revoked or modified for that calendar year. An Outside Director may revoke or modify his or her then current Deferral Election by filing a revised Deferral Election form, properly completed and signed, with the Treasurer of the Company. However, except to the extent that the Company is permitted and elects to give earlier effect to a Director’s revised election in accordance with regulations promulgated by the Secretary of the Treasury under Code Section 409A, the revised Deferral Election will become effective on January 1 of the calendar year following the calendar year during which the revised Deferral Election is received by the Treasurer of the Company, or as soon thereafter as is administratively practicable. An Outside Director’s revised Deferral Election, once effective, shall remain in effect until again modified by the Outside Director or otherwise revoked in accordance with the provisions hereof.

8.2    Deferral Share Accounts: An Outside Director who makes a Deferral Election shall have the number of deferred shares of Common Stock (including fractions of a share) that would otherwise be transferred pursuant to Section 7.2 credited as whole and fractional Share Units, with fractional units calculated to four decimal places, to a “Deferral Share Account” for the Outside Director, for recordkeeping purposes only.

8.3    Cash Dividends and Deferral Share Accounts: Whenever cash dividends are paid by the Company on outstanding Common Stock, on the payment date therefor there shall be credited to the Outside Director’s Deferral Share Account a number of additional Share Units, with fractional units calculated to four decimal places, equal to (i) the aggregate dividend that would be payable on outstanding shares of Common Stock equal to the number of Share Units credited to such Deferral Share Account on the record date for the dividend, divided by (ii) the Fair Market Value of a share of Common Stock on the last business day immediately preceding the date of payment of the dividend.

8.4    Distribution of Deferral Share Account. Following an Outside Director’s Separation from Service for any reason, or following the occurrence of a Change of Control Event, the Company will make (or in the case of installment distributions, commence) payments to the Outside Director (or, in case of the death of the Outside Director, to his or her beneficiary designated in accordance with Section 13.5 or, if no such beneficiary is designated, to his or her estate), as compensation for prior service as a director, in respect of the Outside Director’s Deferral Share Account. All payments in respect of the Deferral Share Account shall be made in shares of Common Stock by converting Share Units into Common Stock on a one-for-one basis. However, to the extent shares of Common Stock are not available for delivery under the Plan, the Committee may direct that all or any part of the payments in respect of the Deferral Share Account be made in cash rather than by delivery of Common Stock, in which case the cash payment shall be determined by multiplying the number of Share Units in the Deferral Share Account that are the subject of the cash payment by the Fair Market Value of a share of Common Stock on the last business day preceding the date on which payment is made. Similarly, any distribution payable under the Plan with respect to a fraction of a Share Unit shall be made in cash, with the amount of the cash payment determined by multiplying the fractional Share Unit by the Fair Market Value of a share of Common Stock on the last business day preceding the date on which payment is made.

a.    Form of Payments: At the time that an Outside Director first makes a Deferral Election under the Plan or first makes a deferral election under the Cash Deferral Plan, whichever occurs earlier, the Outside Director shall make a payment election which shall govern distribution of both the Outside Director’s Deferral Share Account under the Plan and the Outside Director’s Deferred Benefit Account under the Cash Deferral Plan. In such payment election, the Outside Director may elect to have payments made either in (i) a single payment, or (ii) annual installments. Under the installment payment option, the Outside Director may select the number of years over which benefits are to be paid to the Outside Director, up to a maximum of 5 years, except that the number of installments selected may not result in any one installment payment with respect to less than 100 Share Units. The payment option elected shall apply to the Outside Director’s entire Deferral Share Account under the Plan and the Outside Director’s entire Deferred Benefit Account under the Cash Deferral Plan. The installment payment option does not apply upon the occurrence of a Change of Control Event. An Outside Director who fails to make a payment election with respect to the Outside Director’s Deferral Share Account under the Plan and the Outside Director’s Deferred Benefit Account under the Cash Deferral Plan shall be deemed to have elected the single payment option. An Outside Director may modify his or her distribution election (or deemed distribution election) only if (i) the revised distribution election is submitted to the Treasurer of the Company at least twelve (12) months prior to the first scheduled payment date under the Outside Director’s then-current distribution election and the revised election is not given effect for twelve (12) months after the date on which the revised election is submitted, and (ii) except as permitted under Code Section 409A, payment pursuant to the revised distribution election is deferred for at least five (5) years from the date payment would otherwise have been made under the Outside Director’s prior distribution election. For purposes of applying the rules of Code Section 409A, a series of installment payments will be considered a single payment form.

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b.    If the Outside Director has elected the single payment option, then the Company will make payment to the Outside Director in respect of the number of Share Units credited to the Outside Director’s Deferral Share Account within 30 days after the end of the calendar quarter in which occurs the Outside Director’s Separation from Service. In addition, the Company will make payment to the Outside Director in respect of the number of Share Units credited to the Outside Director’s Deferral Share Account within 30 days following the occurrence of a Change of Control Event.

8.5    Installment Payments: If the Outside Director has elected the installment payment option, then the first installment will be made within 30 days after the end of the calendar quarter in which occurs the Outside Director’s Separation from Service, and each subsequent installment shall be paid in July of each calendar year during the installment period following the calendar year in which the first installment is paid to the Outside Director. The annual installment payment amount for any calendar year shall be initially determined by dividing the number of Share Units credited to the Outside Director’s Deferral Share Account as of January 1 of the year for which the payment is being made and for which such an election is in effect by the number of installment payments remaining to be made, and then rounding the quotient obtained to the next lowest whole number; provided that the final installment shall be the entire remaining undistributed balance.

8.6    Hardship Payments: The Committee may, in its sole discretion, upon the finding that an Outside Director has suffered an “unforeseeable emergency”, pay to the Outside Director part or all of his or her Deferral Share Account, as needed to meet the Outside Director’s need. An “unforeseeable emergency” means a severe financial hardship to the Outside Director resulting from an illness or accident of the Outside Director, the Outside Director’s spouse, or the Outside Director’s dependent (as defined in Code Section 152(a) without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)), loss of the Outside Director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Outside Director. The amount authorized by the Committee for distribution with respect to an emergency may not exceed the amounts necessary to satisfy the emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Outside Director’s assets, to the extent that liquidation of such assets would not itself cause severe financial hardship.

ARTICLE 9

SHARE UNIT GRANTS

9.1    Share Unit Grants. Each Outside Director shall automatically be granted Share Units under the Plan in the manner set forth in this Article 9. All grants of Share Units pursuant to this Article 9 shall immediately vest in full on the date of grant.

9.2    Annual Share Unit Grants to Outside Directors. Beginning with the annual meeting of shareholders held April 24, 2010, each Outside Director shall, as of the first business day following each annual meeting, receive a grant of such number of Share Units as the Board shall determine at the meeting of the Board coinciding with such annual meeting.

9.3    Grant of Share Units to Newly-Elected Outside Directors. Any person who is first elected as an Outside Director after April 26, 2010 at a time other than at an annual meeting of the shareholders of the Company shall automatically be granted, as of the first business day following the first meeting of the Board or a committee of the Board that the Outside Director attends, a number of Share Units equal to the number of Share Units last granted to each of the Outside Directors pursuant to Section 9.2.

9.4    Grant Share Accounts: An Outside Director who receives a grant of Share Units pursuant to Section 9.2 or Section 9.3 shall have the number of Share Units granted to such Outside Director credited to a “Grant Share Account” established for the Outside Director, for recordkeeping purposes only. An Outside Director’s Grant Share Account shall include separate subaccounts, for recordkeeping purposes only, to reflect (a) the portion of the Outside Director’s Grant Share Account that is attributable to Share Grants made prior to January 1, 2015, together with any additional Share Units credited pursuant to Section 9.5 with respect to such Share Grants (the “Pre-2015 Grant Share Account”), and (b) the portion of the Outside Director’s Grant Share Account that is attributable to Share Grants made after December 31, 2014, together with any additional Share Units credited pursuant to Section 9.5 with respect to such Share Units (the “Post-2014 Grant Share Account”). As needed for the administration of this Article 9, the Post-2014 Grant Share Account may include separate balances to reflect the portion of the account that is attributable to Share Units granted in any calendar year and the earnings on such Share Units.

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9.5    Cash Dividends and Grant Share Accounts: Whenever cash dividends are paid by the Company on outstanding Common Stock, on the payment date therefor there shall be credited to the Outside Director’s Grant Share Account a number of additional Share Units, with fractional units calculated to four decimal places, equal to (i) the aggregate dividend that would be payable on outstanding shares of Common Stock equal to the number of Share Units credited to such Grant Share Account on the record date for the dividend, divided by (ii) the Fair Market Value of a share of Common Stock on the last business day immediately preceding the date of payment of the dividend.

9.6    Payments:

a.    Pre-2015 Grant Share Account. Within 30 days following an Outside Director’s Separation from Service for any reason, or within 30 days following the occurrence of a Change of Control Event, the Company will make a payment to the Outside Director (or, in case of the death of the Outside Director, to his or her beneficiary designated in accordance with Section 13.5 or, if no such beneficiary is designated, to his or her estate), as compensation for prior service as a director, in respect of the Outside Director’s Pre-2015 Grant Share Account. All payments in respect of an Outside Director’s Pre-2015 Grant Share Account shall be made in a single sum in shares of Common Stock by converting Share Units into Common Stock on a one-for-one basis. However, to the extent shares of Common Stock are not available for delivery under the Plan, the Committee may direct that all or any part of the payments in respect of a Pre-2015 Grant Share Account be made in cash rather than by delivery of Common Stock, in which case the cash payment shall be determined by multiplying the number of Share Units in the Pre-2015 Grant Share Account that are the subject of the cash payment by the Fair Market Value of a share of Common Stock on the last business day preceding the date on which payment is made. Similarly, any distribution payable under the Plan with respect to a fraction of a Share Unit shall be made in cash, with the amount of the cash payment determined by multiplying the fractional Share Unit by the Fair Market Value of a share of Common Stock on the last business day preceding the date on which payment is made.

b.    Post-2014 Grant Share Account. Subject to the terms of any election that the Outside Director has in effect pursuant to Section 9.7, upon the first anniversary of the grant date of any Share Units credited to the Outside Director’s Post-2014 Grant Share Account pursuant to Sections 9.2 or 9.3, the Company will make a payment to the Outside Director (or, in case of the death of the Outside Director, to his or her beneficiary designated in accordance with Section 13.5 or, if no such beneficiary is designated, to his or her estate), as compensation for prior service as a director, in respect of such Share Units (and any associated Share Units that are credited pursuant to Section 9.5 as a dividend credit with respect to such Share Units); provided that within 30 days following the occurrence of a Change in Control Event, the Company will make payment in respect to all Share Units credited to the Post-2014 Grant Share Account. All payments in respect of an Outside Director’s Post-2014 Grant Share Account shall be made in a single sum in shares of Common Stock by converting Share Units into Common Stock on a one-for-one basis. However, to the extent shares of Common Stock are not available for delivery under the Plan, the Committee may direct that all or any part of the payments in respect of the Post-2014 Grant Share Account be made in cash rather than by delivery of Common Stock, in which case the cash payment shall be determined by multiplying the number of Share Units in the Post-2014 Grant Share Account that are the subject of the cash payment by the Fair Market Value of a share of Common Stock on the last business day preceding the date on which payment is made. Similarly, any distribution payable under the Plan with respect to a fraction of a Share Unit shall be made in cash, with the amount of the cash payment determined by multiplying the fractional Share Unit by the Fair Market Value of a share of Common Stock on the last business day preceding the date on which payment is made.

9.7    Deferral of Common Stock Delivery. Each Outside Director may elect to defer receipt of all, 50% or none of the shares of Common Stock that, in the absence of the deferral, would be transferred to such Outside Director pursuant to Section 9.6 in respect of the Outside Director’s Post-2014 Grant Share Account. Such election with respect to the Share Units granted in any calendar year (and any associated Share Units that are credited pursuant to Section 9.5 as a dividend credit with respect to such Share Units) must be in electronic or written form and be delivered to the Treasurer of the Company (or his delegate) no later than December 31 of the year preceding the year in which the Share Units are granted, or within such other time period as permitted under Code Section 409A. If the Outside Director, for the year in which the Share Units are granted, has in effect a payment election under Section 8.4, payment with respect to any Share Units deferred under this Section 9.7 with respect to such calendar year will be governed by the Outside Director’s payment election under Section 8.4. If the Outside Director, for the year in which the Share Units are granted, does not have in effect a payment election under Section 8.4, the Outside Director may make a payment election, in accordance with the rules described in Section 8.4, which will be applicable to the Share Units deferred under this Section 9.7 with respect to such calendar year. An Outside Director who fails to make (and does not otherwise have in effect) a payment election under Section 8.4 with respect to any portion of the Outside Director’s Post-2014 Grant Share Account that has been deferred pursuant to this Section 9.7 shall be deemed to have elected, with respect to such portion, the single payment option with payment to be made within 30 days following the Outside Director’s Separation from Service for any reason or within 30 days following the occurrence of a Change of Control Event.

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ARTICLE 10

ADJUSTMENTS

10.1    If (a) the Company shall at any time be involved in a merger or other transaction in which the Common Stock is changed or exchanged; or (b) the Company shall subdivide or combine its Common Stock or the Company shall declare a dividend payable in its Common Stock, other securities (other than any associated preferred stock purchase rights issued pursuant to that certain Rights Agreement, dated February 17, 2000, between the Company and ComputerShare Investor Services, LLC, as successor rights agent, or similar stock purchase rights that the Company might authorize and issue in the future) or other property; or (c) the Company shall effect a cash dividend the amount of which exceeds 15% of the trading price of the Common Stock at the time the dividend is declared or any other dividend or other distribution on the Common Stock in the form of cash, or a repurchase of Common Stock, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Common Stock; or (d) any other event shall occur which, in the case of this clause (d), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of securities subject to the Plan; (ii) the number and type of securities subject to outstanding Options; (iii) the Option Price with respect to any Option; and (iv) the number of Share Units credited to each Outside Director’s Share Accounts; provided, however, that Options subject to grant or previously granted to Optionees and the number of Share Units credited to each Outside Director’s Share Accounts under the Plan at the time of any such event shall be subject to only such adjustment as shall be necessary to maintain the proportionate interest of the Optionee or Outside Director and preserve, without exceeding, the value of such Options and Outside Director’s Share Accounts. Unless the Committee determines otherwise, any such adjustment to an Option that is exempt from Code Section 409A shall be made in manner that permits the Option to continue to be so exempt, and any adjustment to an Option that is subject to Code Section 409A shall be made in a manner that complies with the provisions thereof. The judgment of the Committee with respect to any matter referred to in this Article shall be conclusive and binding upon each Optionee and Outside Director.

ARTICLE 11

AMENDMENT AND TERMINATION OF PLAN

11.1    General Powers: The Nominating Committee of the Board of Directors may at any time terminate or suspend the Plan. Subject to applicable limitations set forth in New York Stock Exchange rules, the Code or Rule 16b-3 under the Securities Exchange Act of 1934, the Nominating Committee of the Board of Directors may amend the Plan as it shall deem advisable including (without limiting the generality of the foregoing) any amendments deemed by the Nominating Committee of the Board of Directors to be necessary or advisable to assure conformity of the Plan with any requirements of state and federal laws or regulations now or hereafter in effect. In addition, no amendment shall be made to any Option to reduce the Option Price thereof except as permitted by Section 10.1, and any amendment or other action that is required, under applicable law or under applicable stock exchange rules, to be adopted by the Board of Directors shall be valid only if it is adopted by the full Board of Directors rather than by the Nominating Committee of the Board of Directors.

11.2    No Impairment: No amendment, suspension or termination of the Plan shall, without the Outside Director’s consent, alter or impair any of the rights or obligations under any Option theretofore granted to an Outside Director under the Plan or other entitlement of an Outside Director under the Plan. But, the Committee need not obtain Outside Director (or other interested party) consent for the adoption, amendment or rescission of rules and regulations relating to the Plan that do not materially and adversely affect the Outside Director in respect of any Option or other entitlement of an Outside Director under the Plan then outstanding.

11.3    Section 409A: The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Option or other entitlement of an Outside Director under the Plan that is subject to Code Section 409A to comply therewith.

A-8	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

11.4    Distribution of Benefits Following Plan Termination. Termination of the Plan will operate to accelerate distribution of benefits only to the extent permitted under Code Section 409A, including:

a.    The Plan is terminated within twelve (12) months of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), and the amounts accrued under the Plan but not yet paid are distributed to Outside Directors or their beneficiaries, as applicable, in a single sum payment, regardless of any distribution election then in effect, by the latest of: (1) the last day of the calendar year in which the Plan termination and liquidation occurs, (2) the last day of the calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (3) the last day of the first calendar year in which payment is administratively practicable.

b.    The Plan is terminated at any other time, provided that such termination does not occur proximate to a downturn in the financial health of the Company or an Affiliate. In such event, all amounts accrued under the Plan but not yet paid will be distributed to all Outside Directors and their beneficiaries, as applicable, in a single sum payment no earlier than twelve (12) months (and no later than twenty-four (24) months) after the date of termination, regardless of any distribution election then in effect. This provision shall not be effective unless all other plans required to be aggregated with the Plan under Code Section 409A are also terminated and liquidated. Notwithstanding the foregoing, any payment that would otherwise be paid during the twelve (12)-month period beginning on the Plan termination date pursuant to the terms of the Plan shall be paid in accordance with such terms. In addition, the Company or any Affiliate shall be prohibited from adopting a similar arrangement within three (3) years following the date of the Plan’s termination, unless any individual who was eligible under the Plan is excluded from participating thereunder for such three (3) year period.

Except as provided in Paragraphs a. and b. above or as otherwise permitted in regulations promulgated by the Secretary of the Treasury under Code Section 409A, any action that terminates the Plan but that does not qualify for accelerated distribution under Code Section 409A shall instead be construed as an amendment to discontinue further benefit accruals, but the Plan will continue to operate, in accordance with its terms as from time to time amended and in accordance with applicable elections by the Outside Director, with respect to the Outside Director’s benefit accrued through the date of termination, and in no event shall any such action purporting to terminate the Plan form the basis for accelerating distributions to the Outside Director or a beneficiary.

ARTICLE 12

GOVERNMENT AND OTHER REGULATIONS

12.1    The obligation of the Company to make payments or issue or transfer and deliver shares of Common Stock under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and the stock exchanges on which Common Stock is traded.

ARTICLE 13

MISCELLANEOUS PROVISIONS

13.1    Plan Does Not Confer Shareholder Rights: Neither an Outside Director nor any person entitled to exercise the Outside Director’s rights in the event of the Outside Director’s death shall have any rights of a shareholder with respect to the shares subject to an Option, Share Election or any Share Units held in the Outside Director’s Share Accounts, except to the extent that, and until, such shares shall have been issued upon the exercise of each Option, transfer of shares pursuant to a Share Election or the delivery of shares in respect of the Outside Director’s Share Accounts.

13.2    No Assets: No stock, cash or other property shall be deliverable to an Outside Director in respect of the Outside Director’s Share Accounts until the date or dates identified pursuant to Article 8 or Article 9, and an Outside Director’s Share Units shall be reflected in an unfunded account established for such Outside Director by the Company. Payment of the Company’s obligation with respect to an Outside Director’s Share Accounts shall be from general funds, and no special assets (stock, cash or otherwise) have been or shall be set aside as security for this obligation.

13.3    No Transfers: An Outside Director’s rights to payments under Article 8 and/or Article 9 are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by an Outside Director’s creditors or the creditors of his or her beneficiaries, whether by operation of law or otherwise, and any attempted sale, transfer, assignment, pledge, or encumbrance with respect to such payment shall be null and void, and shall be without legal effect and shall not be recognized by the Company.

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	A-9

13.4    Unsecured Creditor; No Trust Fund: The right of an Outside Director to receive payments under Article 8 and/or Article 9 is that of a general, unsecured creditor of the Company, and the obligation of the Company to make payments constitutes a mere promise by the Company to pay such benefits in the future. Further, the arrangements contemplated by Article 8 and Article 9 are intended to be unfunded for tax purposes and for purposes of Title I of ERISA.

13.5    Designation of Beneficiary: Each Outside Director or former Outside Director entitled to any payments under Article 8 and/or Article 9 from time to time may designate a beneficiary or beneficiaries to whom any such payments are to be paid in case of the Outside Director’s death before receipt of any or all of such payments. Any designation shall revoke all prior designations by the Outside Director or former Outside Director, shall be in a form prescribed by the Company and shall be effective only when filed by the Outside Director or former Outside Director, during his or her lifetime, in writing with the Treasurer of the Company. References in the Plan to an Outside Director’s “beneficiary” at any date shall include such persons designated as concurrent beneficiaries on the director’s beneficiary designation form then in effect. In the absence of any such designation, any balance remaining in an Outside Director’s or former Outside Director’s Share Accounts at the time of the director’s death shall be paid to such Outside Director’s estate.

13.6    Plan Expenses: Any expenses of administering the Plan shall be borne by the Company.

13.7    Use of Exercise Proceeds: Payment received from Optionees upon the exercise of Options shall be used for the general corporate purposes of the Company, except that any stock received in payment may be retired, or retained in the Company’s treasury and reissued.

13.8    Indemnification: In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act in connection with the adoption, administration, amendment or termination of the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member’s own behalf. To the extent that Code Section 409A applies to payments made pursuant to this Section, the payments shall be completed on or before the latest date permitted for payments made pursuant to an indemnification or expense reimbursement provision.

13.9    Withholding Taxes: The Company may, in its discretion, require an Outside Director to pay to the Company at the time of exercise of an Option or issuance of Common Stock under the Plan the amount that the Company deems necessary to satisfy its obligation, if any, to withhold Federal, state or local income, FICA or other taxes incurred by the reason of the exercise or issuance. An Outside Director shall satisfy the federal, state and local withholding tax obligations arising in connection with the exercise of an Option or issuance of Common Stock under the Plan in a manner acceptable to the Committee.

13.10    No Guarantee Of Tax Treatment: The Company does not guarantee to any Outside Director or any other person with an interest in an Option or other entitlement of an Outside Director under the Plan that any such Option or other entitlement intended to be exempt from Code Section 409A shall be so exempt, or that any Option or other entitlement intended to comply with Code Section 409A shall so comply, and nothing in the Plan obligates the Company or any affiliate to indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

13.11    Miscellaneous Distribution Rules.

a.    Accelerated Distribution Following Section 409A Failure. If an amount under the Plan is required to be included in a Participant’s income under Code Section 409A prior to the date such amount is actually distributed, the Outside Director shall receive a distribution, in a single sum, within ninety (90) days after the date it is finally determined that the Plan fails to meet the requirements of Code Section 409A. The distribution shall equal the amount required to be included in the Outside Director’s income as a result of such failure.

A-10	HARLEY-DAVIDSON, INC. 2018 Proxy Statement

b.    Permitted Delay in Payment. If a distribution required under the terms of the Plan would jeopardize the ability of the Company or of an Affiliate to continue as a going concern, the Company or the Affiliate shall not be required to make such distribution. Rather, the distribution shall be delayed until the first date that making the distribution does not jeopardize the ability of the Company or of an Affiliate to continue as a going concern. Further, if any distribution pursuant to the Plan will violate the terms of Section 16(b) of the Securities Exchange Act of 1934 or other Federal securities laws, or any other applicable law, then the distribution shall be delayed until the earliest date on which making the distribution will not violate such law.

13.12    Outside Director Limitations. Each Outside Director is eligible to receive grants of Options, Share Units, an Annual Retainer Fee and/or other cash compensation (in the case of cash compensation, whether under this Plan or otherwise) for his or her service on the Board with an aggregate value up to (but not exceeding) $1 Million per Outside Director in any fiscal year of the Company. For purposes of this limitation, any grants of or relating to shares of Common Stock shall be valued using the grant date fair value computed in accordance with generally accepted accounting principles.

ARTICLE 14

EFFECTIVE DATE

14.1    The Plan became effective on May 2, 1998 and was amended on May 3, 2003, April 29, 2006, January 1, 2009 and April 24, 2010. The Plan, as further amended herein, shall become effective on December 1, 2014.

HARLEY-DAVIDSON, INC. 2018 Proxy Statement	A-11

HARLEY-DAVIDSON, INC.

ATTN: STEPHEN W. BOETTINGER

3700 W. JUNEAU AVENUE

MILWAUKEE, WI 53208

Electronic Voting Instructions

You can vote by Internet or telephone

Available 24 hours a day, 7 days a week

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 9, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 9, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E39365-P01431	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

HARLEY-DAVIDSON, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all the nominees listed below.
1. Election of Directors		☐	☐	☐
Nominees:
01) Troy Alstead	06) Sara L. Levinson
02) R. John Anderson	07) N. Thomas Linebarger
03) Michael J. Cave	08) Brian R. Niccol
04) Allan Golston	09) Maryrose T. Sylvester
05) Matthew S. Levatich	10) Jochen Zeitz

The Board of Directors recommends you vote FOR Proposal 2.	For	Against	Abstain

2. To approve, by advisory vote, the compensation of our Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 3.

3. To approve the Amended and Restated Harley-Davidson, Inc. Director Stock Plan.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4.

4. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

For address changes and/or comments, please check this box and write them ☐ on the reverse side of this card where indicated.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

IF YOU HAVE NOT VOTED BY THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

E39366-P01431

Proxy — Harley-Davidson, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE MAY 10, 2018 ANNUAL MEETING OF SHAREHOLDERS

The undersigned appoints John A. Olin and Stephen W. Boettinger and each of them as proxies for the undersigned, with full power of substitution and resubstitution, to act and vote all the shares of common stock of Harley-Davidson, Inc. held of record by the undersigned on March 8, 2018 at the Annual Meeting of Shareholders of Harley-Davidson, Inc. to be held on May 10, 2018 and at any adjournment or postponement of the meeting (the "Meeting").

Without limiting the generality of this Proxy Card, Messrs. Olin and Boettinger are each authorized to vote: (a) as specified upon the proposals listed hereon and described in the Proxy Statement for the Meeting; and (b) in their discretion upon any other matter that may properly come before the Meeting.

The Board of Directors recommends a vote FOR: (i) the listed director nominees (Proposal 1); (ii) approving, by advisory vote, the compensation of our Named Executive Officers (Proposal 2); (iii) approval of the Amended and Restated Harley-Davidson, Inc. Director Stock Plan (Proposal 3) and (iv) ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 4).

The shares represented by this Proxy Card shall be voted as specified. If no specification is made, the shares shall be voted as recommended by the Board of Directors.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 10, 2018.

HARLEY-DAVIDSON, INC. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	Meeting Information Meeting Type: Annual Meeting For holders as of: March 8, 2018 Date: May 10, 2018 Time: 3:00 PM CDT Location: Harley-Davidson Museum 400 West Canal Street Milwaukee, Wisconsin 5320I
HARLEY-DAVIDSON, INC. ATTN: STEPHEN W. BOETTINGER 3700 W. JUNEAU AVENUE MILWAUKEE, WI 53208

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT            FORM 10-K

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Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

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1) BY INTERNET:         www.proxyvote.com

2) BY TELEPHONE:     1-800-579-1639

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Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 26, 2018 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

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Vote In Person: You can use this Notice as your admission ticket to the shareholders meeting. At the meeting, you will need to request a ballot to vote these shares.

Voting Items

The Board of Directors recommends you vote FOR all the nominees listed below. 1. Election of Directors Nominees:
01) Troy Alstead 02) R. John Anderson 03) Michael J. Cave 04) Allan Golston 05) Matthew S. Levatich	06) Sara L. Levinson 07) N. Thomas Linebarger 08) Brian R. Niccol 09) Maryrose T. Sylvester 10) Jochen Zeitz

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.

2. To approve, by advisory vote, the compensation of our Named Executive Officers.

3. To approve the Amended and Restated Harley-Davidson, Inc. Director Stock Plan.

4. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

NOTE: By submitting your proxy, you authorize John A. Olin and Stephen W. Boettinger to use their discretion when voting upon any other matter that may properly come before the 2018 Annual Meeting.